As filed with the Securities and Exchange Commission on April 29, 2024

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	4931	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

126 – 142 Cowcumbla Street, Cootamundra
Site 2: 52 Fuller Drive Cootamundra
PO Box 263 Cootamundra, Australia 2590

Tel: +02 6942 4347

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kensington House, 69 Dr. Roy’s Drive

P.O. Box 2510, George Town

Grand Cayman KY1-1104, Cayman Island

Tel.: (345) 949-3344
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq.

Rimon PC

1990 K Street, NW Suite 420
Washington DC 20006
(202) 935-3390

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2)(B) of the Securities Act. ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholder may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 29, 2024

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

Up to 25,000,000 Ordinary Shares

This prospectus relates to the offer and sale from time to time of up to 25,000,000 ordinary shares, par value US$0.0001 per share (“Ordinary Shares”) of Australian Oilseeds Holdings Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands (the “Company” or “Australian Oilseeds”), by Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena,” the “Investor” or the “Selling Security holder”), pursuant to a securities purchase agreement dated March 5, 2024 (the “Purchase Agreement”). The shares included in this prospectus consist of (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement, and (ii) Ordinary Shares which, in our sole discretion, may be issuable as a commitment fee in lieu of a cash payment in accordance with the terms of the Purchase Agreement. See “The Purchase Agreement” for a description of the Purchase Agreement and “Selling Securityholder” for additional information regarding Arena. As of April 29, 2024, there were 23,224,102 Ordinary Shares outstanding, including 6,090,790 Ordinary Shares held by non-affiliates of our Company. If all of the 25,000,000 shares offered by Arena under this prospectus were issued and outstanding as of the date hereof, such shares would represent 51.8% of the total number of our outstanding Ordinary Shares and 64.5% of the total number of our outstanding Ordinary Shares held by non-affiliates, in each case upon effectiveness of the Registration Statement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sales of our Ordinary Shares by the Selling Securityholder. However, we may receive up to US$50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of our Ordinary Shares we may elect to make to Arena pursuant to the Purchase Agreement after the date of this prospectus.

Our Ordinary Shares and Warrants are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively. On April 26, 2024, the last reported sales price of our Ordinary Shares was US$1.48 per share. The Ordinary Shares have recently experienced wide fluctuations in price and trading volume. From March 22, 2024 to April 26, 2024, the closing price of Ordinary Shares on Nasdaq ranged from as low as US$1.14 to as high as US$3.52 and average trading volume ranged of 54,377 shares. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price changes or trading volume. See “Risk Factors - Risks Related to Ownership of Our Securities - The market price and trading volume of our Securities may be volatile and could decline significantly” and the other risk factors in the section titled “Risk Factors.”

Arena may sell or otherwise dispose of our Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how Arena may sell or otherwise dispose of our Ordinary Shares pursuant to this prospectus. Arena is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). We will pay the expenses incurred in registering under the Securities Act the offer and sale of our Ordinary Shares to which this prospectus relates by the Selling Securityholder, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws and a “controlled company” as defined under the Nasdaq Stock Market Rules and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Summary of the Prospectus - Emerging Growth Company,” “Summary of the Prospectus - Foreign Private Issuer,” and “Summary of the Prospectus -Controlled Company,” respectively.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) whereby the Selling Securityholder may, from time to time, sell the Ordinary Shares described in this prospectus. We will not receive any proceeds from the sale by the Selling Securityholder of the Ordinary Shares described in this prospectus, however we may receive proceeds from the sale of Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement. See the section titled “Use of Proceeds” in this prospectus.

Neither we nor the Selling Securityholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part (the “Registration Statement”), and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

MARKET PRICE INFORMATION

Our Ordinary Shares and Warrants are currently listed on Nasdaq under the symbols “COOT” and “COOTW,” respectively. On April 26, 2024, the closing price for each Ordinary Shares and Warrants were US$1.48 and US$0.0437, respectively. The market prices of our Ordinary Shares and Warrants could vary at any time.

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FREQUENTLY USED TERMS

In this prospectus, unless the context otherwise requires, the “Company,” “Australian Oilseeds” and references to “we,” “us,” or similar such references should be understood to be references to Australian Oilseeds Holdings Limited and its subsidiaries. When this document refers to “Australian Oilseeds” “we,” “us,” or similar such references in the context of discussing Australian Oilseeds’s business or other affairs prior to the consummation of the Business Combination on March 21, 2024, it refers to the business of Australian Oilseeds Investments Pty Ltd. and its subsidiaries. Following the date of consummation of the Business Combination, references to “Australian Oilseeds,” “we,” “us,” or similar such references should be understood to refer to Australian Oilseeds Holdings Limited and its subsidiaries. References to “EDOC” should be understood to refer to EDOC Acquisition Corp.

Certain amounts and percentages that appear in this document may not sum due to rounding. Unless otherwise stated or unless the context otherwise requires, in this document:

“Amended PubCo Charter” refers to the amended and restated memorandum and articles of association of Australian Oilseeds Holdings Limited, adopted special resolution of PubCo passed on March 21, 2024;

“Arena” refers to Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6;

“Australian Dollars” and “AUD$” means Australia dollars, the legal currency of Australia;

“Australian Oilseeds” means Australian Oilseeds Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, Australian Oilseeds Holdings Limited and its subsidiaries;

“Beneficial Ownership Limitation” means 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Shares.

“Business Combination” means the transactions contemplated by the Business Combination Agreement;

“Business Combination Agreement” means the business combination agreement, dated between the Company, EDOC Acquisition Corp., a Cayman Islands exempted company (“EDOC”), American Physicians LLC, a Delaware limited liability company, in the capacity as the representative, from and after the Closing Date for the shareholders of Purchaser and the Company (other than the Sellers (as defined below)) in accordance with the terms and conditions of the Business Combination Agreement (the “Purchaser Representative”), AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), Gary Seaton, in his capacity as the representative for the Sellers, in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”), and each of the holders of AOI’s outstanding ordinary shares named on Annex I to the Business Combination Agreement (the “Primary Sellers”), as amended from time to time, to include subsequent parties that execute and deliver to Purchaser, the Company and AOI, a Joinder (the “Joining Sellers”), and the holders of AOI’s outstanding ordinary shares who are bound by the provisions of the Business Combination Agreement pursuant to the drag-along rights set forth in AOI’s memorandum and articles of association;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands; “Closing” means the closing of the Business Combination;

“Closing Date” means the date of the Closing;

“Commitment Fee Shares” means the issuance of that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 within one (1) Business Day of the effectiveness of the Registration Statement, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement;

“Exchange Cap” means the limitation set out in the Purchase Agreement whereby the Company shall not issue or sell, and Arena shall not purchase or acquire, any of our Ordinary Shares which, when aggregated with all other Ordinary Shares then beneficially owned by Arena and its affiliates (including the Commitment Fee Shares) (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would violate Nasdaq Listing Rule 5635(d) (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market;

“Investor” means Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012;

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“JSKS Enterprises” means JSKS Enterprises Pty Ltd., an Australian Private Company, which is the majority shareholder of Australian Oilseeds;

“Maximum Purchase Amount” means the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $20 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Ordinary Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day;

“Merger” means the merger between EDOC and Merger Sub, with EDOC being the surviving company and a wholly-owned subsidiary of PubCo;

“Merger Closing” means the closing of the Merger;

“Merger Effective Time” means the effective time of the Merger, being the time of the Certificate of Merger (as defined in the Business Combination Agreement) was accepted by the Registrar of Companies (Cayman Islands), which occurred on March 22, 2024;

“Merger Sub” means AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company;

“Nasdaq” means the Nasdaq Capital Market;

“Ordinary Shares” means the ordinary shares of the Company, having a par value of $0.0001 each;

“PubCo” means Australian Oilseeds Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“PubCo Per Share Price” means the price per PubCo Ordinary Share that equal to the redemption price of each share of EDOC public share in connection with the Business Combination;

“SEC” means the U.S. Securities and Exchange Commission; “Securities” means our Ordinary Shares and Warrants;

“Sellers” means the shareholders of Australian Oilseeds (immediately prior to the Share Exchange) participating in the Share Exchange;

“Selling Securityholder” or “Arena” means Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6;

“shareholders” or “stockholders” means the holders of shares or stocks of a company;

“Share Exchange” means the transaction pursuant to the Business Combination Agreement, on the Closing Date, EDOC merged with and into Merger Sub, with EDOC continuing as the surviving entity, as a result of which, EDOC became a wholly-owned subsidiary of the Company, and each issued and outstanding security of EDOC prior to the Closing Date was cancelled in exchange for the receipt of substantially identical securities of the Company, and the Company acquired all of the issued and outstanding ordinary shares of AOI from the Sellers in exchange for the Company’s Ordinary Shares; and

“U.S. Dollars,” “US$” and”$” means United States dollars, the legal currency of the United States; “U.S. GAAP” means United States generally accepted accounting principles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

Australian Oilseeds desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the benefits from the Business Combination;

●	EDOC’s ability to consummate the Business Combination or, if EDOC does not complete the Business Combination, any other initial business combination;

●	any satisfaction or waiver (if applicable) of the conditions to the Business Combination, including, among other things: the satisfaction or waiver of certain customary Closing conditions (including the existence of no material adverse effect at EDOC or AOI and receipt of certain shareholder approvals contemplated by this proxy statement/prospectus);

●	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

●	PubCo’s ability to maintain the listing of the Ordinary Shares on Nasdaq following the Business Combination;

●	the financial and business performance of PubCo, including financial projections and business metrics and any underlying assumptions thereunder;

●	AOI’s future financial performance following the Business Combination, including any expansion plans and opportunities;

●	AOI’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination or any other initial business combination;

●	AOI’s ability to scale in a cost-effective manner;

●	developments and projections relating to AOI’s competitors and industry;

●	the impact of health epidemics, including the COVID-19 pandemic, on AOI’s business and the actions AOI may take in response thereto;

●	AOI’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	expectations regarding the time during which AOI will be an emerging growth company under the JOBS Act;

●	changes in AOI’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	agency to assure an understanding of regulations as they evolve;

●	the implementation, market acceptance and success of AOI’s business model;

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●	EDOC’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with EDOC’s business or in approving the Business Combination;

●	the ability of EDOC and AOI to consummate any financing concurrently with the consummation of the Business Combination or otherwise in the future;

●	the use of proceeds not held in the Trust Account or available to EDOC from interest income on the Trust Account balance;

●	AOI’s expectations surrounding capital requirements as it seeks to build its customer base;

●	AOI’s expectations surrounding the insurance it will maintain going forward;

●	AOI’s ability to achieve its future business plans;

●	AOI’s ability to participated in demand globally for sustainable premium cold pressed and NON-GMO oil, protein meal for feed stock and plant based meat substitutes;

●	the success of AOI’s expansion to its existing oil processing plant AOI’s plans to build an additional larger multi-seed crushing plant in Queensland after the Closing of the Business Combination to become the largest cold-pressed producer in the Oceanic/APAC region;

●	AOI’s ability to launch additional product lines and compete effectively with respect to its competitors; and

●	AOI’s ability to increase production to meet demand and reach its revenue goals while still maintaining quality and its commitment to a sustainable product and methods.

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	exchange rate fluctuations;

●	changes in interest rates or rates of inflation; legal, regulatory and other proceedings; and

●	tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where we operate.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus and the other documents referred to in this prospectus, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Frequently Used Terms.” For additional information, see the section of this prospectus entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this prospectus on which that subject is discussed in more detail.

The Company

AOI is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. AOI believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, AOI is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, AOI has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

Business Combination

On March 21, 2024 (the “Closing Date”), Australian Oilseeds Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company” or “PubCo”), consummated the previously announced Business Combination (defined below). The Business Combination was announced on December 7, 2022, where PubCo, EDOC Acquisition Corp. (“EDOC”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), AOI Merger Sub Inc., and certain shareholders of AOI collectively holding a controlling interest (together with other shareholders of AOI subsequently joining the transactions, the “Sellers”), entered into a business combination agreement (“Business Combination Agreement”), pursuant to which, EDOC proposed to enter into a business combination with Australian Oilseeds involving the Merger and the Share Exchange, among which Merger Sub would merge with and into EDOC, with EDOC as the surviving entity and a wholly-owned subsidiary of PubCo (the “Merger”), and each issued and outstanding security of EDOC immediately prior to the Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive substantially identical securities of PubCo, and (b) PubCo will acquire all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of PubCo, par value $0.0001 per share (“Ordinary Shares”) (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions” or the “Business Combination”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act and the Australian Act

The Merger was consummated on March 21, 2024, and the Share Exchange and Business Combination were consummated on the Closing Date. Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination at the effective time of the Business Combination (the “Effective Time”):

●	each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received a number of Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited to the Company;

●	each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

●	each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

●	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;

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●	each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

●	EDOC’s Rights will no longer be traded

●	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

●	EDOC’s $1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

On March 22, 2024, the Ordinary Shares and PubCo Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

The Purchase Agreement

On March 5, 2024, PubCo executed a Purchase Agreement with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena” or the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, Arena agreed to purchase redeemable debentures.

Pursuant to the Purchase Agreement, we have the right to sell to Arena up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely and exclusively at our option, and we are under no obligation to sell any securities to Arena under the Purchase Agreement. In accordance with the Purchase Agreement, we have filed the accompanying Registration Statement that includes this prospectus with the SEC to register under the Securities Act the resale by Arena of up to 25,000,000 Ordinary Shares by Arena under the Purchase Agreement.

Upon the initial satisfaction of the conditions to Arena’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the Registration Statement that includes this prospectus shall have been declared effective by the SEC, we will have the right, but not the obligation, from time to time in our sole discretion over the 36-month period beginning on the date upon the satisfaction of the conditions precedent to the right of our Company to deliver an advance notice occurs (the “Commencement Date”), to direct Arena to purchase a specified number of our Ordinary Shares not to exceed certain limitations set forth in the Purchase Agreement (each, a “Purchase”), including that the aggregate number of Ordinary Shares to be issued to Arena under the Purchase Agreement shall not exceed the Beneficial Ownership Limitation or the Exchange Cap, by timely delivering an advance notice to Arena (each, an “Advance Notice”), on any trading day (each, a “Purchase Date”).

The number of Ordinary Shares of each Purchase (“Maximum Purchase Amount”) varies in accordance with the time the Advance Notice is received, if the Advance Notice is received by 7:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $20 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Ordinary Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market during regular trading hours.

The per share purchase price that Arena is required to pay for our Ordinary Shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Ordinary Shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period

(a) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 7:30 a.m. Eastern Time (the “Measurement Period”); provided, however, upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event; provided further, that the VWAP calculation shall exclude all trades over that number of Ordinary Shares equal to 5% of the total volume traded over the applicable Measurement Period. For illustration purposes only, if 1,000,000 Ordinary Shares trade over the applicable Measurement Period, then any trade over 50,000 Ordinary Shares will be excluded from the VWAP calculation.

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In consideration for Arena’s execution and delivery of the Purchase Agreement, we shall issue to Arena, as a commitment fee, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 (the “Commitment Fee Shares”) within one (1) Business Day of the effectiveness of the Registration Statement, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement(the “Reference Price”). For the avoidance of doubt, the Reference Price calculation will capture up to the day before the ELOC Investor’s shares go effective.

The Commitment Fee Shares will be subject to a true-up after the initial issuance pursuant to paragraph above whereby we will deliver irrevocable instructions to our transfer agent to electronically transfer to Arena or its designee(s) that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the lower of (A) the per Common Share price, which price shall be equal to the simple average of the daily VWAP of the Common Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement (the “Commitment Fee Share Price”) and (B) the lower of (i) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the date of effectiveness of this Registration Statement and (ii) the closing price on the twentieth (20th) Trading Day after the effectiveness of this Registration Statement. The Company shall therefore promptly (but in no event later than one (1) Trading Day) issue to Arena the Commitment Fee Shares based on the Commitment Fee Share Price upon effectiveness of the Registration Statement, and shall, if applicable, issue additional Commitment Fee Shares to Arena promptly (but in no event later than one (1) Trading Day after the end of the pricing period.

The Purchase Agreement provides that within ten (10) business days after the Closing of the Business Combination, or such later date determined by the parties, PubCo shall file with the SEC, a registration statement covering the sale by the ELOC Investor of the Ordinary Shares issuable under the Purchase Agreement and the Commitment Fee Shares.

The Purchase Agreement’s termination provision provides that unless earlier terminated, the Purchase Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which Arena shall have made payment of Advances pursuant to this Agreement for Ordinary Shares equal to the Commitment Amount.

PubCo may terminate this Agreement effective upon five Trading Days’ prior written notice to the ELOC Investor; provided that (i) there are no outstanding Advance Notices, the Ordinary Shares under which have yet to be issued, and (ii) PubCo has paid all amounts owed to the ELOC Investor pursuant to the Purchase Agreement. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

From and after the Commencement, we will control the timing and amount of any sales of our Ordinary Shares to Arena. Actual sales of our Ordinary Shares to Arena under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us as to the appropriate sources of funding for our business and operations.

The net proceeds to us from sales that we elect to make to Arena under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary Shares to Arena. We expect that any proceeds received by us from such sales to Arena will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Ordinary Shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell our Ordinary Shares or any securities exercisable, exchangeable or convertible into our Ordinary Shares at a future determined price.

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Arena has represented and agreed that none of Arena or its affiliates has or will engage in or effect any short sales of our Ordinary Shares or hedging transaction that establishes a net short position in our Ordinary Shares during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, and (ii) the date on which Arena shall have purchased from us under the Purchase Agreement our Ordinary Shares for an aggregate gross purchase price of US$50,000,000. We may terminate the Purchase Agreement effective upon five trading days’ prior written notice to Arena; provided that (i) there are no outstanding Advance Notices, and the Ordinary Shares under which have yet to be issued, and (ii) we have paid all amounts owed to Arena pursuant to the Purchase Agreement. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the purchase price for our Ordinary Shares will be and therefore cannot be certain as to the number of shares we might issue to Arena under the Purchase Agreement after the Commencement Date. As of April 26, 2024, the latest practicable date, there were 23,224,102 Ordinary Shares outstanding, including 6,090,790 Ordinary Shares held by non-affiliates of our Company. If all of the 25,000,000 shares offered by Arena under this prospectus were issued and outstanding as of the date hereof, such shares would represent 51.8% of the total number of our outstanding Ordinary Shares and 64.5% of the total number of our outstanding Ordinary Shares held by non-affiliates, in each case upon effectiveness of the Registration Statement. If we elect to issue and sell more than 25,000,000 Ordinary Shares to Arena pursuant to the Purchase Agreement, in our sole discretion, we will register for resale under the Securities Act any such additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Arena is dependent upon the number of Ordinary Shares we can sell to Arena pursuant to the Purchase Agreement.

The number of our Ordinary Shares ultimately offered for resale by Arena through this prospectus is dependent upon the number of Ordinary Shares, if any, we elect to sell to Arena under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$l.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$ l billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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Foreign Private Issuer

We are an exempted company limited by shares incorporated in 2022 under the laws of the Cayman Islands. We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2023. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish its results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, our shareholders will receive less or different information about us than a shareholder of a U.S. domestic public company would receive.

We are a non-U.S. company with foreign private issuer status, and listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

●	a majority of our board of directors consist of independent directors; a compensation committee consisting of independent directors;
●	a nominating committee consisting of independent directors;
●	regularly scheduled executive sessions with only independent directors each year;
●	an annual meeting of shareholders no later than one year after the end of the company’s fiscal-year end; and
●	Shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or asset of another company;
●	(ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control other than by way of mergers and consolidations, or arrangements or reconstructions; and (iv) transactions other than public offerings, mergers and consolidations, or arrangements or reconstructions.

We intend to rely on our home country Cayman Islands practices in lieu of the requirements under Rules 5600 Series, Rule 5250(b)(3) and Rule 5250(d), except Rule 5625, Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3) of the Nasdaq Stock Market LLC Rules. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors - Risks Related to PubCo and Ownership of PubCo Shares - PubCo is a company incorporated in the Cayman Islands and will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such PubCo is exempt from certain provisions applicable to United States domestic public companies.”

Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because JSKS Enterprises, our majority shareholder, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon completion of this offering. For so long as we remain a “controlled company,” we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors. our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

As a result, if we take advantage of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. We intend to take advantage of these controlled company exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors - Because we are a “controlled company” as defined in the Nasdaq Stock Market Rules, you may not have protections of certain corporate governance requirements which otherwise are required by Nasdaq rules.”

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Summary of Risk Factors

The following summary description sets forth an overview of the material risks we are exposed to in the normal course of our business activities. The summary does not purport to be complete and is qualified in its entirety by reference to the full risk factor discussion immediately following this summary description. We encourage you to read the full risk factor discussion carefully. It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Arena, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

The sale and issuance of our Ordinary Shares to Arena will cause dilution to our existing shareholders, and the sale of Ordinary Shares acquired by Arena or the perception that such sales may occur could cause the price of our Securities to fall. Investors who buy shares at different times will likely pay different prices. Arena will pay less than the then-prevailing market price for Ordinary Shares, which could cause the price of the Ordinary Shares to decline. We are an early stage company with a history of financial losses and our battery business expects to incur significant expenses and continuing losses for the foreseeable future. In addition to the foregoing, we are subject to foreseeable and unforeseen risks including in part:

●	We are significantly dependent on the revenues from the sale of our products and, therefore, our results of operations could be negatively impacted if we are unable to sell a sufficient number of products at satisfactory margins.

●	We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

●	We are dependent on contracts with local and regional farmers for oilseeds and loss of these contracts could have a material adverse effect on our business, financial condition and revenues.

●	Our operations are inherently subject to changing conditions that can affect our profitability, such as a decrease in sales of our products and unfavorable weather and environmental conditions.

●	Disruptions in water and power supply may adversely affect our and our suppliers’ operations.

●	Our operating results may fluctuate, and our operating results could be adversely affected by various factors such as a decrease of product sales, price changes in response to competitive factors and increases in oil seed costs.

●	If we fail to effectively promote our brand, our business, financial condition and results of operations may be materially and adversely affected.

●	We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire qualified personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

●	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

●	We may be subject to claims, litigation or regulatory actions filed or pending by or against us, and any obligation to pay a judgment or damages could materially harm our business or financial condition.

●	The retail price of our products may be subject to control by government authorities which may cause a material adverse effect on our financial condition and results of operations.

●	Our business requires a number of permits and licenses in order to carry on our business.

●	Adverse publicity associated with our products, raw materials or top suppliers and customers, could harm our reputation, financial condition and operating results.

●	We may not be able to develop new products and as a result, our business and financial condition could be adversely affected.

●	Our operations may be disrupted for maintenance services or reasons beyond our control, which could adversely affect our business, financial condition and results of operations.

●	Our operations and investments are located in Asia-Pacific and we are therefore exposed to various risks inherent in operating and investing in the region.

Corporate Information

We were incorporated as an exempted company limited by shares on December 29, 2022. Upon the consummation of Business Combination on March 21, 2024, “Australian Oilseeds Holdings Limited” became the ultimate corporate parent of AOI and its subsidiaries. On March 22, 2024, our Ordinary Shares and Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

Our registered office is c/o Stuarts Corporate Services Ltd., P.O. Box 2510, Kensington House, 69 Dr Roy’s Drive, Grand Cayman KY1-1104, Cayman Islands, and our principal executive office is 126 — 142 Cowcumbla Street, Cootamundra, Australia. Our principal website address is www.Australian Oilseeds.au. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

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THE OFFERING

Ordinary Shares offered by the Selling Securityholder	An aggregate of up to 25,000,000 Ordinary Shares, including (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement and (ii) Ordinary Shares which, in our sole discretion, may be issuable as a commitment fee in lieu of a cash payment in accordance with the terms of the Purchase Agreement.

Ordinary Shares outstanding as of April 29, 2024	23,224,102 Ordinary Shares.

Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder	43,224,102 Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Securityholder. However, we may receive up to US$50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Ordinary Shares that we may elect to make to Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

We expect to use the net proceeds that we receive from sales of our Ordinary Shares to the Selling Securityholder, if any, under the Purchase Agreement for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sales of our Ordinary Shares under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. See “Use of Proceeds.”

See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares

Risk factors	Ordinary Shares: “COOT”

Nasdaq Ticker-Symbols	Warrants: “COOTW”

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RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, operating results, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward- looking statements that involve risks and uncertainties. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Arena, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

On March 5, 2024, we entered into the Purchase Agreement with Arena, pursuant to which Arena has committed to purchase up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement. We generally have the right to control the timing and amount of any sales of our Ordinary Shares to Arena under the Purchase Agreement. Sales of our Ordinary Shares, if any, to Arena under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of our Ordinary Shares that may be available for us to sell to Arena pursuant to the Purchase Agreement. This registration statement of which this prospectus is a part (the “Registration Statement”), the Company seeks to register 25,000,000 of our Ordinary Shares.

Because the purchase price per share to be paid by Arena for our Ordinary Shares that we may elect to sell to Arena under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell shares to Arena pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of our Ordinary Shares that we will sell to Arena under the Purchase Agreement, the purchase price per share that Arena will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Arena under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of US$50,000,000 of our Ordinary Shares to Arena, up to 25,000,000 Ordinary Shares are being registered for resale under the Registration Statement that includes this prospectus. The number of Ordinary Shares ultimately offered for resale by Arena is dependent upon the number of Ordinary Shares, if any, we ultimately elect to sell to Arena pursuant to the Purchase Agreement.

If we elect to issue and sell to Arena pursuant to the Purchase Agreement more Ordinary Shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to an aggregate of $50,000,000 available under the Purchase Agreement, we will file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional Ordinary Shares we elect to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we can sell any additional Ordinary Shares to Arena under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary Shares in addition to the 25,000,000 Ordinary Shares being registered for resale under this prospectus could cause additional substantial dilution to our shareholders.

Under applicable Nasdaq rules, in no event may we issue to the Selling Securityholder Ordinary Shares representing more than 19.99% of the total number of Ordinary Shares outstanding (19.99% represents 4,644,819 of the 23,224,102 Ordinary Shares outstanding) unless (i) we obtain approval for the issuance of a greater number of Ordinary Shares by our shareholders in accordance with Nasdaq rules, or (ii) sales of Ordinary Shares are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to the Selling Securityholder and (B) the average of the closing prices of the Ordinary Shares for the five business days immediately preceding the delivery of such notice (in each case plus an incremental amount to take into account the Commitment Shares), such that the sales of such Ordinary Shares to the Selling Securityholder would not count toward such limit because they are “at market” under Nasdaq listing rules.

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The sale and issuance of our Ordinary Shares to Arena will cause dilution to our existing shareholders, and the sale of Ordinary Shares acquired by Arena or the perception that such sales may occur could cause the price of our Securities to fall. Moreover, investors who buy Ordinary Shares from the Selling Securityholder at different times will likely pay different prices.

The purchase price for the shares that we may sell to Arena under the Purchase Agreement will fluctuate based on the price of our Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary Shares and Warrants (collectively, “Securities”) to fall. If and when we do sell shares to Arena, after Arena has acquired the shares, Arena may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to Arena by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to Arena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy Ordinary Shares at different times will likely pay different prices. Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold to Arena If and when we do elect to sell Ordinary Shares to Arena pursuant to the Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Arena at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from Arena as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Arena will pay less than the then-prevailing market price for Ordinary Shares, which could cause the price of the Ordinary Shares to decline.

The purchase price of the Ordinary Shares sold to Arena under the Purchase Agreement is derived from multiplying the market price of our Ordinary Shares on the Nasdaq by 97%. Our Ordinary Shares to be sold to Arena pursuant to the Purchase Agreement will be purchased at a discounted price. As a result of the pricing structure, Arena may sell the Ordinary shares it receives immediately after receipt of such shares, which could cause the price of our Ordinary Shares to decline.

Our management team will have broad discretion over the use of the net proceeds from the sales of our Ordinary Shares to Arena, if any, and investors may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of our Ordinary Shares to Arena, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, investors will be relying on the judgment of our management team with regard to the use of those net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Business and Industry

We are significantly dependent on the revenues from the sale of our products and, therefore, our results of operations could be negatively impacted if we are unable to sell a sufficient number of products at satisfactory margins.

We sell cold pressed vegetable oils and vegetable protein meals extracted from oil seeds. For fiscal years 2023 and 2022, we derived approximately 89% and 87% For fiscal years 2022 and 2021, we derived approximately 87% and 83%, respectively, of our total revenue from the sale of cold pressed vegetable oils with the balance from the sale of vegetable protein meals extracted from oil seeds. Our dependence on the market for oil seeds for pressing and extraction makes us particularly vulnerable to negative market changes that may occur in these product lines. In particular, if demand for oil seeds such as olives, canola seeds and sunflower seeds increases or if industry demand exceeds supply, the price of oil seeds will be driven upward and our product margins will be negatively impacted, which would have an adverse effect on our business, results of operations and financial condition.

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We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Our current primary business activities focus on agriculturally derived products. Because our focus is limited in this way, any risk affecting the agricultural industry could disproportionately affect our business. Our lack of product and business diversification could inhibit the opportunities for growth of our business, revenues and profits.

We are dependent on contracts with local and regional farmers for oilseeds and loss of these contracts could have a material adverse effect on our business, financial condition and revenues.

We have a grower contract base for oil seeds made up of local and regional farmers and shareholders. These contracts provide for oilseeds on a fixed acre or hectare contract basis as well as standard tonnage contracts for oil seeds. For example, farmers in Cootamundra, New South Wales (“NSW”) have been growing and supplying us with genetically modified organism (“GMO”) free harvested canola for over ten years. There can be no assurance, however, that we will be able to renew these contracts or find adequate replacements for these contracts should they expire. Likewise, while we have long-standing contracts and relationships with our local and regional farmers and shareholders, who have provided qualify GMO free harvested oil seeds in the past, there can be no assurance that they will continue to produce and provide oil seeds of the same quality or at the same amounts going forward. If the sales performance of any supplier declines of if any of our suppliers terminates the cooperation with us or even starts to cooperate with any of our competitors, or if there is any modification as to the sales and purchase terms entered into by and between the Company and any of our key local and regional farmers and shareholders, our business, financial condition and revenue would be seriously impacted.

Furthermore, we rely on a concentration of certain suppliers for the bulk of our oilseeds. Our top five suppliers accounted for 71% of our oil seeds in fiscal year 2023, all of whom are located in Australia, with our top supplier accounting for approximately 48% of our oil seeds. If the sales performance of any of these suppliers, and particularly our top suppliers, decline or if any of these suppliers terminates the cooperation with us, or if there is any modification as to the sales and purchase terms entered into with these suppliers, our business, financial condition and revenue would be seriously impacted.

Our operations are inherently subject to changing conditions that can affect our profitability, such as a decrease in sales of our products and unfavorable weather and environmental conditions.

Our operations are subject to changing conditions that can affect levels of production and production costs for varying lengths of time and can result in decreases in profitability. We are exposed to price risks related to the sale of vegetable oils.

In addition, our operating results might also be adversely impacted by unfavorable weather and environmental conditions including but not limited to blight, bush fires, drought and flooding. Under unfavorable weather and environmental conditions, we might be forced to pursue special production plans which differ from our routine production activities, including temporarily closing our production facilities, shortening operation time, and reducing production shifts. As a result, our productivity might materially decrease.

A majority of our revenue stream depends on timely obtaining oil seeds for extraction into vegetable oils and vegetable protein meals. The supply of oil seeds and their timely availability can be negated by blight, drought, floods, storms or other woes of farming in NSW. Any such event or a combination thereof could render us unable to meet our product demands. This could have a long-term negative effect on our ability to grow our business.

Disruptions in water and power supply may adversely affect our and our suppliers’ operations.

Our operations are reliant upon stable supply of electricity and access to transportation routes in order to optimally run our oil seed grinding and extraction operations and/or deliver our products to customers. Our suppliers’ farming operations are, in addition, reliant on access to water for the cultivation of oil seeds, which we then use to produce our products. Should we not have access to reliable electricity supply, or should our suppliers have limited access to water or experience infrastructure challenges, this could have a material adverse effect on our access to oil seeds and therefore our business, operating results, cash flows, financial condition and future growth.

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Water, as a resource, is becoming increasingly limited as global demand for water increases and extreme temperatures become mundane. A significant part of our suppliers’ operations require use of large volumes of water. In recent times, Australia has experienced prolonged periods of drought and there may be significant changes in the future to current water laws which could increase the cost or availability of water in reaction to extended periods of drought and extreme weather.

Our operating results may fluctuate, and our operating results could be adversely affected by various factors such as a decrease of product sales, price changes in response to competitive factors and increases in oil seed costs.

Our quarterly results of operations may fluctuate as a result of a number of factors, including fluctuation in the demand for our products and changes in the price of oil seeds, which directly affect the price of our products and may influence the demand for our products. Therefore, quarter-to-quarter comparisons of results of operations have been and will be impacted by the volume of such orders and shipments. In addition, our operating results could be adversely affected by, among others, the following factors: variations in the mix of product sales; price changes in response to competitive factors; increases in oil seed costs and other significant costs; increases in utility costs (particularly electricity), and interruptions in plant operations resulting from the interruption of oil seed and other raw material supplies.

Our revenue may be reduced in FY 2024 while we expend capital to expand our Cootamundra facility and construct our new Queensland facility.

Our results of operation in fiscal year 2024 may be reduced substantially from our original projections while we expend capital to expand our Cootamundra facility and construct our new Queensland facility. AOI’s most recent projected revenue estimates indicates a decrease of projected net sales from its original projections of USD$92.2 million in fiscal year 2024, due to increased production anticipated, to USD$42.6 million and a corresponding change to EBITDA for fiscal year 2024. By comparison, during the fiscal year ended June 30, 2023, AOI had sales revenue of AUD$29,049,345 and gross profits of AUD$8,551,276.

AOI has expanded its existing Cootamundra facility presently to support the existing production expansion from 100 tons per day to 200 tons per day. Expansion of the Cootamundra facility completed pre-construction activities in May 2023 and commenced construction in June 2023. The expansion completed in February 2024. The expansion of the existing Cootamundra facility production capacity from approximately 100 tons per day to 200 tons per day is the equivalent of approximately 70,000 metric tons to 80,000 metric tons per year. AOI obtained an AUD$14 million bank facility to fund the expansion of the Cootamundra facility. AOI has deployed the AUD$14 million bank facility as follows: (i) AUD$4 million was allocated for equipment finance, (ii) AUD$2 million for construction costs to expand the facility, and (iii) AUD$8 million for business growth and working capital related to the crushing plant’s expansion. Additional delays beyond September 2023 were mainly due to the strong retail sales performance that forced AOI to postpone its two week factory shutdown for spacing the main manufacturing shed until November 2023 including establishing a new packaging line on the site to meet the increase demand of Costco stores.

AOI is constructing a new crushing and production plant in Emerald, Central Queensland for a projected total cost of AUD$25 million. In connection with the construction of the new Queensland plant, AOI applied for government support through an Industrial Partnership Program through CQ Oilseeds Pty Ltd. and its parent entity, Energreen Nutrition Australia Pty Ltd. On December 14, 2023 the new Queensland plant received approval of a package of AUD$5 million of incentives plus a grant of tax incentives, with funding to commence in March 2024 of the AUD$5 million grant to AOI. The terms of the AUD$5 million grant to AOI are presently under discussion and are expected to be finalized within three months. The balance of AOI’s capital stack to fund the plant includes AUD$3 million of funding generated from

AOI’s operating cashflow, AUD$6 million to AUD$10 million in a bank funding facility for construction and equipment financing, and AUD$8 million to AUD$11 million of equity funding to complete the new plant within 15 months. Upon completion of construction of the new facility, Energreen Nutrition Australia Pty Ltd. will transfer CQ Oilseeds Pty Ltd. and its assets, including the new facility to AOI via a transfer agreement.

AOI expects to obtain government permits and the funding approvals under the Industrial Partnership Program to build the new Queensland facility and anticipates completing construction of that new facility in March 2025. If AOI does not raise all or any of the AUD$8 million to AUD$11 million of equity funding, AOI intends to fund the shortfall from AOI’s operating cashflow, which would reduce its results of operation.

Between the two facilities, total capacity is expected to be approximately four times the current capacity (160,000 metric tons anticipated, up from 40,000 metric tons). AOI’s revenue growth included in the financial projections assumed this significant increase in production capacity due to the new facility in Emerald, Queensland and expansion of the Cootamundra facility, as well as success in rolling out AOI’s branded products.

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The development and construction of real estate is subject to timing, budgeting and other risks that may adversely affect AOI’s operating results such as the availability of financing on favorable terms and development risks relating to an inability to obtain, or delays in obtaining, necessary entitlements, zoning, land-use, building occupancy and other required governmental permit authorizations. Acts of God such as earthquakes, hurricanes, floods or fires could adversely impact a project and governmental restrictions on the nature or size of the project. Other significant risks include management of the architect and general contractor (including development of a timeline for construction), procurement of all necessary equipment and inventory, and sufficient and capable staffing related thereto. If any of the above occurs, or fails to occur, as the case may be, the ability of AOI to achieve its revenue projections could be adversely affected. In addition, development activities, regardless of whether they are ultimately successful, may require a substantial portion of AOI management’s time and attention. As a result, our business, financial condition and results of operations may be materially and adversely affected.

If we fail to effectively promote our brand, our business, financial condition and results of operations may be materially and adversely affected.

We believe that brand image plays an important role in influencing consumers’ decisions in purchasing our products. The reputation of our products, particularly our GMO free cold-pressed vegetable oils, are critical to the success of our business. We believe consumers are attracted to our cold pressed vegetable oils, which are pressed and ground without the use of chemicals or solvents. For fiscal years 2023 and 2022, we derived approximately 89% and 87%, respectively, of our total revenue from the sale of our cold-pressed vegetable oils. We cannot assure you that our marketing and promotional activities will remain effective going forward. If we fail to successfully market or promote our brands, our brand recognition may be adversely affected and the demand for our products may decline or fail to increase as much as we expect. If our brands are tarnished in any manner, particularly with regards to our environmentally friendly pressing and grinding processes, we may lose our competitive advantage and our business, financial condition and results of operations may be materially and adversely affected.

We are dependent on certain key customers and loss of these key customers could have a material adverse effect on our business, financial condition and revenue.

Our products are largely sold to our top five customers, which accounted for 59.4% of total sales in fiscal 2023. Our top three customers accounted for 46.0% of total sales in fiscal 2023. If the sales performance of any of our key customers declines, thereby resulting in fewer orders placed, or if any of our key customers terminate their cooperation with us or even start to cooperate with any of our competitors, or if there is any modification as to the sales and purchase terms entered into with any of our key customers, our business, financial condition and revenue would be seriously impacted. These invoices referenced are included as Exhibit 10.27 to this Registration Statement.

We are significantly dependent on the revenues from the sale of our products to one of the top customers, Energreen Nutrition Australia Pty Ltd., which is an affiliated entity to AOI and if this relationship terminated, our results of operations could be negatively affected.

We are significantly dependent on the revenues from the sale of our products to our number one customer, Energreen Nutrition Australia Pty Ltd. (“Energreen”), which is an affiliated entity of AOI. Total sales from Energreen’s contracts in fiscal year 2023 totaled AUD$1,693,451, which represents 5.8% of AOI’s total sales revenue in fiscal year ended June 30, 2023. If this relationship were terminated, our results of operations could be negatively affected. Energreen is controlled by Gary Seaton, Chief Executive Officer of AOI, who owns 92% of Energreen. Historically, AOI’s relationship with Energreen has been contractual in nature, governed by customer agreements, and is expected to continue on such basis after the closing of the Business Combination. Notwithstanding the affiliated relationship between AOI and Energreen, the parties have, historically, structured the customer contracts on commercial arm’s length terms, using prices and other material terms that are representative of AOI’s other customer contracts, and anticipates continuing to do so after the closing of the Business Combination.

AOI’s purchases from Energreen mainly relate to additional canola seed purchases from Energreen, which seeds are sourced from Energreen’s high-quality and reliable supply chain. All sales and purchase transaction among AOI and related parties are structured on an arm’s length basis including the transactions between Energreen and AOI. Energreen mainly purchases the quality canola seed from Cargill, Grain Corp, and other trade companies in Australia. Australian Oilseeds Investment sells canola meal to Energreen who can distribute to Queensland farmers and food produce companies or other buyers in the state other than in New South Wales where AOI’s crushing plant is operating. In addition, Energreen resells products purchased from AOI to third parties directly.

These related party sales are not recognized by AOI when purchased by Energreen. AOI’s accounting policy with regards to these resales is to only recognize the sales when Energreen Nutrition resells the product to a third party. AOI is aware precisely when re-sales by Energreen Nutrition occur because Energreen does not hold or take possession of any products it resells from AOI. Energreen does not hold any of AOI’s products in their or a separate warehouse. Instead, any AOI products resold by Energreen are dispatched from AOI’s warehouse and delivered to the third-party customers as instructed by Energreen Nutrition.

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Notwithstanding the historical practice of structuring customer contracts between AOI and Energreen on commercial arm’s length terms, there can be no assurance that future customer contracts between AOI and Energreen will always occur on commercial arm’s length terms. The ownership and voting control maintained by Gary Seaton in AOI and Energreen could cause Energreen to receive more favorable terms than other of AOI’s customers to ensure that Energreen continues to receive AOI’s business, which could result in a reduction of our sales revenue or otherwise have a material adverse effect on our business, financial condition and results of operations.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire qualified personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and senior personnel in the industry is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Gary Seaton for our continued growth and operation because of their experience in the industry and their personal and business contacts. Although we have no reason to believe that Gary Seaton will discontinue their services with us, the interruption or loss of their services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. Besides, our success depends on the continuous devotion of our directors and senior managements, and they are well experienced and have deep understanding as to our business and operation. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We do not carry key man life insurance for any of our key personnel nor do we foresee purchasing such insurance to protect against a loss of key personnel.

We may be subject to claims, litigation or regulatory actions filed or pending by or against us, and any obligation to pay a judgment or damages could materially harm our business or financial condition.

From time to time, we may be engaged in litigation and incur significant costs relating to these matters. For example, two of AOI’s subsidiaries, Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. recently settled litigation claims filed against them in the Supreme Court of New South Wales stemming from a related party loan with a former director totaling AUD$1.2 million. The amount due under this related party loan was repaid through monthly instalments from January 2023 to April 2023. The cases pending against Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. have concluded following the local mediation process held on 30 May 2023 and the payment of an additional sum to the plaintiff under this loan in the amount of AUD95,000 as final settlement on 1 June 2023.The Company does not expect to incur any further costs in relation to the matter, however, the inherent uncertainties of any future litigation, and the ultimate cost and outcome of future litigation cannot be predicted. We currently do not carry director and officer liability insurance and other insurance policies that provide protection against various liabilities relating to claims against us and our executive officers and directors. Any expenses and liabilities relating to future lawsuits will materially harm our financial condition. In addition, we are unable to obtain this insurance coverage due to cost or other reasons. It could make it more difficult for us to retain and attract officers and directors and could expose us to potentially self-funding certain future liabilities ordinarily mitigated by director and officer liability insurance.

The retail price of our products may be subject to control by government authorities which may cause a material adverse effect on our financial condition and results of operations.

Our main products are our vegetable oils derived from oil seeds, which may be recognized by governments and regulators as one of the essential daily goods purchased by common people. When domestic and international market prices of edible vegetable oil roars sharply and causes serious impact on consumption, governmental authorities may consider conducting price controls in the form of fixed retail prices or retail price ceilings. If this were to happen in Australia, we may face operational pressure for increasing costs, and our profit level may be likely lowered. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

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Our business requires a number of permits and licenses in order to carry on our business.

Food manufacturers in Australia are required to obtain certain permits and licenses from various governmental authorities, including Food Standards Australia New Zealand (“FSANZ”). All foods sold in Australia must also comply with a range of laws designed to protect consumer, plant, and animal health and we are subject to regulations pertaining to the agricultural and forestry industry. We have obtained licenses currently required, including for the manufacture and operation of edible vegetable oil.

However, we cannot assure you that we can maintain all required licenses and certificates to carry on our business at all times, and in the past from time to time we may have not been in compliance with all such required licenses or certificates. Moreover, these licenses and certificates are subject to periodic renewal and/or reassessment by the relevant governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses and certificate when required by then applicable laws and regulations. Any failure by us to obtain and maintain all licenses or certificates necessary to carry on our business at any time could have a material adverse effect on our business, financial condition and results of operations. In addition, any inability to renew these licenses and certificate could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

Adverse publicity associated with our products, raw materials or top suppliers and customers, could harm our reputation, financial condition and operating results.

The results of our operations may be significantly affected by the public’s perception of our products and similar companies. This perception is dependent upon opinions concerning:

●	the safety and quality of our products and oil seeds;

●	the safety and quality of similar products distributed by other companies; and

●	Our top suppliers and customers.

Adverse publicity concerning any actual or purported failure to comply with applicable laws and regulations regarding product claims and advertising or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect our sales and ability to generate revenue. In addition, our consumers’ perception of the safety and quality of products and raw materials as well as similar products and raw materials distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or raw materials or similar products and raw materials distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately advertised or have inaccurate instructions as to their use, could negatively impact our reputation or the market demand for our products. For example, public sentiment may move away from the use of vegetable oils for consumption which would impact market demand for our products.

We may not be able to develop new products and as a result, our business and financial condition could be adversely affected.

The launch and development of new products involve considerable time and commitment which may exert a substantial strain on our ability to manage our existing business and operations. We cannot ensure the success of any new brand or products or that any income will be generated from such new brand or products. If we are not able to develop and introduce new products successfully, or if new products fail to generate sufficient revenues to offset research and development costs, our business, financial condition and results of operations could be adversely affected.

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Our operations may be disrupted for maintenance services or reasons beyond our control, which could adversely affect our business, financial condition and results of operations.

Our operations could be disrupted for maintenance services or reasons beyond our control. Our oil seed pressing and grinding facilities are subject to regular maintenance during which operations may halt. Moreover, other causes of disruption include extreme weather conditions, fire, natural catastrophes, raw material supply disruptions, equipment and system failures, mechanical malfunctions, workforce shortages, workforce actions, human errors or environmental issues. Any significant disruption to our operations could adversely affect our ability to produce our vegetable oils and vegetable protein meal products, which could have a material adverse effect on our business, financial condition and results of operations.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, supplier or customer data.

In connection with the operation of our business, we store, process and transmit data, including information about our business, employees, suppliers and customers. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

We take action to mitigate these risks by (a) keeping our software and security systems up to date, (b) using strong passwords and two factor authorization on all online accounts, (c) providing IT security training to employees to identify scam emails and building internal procedures to verify suspicious requests, (d) backing up all data daily and storing the backup offline and online, (e) using a VPN to encrypt internet traffic and protect against cyberattacks when assessing sensitive data, (f) developing and implementing an incident response plan to ensure a rapid and effective response in case of a cyberattack, and (g) partnering with a cybersecurity company to conduct regular intranet and employee laptop checks.

Nonetheless, there can be no assurance that we will prevent all instances of improper disclosure or loss of sensitive or confidential information. Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Our business operations and international expansion may be subject to geopolitical risks.

Our business operation and international expansion may be subject to geopolitical risks. Any significant deterioration in the international landscape may have a negative effect on our ability to fulfill contractual obligations because of shipping and other impediments that could arise, which could have a material and adverse effect on our business, financial condition and results of operations. We exported our products to various countries outside of Australia and derive sales from exporting to those countries, and we intend to continue to sell our current and future products to countries outside of Australia. Changes to trade policies, treaties and tariffs in or affecting the jurisdictions in which we sell our products, or the perception that these changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as our international sales, results of operations and financial condition.

In February 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication, or SWIFT, payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated bank notes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets. Although our operations have not experienced material and adverse impact on supply chain, cybersecurity or other aspects of our business from the ongoing conflict between Russia and Ukraine or due to COVID-19 or other acts of God or causes, there is no assurance that such conflict would not develop or escalate in a way that could materially and adversely affect our business, financial condition, and results of operations in the future.

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Any global systemic economic and financial crisis could negatively affect our business, results of operations and financial condition.

Any prolonged slowdown in the Australian or global economy may have a negative impact on our business, results of operations and financial condition. For example, the global financial markets have experienced significant disruptions since 2008 and Australia, the United States, the European market and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of the PRC’s economic growth since 2012, which may continue. The market panics over the global outbreak of coronavirus COVID-19 and the drop in oil price have materially and negatively affected global financial markets since March 2020, which may cause a potential slowdown of the world’s economy. Additionally, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including Australia. There have also been (1) concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets; (2) concerns over the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding China; and (3) concerns over the rising level of inflation in major industrial countries including the United States and worries that efforts to curb inflation may result in recession. There were and could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers, insolvency of key suppliers resulting in product delays, rises in raw material prices leading up to increased level of cost of sales that we may not be able to pass onto customers, inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies, and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenues for the food production industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

We face risks of natural disasters, acts of God and occurrence of epidemics, which could severely disrupt our business operations.

Natural disasters, epidemics and other acts of God which are beyond our control may adversely affect the economy, infrastructure and livelihood of the people in Australia and may materially and adversely affect our operations as our facilities and offices are currently located in Australia. Material damage to, or the loss of, such facilities due to fire, severe weather, flood, drought, earthquake, or other acts of God or causes may not be adequately covered by proceeds of our insurance coverage and could materially and adversely affect our business and results of operations. For example, rains and floods in Eastern Australia in 2022 (in February, July, November), which were the fifth storms in 19 months were the area was inundated, resulted in billions of AUD of damage. Bushfires in 2019-2020 resulted in more than 2,000 homes destroyed, losses of more than $900 million and 400+ deaths. Of the more than 10 million hectares burnt in south-eastern Australia during the 2019-2020 fire season, around one-quarter was agricultural land, which caused an estimated $4-5 billion worth of economic losses to the Australian food system. Any such further instances of natural disasters, fires or any outbreaks of contagious disease, acts of war or terrorist attacks may cause damage or disruption to our business, our employees and our markets, any of which could adversely impact our business, results of operations and financial condition.

If our products become contaminated, we may be subject to product liability claims and product recalls.

Our products may be subject to contamination by disease-producing organisms or pathogens. These pathogens are found generally in the environment and therefore, there is a risk that they could be present in our products. These pathogens can also be introduced to our products as a result of improper handling during processing or at the consumer level. We have little, if any, control over proper handling procedures once our products are delivered to our customers.

Our products are subject to sampling examinations on product quality by government authorities. If the products materially fail to meet any relevant quality or safety standards, we may be required by government authorities to recall the products and we may be held responsible for such failure, in which case our reputation and operations will be adversely affected. While we have insurance coverage for such recalls, we may be liable for any loss and injury caused by such products, which may have a materially adverse effect on our financial condition and results of operations. We may also be required to incur extra expenditures to comply with the additional regulatory requirements from time to time. So far there has been no product liability claim, product recall or other incident due to contamination of our products.

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Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Many of our competitors are also more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger operation scale and customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Increased competition could lead to lower revenues and higher costs. There is no guarantee that we will be able to compete effectively with current and future competitors, nor will it be possible to ensure that competitors will not actively resort to legal or illegal means which aim at destroying the brand and product quality of us or affecting the confidence of our consumers.

Risks Related to Ownership of Our Securities

The market price and trading volume of our Securities may be volatile and could decline significantly.

The stock markets, including the Nasdaq on which we listed our Ordinary Shares and Warrants (collectively, “Securities”), have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our Securities, the market prices of our Securities may be volatile and could decline significantly. Tn addition, the trading volumes in our Securities may fluctuate and cause significant price variations to occur. If the market prices of our Securities decline significantly, you may be unable to resell our Securities you held at or above the market price of our Securities as of the date immediately following the consummation of the Business Combination. There can be no assurance that the market prices of our Securities will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, cash flows, level of indebtedness, liquidity or financial condition;

●	announcements by us or our competitors of significant business developments; changes in clients;

●	acquisitions or expansion plans;

●	our involvement in litigation;

●	sale of our Ordinary Shares or Warrants or other securities in the future; market conditions in our industry;

●	changes in key personnel;

●	the trading volume of our Securities;

●	actual, potential or perceived control, accounting or reporting problems;

●	changes in accounting principles, policies and guidelines;

●	other events or factors, including but not limited to those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the ongoing COVID-19 pandemic), natural disasters, war, acts of terrorism or responses to these events; and

●	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our Securities, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, it could incur substantial costs and our management’s attention and resources could be diverted. In particular, our share prices have been declining since the consummation of the Business Combination. As of April 26, 2024, our share price traded at US$1.48 per share. If our share price falls below US$1.00 per share for a 30-trading day period, we could be subject to delisting under Nasdaq Stock Market Rules.

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We may issue additional Ordinary Shares or other equity or convertible debt securities without approval of the holders of our Securities, which would dilute existing ownership interests and may depress the market price of our Securities.

We may continue to require capital investment to support its business, and we may issue additional Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of our Securities in certain circumstances. Our issuance of additional Ordinary Shares or other equity or convertible debt securities would have the following effects: (i) Our existing shareholders’ proportionate ownership interest in us may decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding Ordinary Share may be diminished; and (iv) the market price of our Securities may decline.

Furthermore, our employees, directors or consultants are expected to be granted equity awards under the PubCo Incentive Plan, subject to a limit of 5% of the fully diluted share capital that is issued and outstanding upon consummation of the Business Combination, in the first year of issue. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercised, as applicable, for our Ordinary Shares.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the market price and trading volume of our Securities could decline significantly.

The trading market for our Securities will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of us, or if these securities or industry analysts are not widely respected within the general investment community, the demand for our Securities could decrease, which might cause the market prices and trading volumes of our Securities to decline significantly. In the event that we obtain securities or industry analyst coverage, if one or more of the analysts who cover us downgrade their assessment of us or publish inaccurate or unfavorable research about our business, the market price and liquidity of our Securities could be negatively impacted.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Nasdaq listing requirements and other applicable securities rules and regulations. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Our management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to obtain such coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects.

These factors could also make it more difficult for us to attract and retain qualified members of its board of directors, particularly to serve on our audit and risk committee, remuneration committee and nominating committee, and qualified executive officers. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could have an adverse effect on our business, financial condition, results of operations and prospects.

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We are an “emerging growth company” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act and will remain an “emerging growth company” until the earliest to occur of the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Securities held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Furthermore, even after we no longer qualifies as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, our shareholders may not have access to certain information they deem important. We cannot predict if investors will find our Securities less attractive because it relies on these exemptions. If some investors do find our Securities less attractive as a result, there may be a less active trading market and the market price of our Securities may be more volatile.

We are a company incorporated in the Cayman Islands and have qualified as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer as such term is defined in Rule 405 under the Securities Act and are a company incorporated in the Cayman Islands, and, we are a listed company on the Nasdaq. The Nasdaq market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards applicable to domestic U.S. companies. Because we have qualified as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

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In addition, we are not required to have: (i) a majority of the board of directors consist of independent directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating and corporate committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year. We intend to rely on some of the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq applicable to U.S. domestic public companies.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, including costs related to the preparation of financial statements in accordance with U.S. GAAP, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Because we are a “controlled company” as defined in the Nasdaq Stock Market Rules, you may not have protections of certain corporate governance requirements which otherwise are required by Nasdaq’s rules.

Under Nasdaq’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. We are a controlled company because JSKS Enterprises, our parent company, holds more than 50% of our voting power. For so long as we remain a controlled company, we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors.
●	our board of directors is not subject to the compensation committee requirement; and
●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors

As a result, if we take advantage of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. We intend to take advantage some of these controlled company exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

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You may face difficulties in protecting your interests, and certain judgement obtained against our directors and officers may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and we conduct a majority of its operations through our subsidiary, Australian Oilseeds Investments Pty Ltd., outside the United States. Substantially all of our assets are located outside the United States. All of our current officers and directors are nationals and residents of countries other than the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise and it will be difficult to effect service of process within the United States upon our officers or directors, or enforce judgments obtained in United States courts against our officers or directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions that comprise the Asian region could render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, it is unclear if any applicable extradition treaties now in effect between the United States and Asia markets would permit effective enforcement of criminal penalties of U.S. federal securities laws.

In addition, our corporate affairs are governed by the Amended PubCo Charter, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to our Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, any special resolutions passed by such companies and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the Amended PubCo Charter to determine whether or not, and under what conditions, our corporate records may be inspected by its shareholders, but we are not obliged to make them available to the shareholders (subject to limited circumstances in which an inspector may be appointed to report on the affairs of our Company). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

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It is not expected that we will pay dividends in the foreseeable future.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future. Our board of directors have complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our operating subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Holders of our Securities should not rely on an investment in our Securities as a source for any future dividend income. You may not realize a return on your investment in our Securities and you may even lose your entire investment in our Securities.

Risks Related to Taxation

We may not achieve the intended tax efficiencies of our corporate structure and intercompany arrangements, which could increase our worldwide effective tax rate.

Our corporate structure and intercompany arrangements, including but not limited to the manner in which we conduct our intercompany and related party transactions, are intended to provide us with worldwide tax efficiencies. The application of tax laws of various jurisdictions to our business activities is subject to interpretation and also depends on our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The tax authorities of jurisdictions where we operate may challenge our methodologies for intercompany and related party arrangements, including but not limited to transfer pricing, or determine that the manner in which we operate does not achieve the intended tax consequences, which could increase our worldwide

A certain degree of judgment is required in evaluating our tax positions and determining our provision for income taxes. In the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, our effective tax rate could be adversely affected by lower than anticipated earnings in markets where we have lower statutory rates and higher than anticipated earnings in markets where we have higher statutory rates, by changes in foreign currency exchange rates or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. Any of these factors could adversely affect our business, financial position and results of operations.

We could face uncertain tax liabilities in various jurisdictions in which we operate, which could adversely impact our operating results.

We are subject to the tax laws and policies of each of the countries in which we operate. Since legislation and other laws and regulations (particularly in relation to tax) in emerging markets, such as the markets where we operate, are often undeveloped and the interpretation, application and enforcement of tax laws and policies in emerging market countries is uncertain, there is a risk that we may be unable to determine our taxation obligations with certainty. We obtain external tax advice from time to time on the application of tax laws to our operations. Due to the aforementioned challenges of interpretation and consistency of application and enforcement, obtaining such advice may be difficult and opinions on the law may differ. The determination of our provision for tax liabilities requires significant judgment and estimation and there are classifications, transactions and calculations where the ultimate tax payable is uncertain.

Our tax exposure and obligations exist in each of the jurisdictions in which we presently operate and may arise in other jurisdictions in the future in the event that we commence operations in such new jurisdictions, either organically or through acquisitions. These risks may increase when we acquire a business, particularly to the extent that there are limitations or restrictions on the scope or nature of the financial, tax and other due diligence investigations that we are able to undertake in connection with the acquisition, or where the vendors withhold material information. Given the nature of our business, we are also exposed to the general changes in digital taxation policy that are happening globally.

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From time to time, we establish provisions to account for uncertainties as well as timing and accounting differences in respect of income tax and indirect taxes, including but not limited to in relation to businesses that are acquired by us. While we have established our tax and other provisions using assumptions and estimates that we believe to be reasonable, these provisions may prove insufficient given the risks and uncertainties inherent in the taxation systems in the countries where we operate. Any adverse determinations by a revenue authority in relation to our tax obligations may have an adverse effect on our business, financial condition and results of operations, and may adversely impact our operations in the relevant jurisdiction and our reputation.

We may be or become a passive foreign investment company (“PFIC’’), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

For U.S. federal income tax purposes, we will be a passive foreign investment company (“PFIC”) for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) at least 75% of our gross income consists of passive income or (ii) at least 50% of the average value of our assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and certain capital gains. Cash is generally a passive asset. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. Based on the current and projected composition of our income and assets, and the expected value of our assets, including goodwill, which is based on the expected price of our Ordinary Shares, we do not expect to be a PFIC for the current taxable year. However, because PFIC status is determined on an annual basis, and any determination of PFIC status may not be known until the close of each taxable year in question, and our PFIC status for the current taxable year and any future taxable year will depend upon the future composition of our income and assets, there can be no assurance that we will not be a PFTC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. investor holds Ordinary Shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding taxable years during which the U.S. investor holds such Ordinary Shares, even if we ceased to meet the threshold requirements for PFIC status. In such case, such a U.S. investor generally will be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition of Ordinary Shares as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to make a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be a PFIC. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of owning and disposing of Ordinary Shares if we are to become classified as a PFIC. For further discussion, see “Tax Consideration-Material United States Federal Income Tax Consideration.”

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THE PURCHASE AGREEMENT

General

On March 5, 2024, we entered into the Purchase Agreement with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena” or the “Investor”). Pursuant to the Purchase Agreement, we have the right to sell to Arena up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely and exclusively at our option, and we are under no obligation to sell any securities to Arena under the Purchase Agreement. Arena has no right to require us to sell any Ordinary Shares to Arena, but Arena is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena could be obligated to pay for the Ordinary Shares under the Purchase Agreement.

In accordance with the Purchase Agreement, we have filed the Registration Statement that includes this prospectus with the SEC to register under the Securities Act the resale by Arena of an aggregate of up to 33,000,000 Ordinary Shares, including (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement and (ii) Ordinary Shares which, in our sole discretion, may be issuable as a commitment fee in lieu of a cash payment in accordance with the terms of the Purchase Agreement.

From and after the Commencement, we will control the timing and amount of any sales of our Ordinary Shares to Arena. Actual sales of our Ordinary Shares to Arena under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary Shares, and determinations by us as to the appropriate sources of funding for our business and operations. The net proceeds that we may receive under the Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares to Arena, our ability to meet the conditions of the Purchase Agreement and the other limitations, terms and conditions of the Purchase Agreement and any impacts of the Beneficial Ownership Limitation and the Exchange Cap. We expect that any proceeds received by us from such sales to Arena, if any, will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

The number of our Ordinary Shares ultimately offered for resale by Arena through this prospectus is dependent upon the number of Ordinary Shares, if any, we elect to sell to Arena under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

Purchase of Shares Under the Purchase Agreement

Upon the initial satisfaction of the conditions to Arena’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the Registration Statement that includes this prospectus shall have been declared effective by the SEC, we will have the right, but not the obligation, from time to time in our sole discretion over the 36-month period beginning on the date upon the satisfaction of the conditions precedent to the right of our Company to deliver an advance notice occurs (the “Commencement Date”), to direct Arena to purchase a specified number of our Ordinary Shares not to exceed certain limitations set forth in the Purchase Agreement, by timely delivering an advance notice to Arena (each, an “Advance Notice”), on any trading day (each, a “Purchase Date”).

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The number of Ordinary Shares of each Purchase (“Maximum Purchase Amount”) varies in accordance with the time the Advance Notice is received, (a) if the Advance Notice is received by 7:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the daily value traded of the Ordinary Shares on the ten (l0) Trading Days immediately preceding an Advance Notice, or (ii) $10 million, (b) if the Advance Notice is received after 7:30 a.m. Eastern Time but on or prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the average of the daily value traded of Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $6 million, and (c) if the Advance Notice is received after 10:30 a.m. Eastern Time but on or prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the daily value traded of the Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $3 million.

The per share purchase price that Arena is required to pay for our Ordinary Shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Ordinary Shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (a) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 7:30 a.m. Eastern Time, (b) from 11:00 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 7:30 a.m. Eastern Time and before 10:30 a.m. Eastern Time and (c) from 1:00 p.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 10:30 a.m. Eastern Time and before 12:30 p.m. Eastern Time (the “Purchase Valuation Period”). If the total day’s VWAP at the end of any given I-hour interval has changed by+/- 10% versus the previous I-hour interval, the purchase price will be 90% of Arena’s sale execution for that day.

Termination

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, and (ii) the date on which Arena shall have purchased from us under the Purchase Agreement our Ordinary Shares for an aggregate gross purchase price of US$50,000,000. We may terminate the Purchase Agreement effective upon five trading days’ prior written notice to Arena; provided that (i) there are no outstanding Advance Notices, and the Ordinary Shares under which have yet to be issued, and (ii) we have paid all amounts owed to Arena pursuant to the Purchase Agreement. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties.

Fees

In consideration for Arena’s execution and delivery of the Purchase Agreement, we shall issue to Arena, as a commitment fee, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 (the “Commitment Fee Shares”) within one (1) Business Day of the effectiveness of the Registration Statement, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement(the “Reference Price”). For the avoidance of doubt, the Reference Price calculation will capture up to the day before the ELOC Investor’s shares go effective.

The Commitment Fee Shares will be subject to a true-up after the initial issuance pursuant to paragraph above whereby we will deliver irrevocable instructions to our transfer agent to electronically transfer to Arena or its designee(s) that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the lower of (A) the per Common Share price, which price shall be equal to the simple average of the daily VWAP of the Common Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement (the “Commitment Fee Share Price”) and (B) the lower of (i) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the date of effectiveness of this Registration Statement and (ii) the closing price on the twentieth (20th) Trading Day after the effectiveness of this Registration Statement. The Company shall therefore promptly (but in no event later than one (1) Trading Day) issue to Arena the Commitment Fee Shares based on the Commitment Fee Share Price upon effectiveness of the Registration Statement, and shall, if applicable, issue additional Commitment Fee Shares to Arena promptly (but in no event later than one (1) Trading Day after the end of the pricing period.

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Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to Arena under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of Arena’s control, including, among other things, the following:

●	The accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●	the effectiveness of the Registration Statement that includes this prospectus (and any one or more additional registration statements to be filed with the SEC that register Ordinary Shares that may be issued and sold by us to Arena under the Purchase Agreement);

●	us having obtained all required permits and qualifications for the offer and sale of all Ordinary Shares issuable pursuant to such Advance Notice;

●	no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

●	no suspension of the trading in Ordinary Shares by the SEC or the Principal Market (as defined in the Purchase Agreement), no final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated, and no violation of the shareholder approval requirements of the Principal Market incurred by the issuance of the Ordinary Shares;

●	a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all the Ordinary Shares issuable pursuant to such Advance Notice; and

●	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and the Pricing Period for all prior Advance Notices shall have been completed.

No Short-Selling or Hedging by Arena

Arena has agreed that neither it nor any of its agents, representatives and affiliates has entered or shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of our Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to our Ordinary Shares during any time prior to the termination of the Purchase Agreement.

Limitations on Sales

Pursuant to the terms of the Purchase Agreement, we will not sell to Arena Ordinary Shares if those shares, when aggregated with all other shares then beneficially owned by Arena, including the Commitment Fee Shares, and its affiliates as a result of purchases under the Purchase Agreement, in excess of the Beneficial Ownership Limitation, or the Exchange Cap (unless we obtain shareholders’ approval to issue Ordinary Shares in excess of the Exchange Cap).

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Ordinary Shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell our Ordinary Shares or any securities exercisable, exchangeable or convertible into our Ordinary Shares at a future determined price.

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Finder Fees

Except for EF Hutton LLC, neither we nor Arena has had any dealings in connection with the Purchase Agreement transaction with any finder or broker who will demand payment of any fee or commission from the other party.

Effect of Performance of the Purchase Agreement on Our Shareholders

All 25,000,000 Ordinary Shares registered in this offering which may be issued or sold by us to Arena under the Purchase Agreement are expected to be freely tractable. It is anticipated that Ordinary Shares registered in this offering will be sold over a period of up to 36-months commencing on the date that the Registration Statement of which this prospectus is made a part becomes effective. The sale by Arena of a significant number of Ordinary Shares registered in this offering at any given time could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of our Ordinary Shares to Arena, if any, will depend upon market conditions and other factors to be determined by us.

We may ultimately decide to sell to Arena all, some or none of the Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Ordinary Shares to Arena, after Arena has acquired the Ordinary Shares, Arena may resell all, some or none of those Ordinary Shares at any time or from time to time in its discretion. Therefore, sales to Arena by us under the Purchase Agreement, the resale by Arena of a significant amount of Ordinary Shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of Ordinary Shares to decline and to be highly volatile and may result in substantial dilution to the interests of other holders of our Ordinary Shares.

In addition, if we sell a substantial number of Ordinary Shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Ordinary Shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Ordinary Shares to Arena and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Investors who purchase Ordinary Shares from Arena in this offering at different times will likely pay different prices for those Ordinary Shares; thus they may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Ordinary Shares they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their Ordinary Shares in this offering.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Arena to purchase up to $50,000,000 of our Ordinary Shares. The number of Ordinary Shares ultimately offered for resale by Arena under this prospectus is dependent upon the price per share at which we sell our Ordinary Shares to Arena pursuant to the Purchase Agreement. Because the purchase price per share to be paid by Arena for the Ordinary Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares during the applicable Pricing Period for each Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of Ordinary Shares that we will sell to Arena under the Purchase Agreement, the actual purchase price per share to be paid by Arena for those Ordinary Shares, or the actual gross proceeds to be raised by us from those sales, if any.

If we elect to issue and sell to Arena pursuant to the Purchase Agreement more Ordinary Shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to an aggregate of $50,000,000 available under the Purchase Agreement, we will file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional Ordinary Shares we elect to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we can sell any additional Ordinary Shares to Arena under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary Shares in addition to the 25,000,000 Ordinary Shares being registered for resale under this prospectus could cause additional substantial dilution to our shareholders.

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The issuance of Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

The following table sets forth the percentage ownership of Arena assuming 50% of the gross proceeds we would receive from Arena from our sale of shares to Arena under the Purchase Agreement at varying purchase prices (and assumes no issuance of Ordinary Shares as Commitment Fee Shares):

Assumed Average Purchase Price Per Share(1)		Number of Registered Shares to be Issued if Full Purchase of Registered Ordinary Shares(3)	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance to Arena(4)	Proceeds from the Sale of Shares to Arena under the Purchase Agreement
1.00		25,000,000	48.8%	$25,000,000
1.25		20,000,000	43.3%	$25,000,000
1.48	(2)	16,891,892	39.2%	$25,000,000
1.50		16,666,667	38.9%	$25,000,000
1.75		14,285,714	35.3%	$25,000,000
2.00		12,500,000	32.3%	$25,000,000
2.25		11,111,111	29.8%	$25,000,000
2.50		10,000,000	27.6%	$25,000,000

(1)	For the avoidance of any doubt, this price would reflect the Purchase Price after calculation (i.e., after discounts to the market price of our Ordinary Shares) in accordance with the terms of the Purchase Agreement.

(2)	The closing price of the Ordinary Shares on Nasdaq as of April 26, 2024.

(3)	Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Ordinary Shares to Arena, we are only registering 25,000,000 Ordinary Shares that may be sold to Arena as purchase shares under the Purchase Agreement, which may or may not cover all the shares we may ultimately sell to Arena under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(4)	The denominator is based on 23,224,102 Ordinary Shares outstanding as of April 29, 2024, adjusted to include the issuance of the number of Ordinary Shares set forth in the adjacent column which we would have issued to Arena based on the applicable assumed purchase price per Purchase Share, and assumes that no Ordinary Shares have been issued to Arena as Commitment Fee Shares.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Security holder for its accounts. We will not receive any of the proceeds from these sales.

We may receive up to US$50,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Ordinary Shares to the Selling Securityholder after the date of this prospectus. See the section entitled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we will receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY

We may declare dividends on our Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. See the section titled “Description of Securities” and “Tax Considerations” in this prospectus for information on the potential tax consequences of any cash dividends declared.

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UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of EDOC and AOI, adjusted to give effect to the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023, combines the historical audited consolidated balance sheet of AOI as of June 30, 2023, included elsewhere in this proxy statement/prospectus, with the historical unaudited balance sheet of EDOC as of June 30, 2023, as included in EDOC’s Form 10-Q for the six months ended June 30, 2023, filed with the SEC on August 8, 2023, giving pro forma effect to the Business Combination as if it had occurred as of June 30, 2023.

The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023, combines the historical audited statement of operations of AOI for the year ended June 30, 2023, included elsewhere in this proxy statement/prospectus and the historical unaudited statement of operations of EDOC for the period from July 1, 2022 through June 30, 2023, as included in EDOC’s Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023 prospectus on a pro forma, basis as if the Business Combination had occurred on July 1, 2022.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, has been derived from:

●	the historical unaudited financial statements of EDOC as of June 30, 2023, and the related notes thereto, as included in EDOC’s Form 10-Q for the six months ended June 30, 2023, filed with the SEC on August 8, 2023; and

●	the historical audited consolidated financial statements of AOI as of June 30, 2023, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023, has been derived from:

●	the historical unaudited financial statements of EDOC for the six months ended June 30, 2023 and 2022, and the related notes thereto, as included in EDOC’s Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023 and the historical audited financial statements of EDOC for the year ended December 31, 2022, and the related notes thereto included elsewhere in this proxy statement/prospectus. Refer to Note 2 — “Basis of Presentation” for more detail; and

●	The historical audited consolidated financial statements of AOI for the year ended June 30, 2023, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. AOI and EDOC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of AOI and EDOC included in this proxy statement/prospectus and AOI’s and EDOC’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Business Combination

On December 5, 2022, EDOC entered into the Business Combination Agreement with AOI, upon execution of a joinder agreement to become party to the Business Combination Agreement (a “Joinder”), a to-be-formed Cayman Islands exempted Company (“PubCo”), AOI Merger Sub, upon execution of a Joinder, a to-be-formed Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), American Physicians LLC (“Purchaser Representative”), in the capacity as the Purchaser Representative thereunder, Gary Seaton, in his capacity as the representative for the Sellers in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”) and each of the holders of AOI’s outstanding capital shares (the “Primary Seller”), as amended from time to time to include subsequent parties that execute and deliver to EDOC, PubCo and AOI a joinder (the “Joining Sellers”), and the holders of AOI’s outstanding capital shares who are bound by the provisions of the Business Combination Agreement pursuant to the drag-along rights set forth in AOI’s memorandum and articles of association. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (a) EDOC will merge with and into Merger Sub, with EDOC continuing as the surviving entity (the “Merger”), and with holders of EDOC securities receiving substantially identical securities of PubCo, and (b) immediately prior to the merger, PubCo will acquire all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of PubCo, with AOI becoming a wholly-owned subsidiary of PubCo (the “Share Exchange”), and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

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Exchange Consideration

Pursuant to the Business Combination Agreement, on the Closing Date, EDOC merged with and into Merger Sub, with EDOC continuing as the surviving entity (the “Merger”), as a result of which, EDOC became a wholly-owned subsidiary of the Company, and each issued and outstanding security of EDOC prior to the Closing Date was cancelled in exchange for the receipt of substantially identical securities of the Company. Also on the Closing Date, the Company acquired all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for the Company’s ordinary shares (“Company Ordinary Shares”) par value $0.0001 per share (the “Share Exchange”).

More specifically, pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

●	each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received a number of Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited to the Company;

●	each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

●	each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

●	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;

●	each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

●	EDOC’s Rights will no longer be traded

●	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

●	EDOC’s $1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

On March 22, 2024, the Ordinary Shares and PubCo Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, EDOC will be treated as the “acquired” company for financial reporting purposes, and AOI will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	AOI’s current shareholders will hold a majority of the voting power of PubCo post Business Combination;

●	Effective upon the Business Combination, the post-combination Board will consist of five (5) directors, a majority of which will be independent under Nasdaq requirements, including three (3) directors designated by AOI, one (1) director designated by EDOC and one (1) independent director who will be mutually agreed upon by AOI and EDOC;

●	AOI’s operations will substantially comprise the ongoing operations of PubCo;

●	AOI is the larger entity in terms of substantive operations and employee base; and

●	AOI’s senior management will comprise the senior management of PubCo.

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Another determining factor was that EDOC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of EDOC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to EDOC over the fair value of EDOC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The following summarizes the number of Ordinary Shares at Closing Date:

	Based on Actual Redemption
Holders of Ordinary Shares	No. of Shares		Voting Power
EDOC Public Shareholders	1,066,168	(1)	4.6%
EDOC Public Shareholders (“Rights”)	900,000		3.9%
EDOC Initial Shareholders(3)	546,150		2.4%
ARC Group Limited	694,391		3.0%
Bob Ai	287,938		1.2%
Kevin Chen	132,863		0.6%
Gang Li	107,306		0.5%
Yan Michael Li	465,727		2.0%
Jintao Zheng	230,416		0.9%
I-Bankers Securities Inc.	146,500		0.6%
Total: EDOC Sponsors, Directors, Officers and Affiliates	4,577,459		19.7%
The AOI Selling Shareholders	18,646,643		80.3%
Pro Forma Ordinary Shares at Closing	23,224,102		100.00%

(1)	As of the Closing Date, there were 1,066,168 EDOC Public Shares converted from issued and outstanding shares of Class A ordinary shares.

(2)	EDOC Initial Stockholders’ equity interests following the Business Combination include Ordinary Shares in exchange for 2,250,000 founder shares of EDOC and 414,000 private placement shares of EDOC.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023, and the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023, are based on the historical financial statements of EDOC and AOI and the amounts are presented in AUD (see Note 2 — “Basis of Presentation” for more detail). The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023(1)

(in Australian Dollars)

	Australian Oilseeds (IFRS Historical)	EDOC (US GAAP Historical)	Share Redemption Adjustment		EDOC as Adjusted	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$121,273	$14,412	$-		14,412	-	$1,926,282	B	$24,730
							(2,895,054)	C
							857,817	I
Trade and other receivables	4,579,879	-	-		-	-	-		4,579,879
Inventories	1,143,033	-	-		-	-	-		1,143,033
Prepayment of seed purchase	3,951,896	-	-		-	-	-		3,951,896
Tax assets	224,215	-	-		-	-	-		224,215
Other assets	299,555	104,605	-		104,605	-	-		404,160
Total current assets	10,319,851	119,017	-		119,017	-	(110,955)		10,327,913
Non-current assets
Property, plant and equipment	10,261,910	-	-		-	-	-		10,261,910
Investments in associates	89,977	-	-		-	-	-		89,977
Other long-term financial assets	-	-	-		-	-	-		-
Intangible assets	2,582,495	-	-		-	-	-		2,582,495
Cash and marketable securities held in Trust Account	-	14,351,214	(13,330,673)	A	1,020,541	-	523,546	H	-
							(1,926,282)	B
							382,195	L
Total non-current assets	12,934,382	14,351,214	(13,330,673)		1,020,541	-	(1,020,541)		12,934,382
Total assets	$23,254,233	$14,470,231	(13,330,673)		1,139,558	-	$(1,131,496)		$23,262,295

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023(1) — (Continued)

(in Australian Dollars)

	Australian Oilseeds (IFRS Historical)	EDOC (US GAAP Historical)	Share Redemption Adjustment		EDOC as Adjusted	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES
Current liabilities
Trade and other payables	$6,473,495	$-	$-		-	3,808,009	$3,016,107	C	$13,297,611
Borrowings	396,881	-	-		-	-	-		396,881
Related party loans	3,237,711	-	-		-	-	-		3,237,711
Employee benefits	103,734	-	-		-	-	-		103,734
Accounts payable and accrued expenses	-	3,808,009	-		3,808,009	(3,808,009)	-		-
Total current liabilities	10,211,821	3,808,009	-		3,808,009	-	3,016,107		17,035,937
Non-current liabilities
Borrowings	2,078,570	-	-		-	-	-		2,078,570
Promissory note - related party	-	2,485,427	-		2,485,427	-	523,546	H	1,013,338
							857,817	I
							(2,853,452)	J
Convertible note - related party		2,504,438	-		2,504,438	-	(2,504,438)	J	-
Related party loans	2,982,499								2,982,499
Warrant liabilities	-	10,112	-		10,112	94,994	-	-	105,106
Class A ordinary shares subject to possible redemption	-	-			-	1,020,541	(1,020,541)	F	-

Total non-current liabilities	5,061,069	4,999,977	-		4,999,977	1,115,535	(4,997,068)		6,179,513
Total liabilities	15,272,890	8,807,986	-		8,807,986	1,115,535	(1,980,961)		23,215,450

Class A ordinary shares subject to possible redemption	-	14,351,214	(13,330,673)	A	1,020,541	(1,020,541)	-		-

EQUITY
AOI issued capital	2,582,487	-	-		-	-	(2,582,487)	D	-
EDOC preference shares	-	-	-		-	-	-		-
EDOC Class A ordinary shares	-	422	-		422	-	2,812	D	3,500
							25	F
							142	K
							104	M
							(28)	N
EDOC Class B ordinary shares	-	-	-		-	-	23	J
Treasury shares	-	-	-			-	28	N	28
Additional paid-in capital	-	6,905,701	-		6,905,701	-	(1,489,082)	C	17,732,863
							2,579,675	D
							(20,112,165)	E
							1,020,516	F
							23,398,163	G
							(142)	K
							5,430,301	J
							(104)	M
Accumulated deficit	4,051,390	(15,595,092)	-		(15,595,092)	(94,994)	(4,422,079)	C	(19,037,012)
							20,112,165	E
							(23,398,163)	G
							(72,434)	J
					-		382,195	L
Non-controlling interest	1,347,466	-	-		-	-	-		1,347,466
Total equity	7,981,343	(8,688,969)	-		(8,688,969)	(94,994)	849,465		46,845
Total equity and liabilities	$23,254,233	$14,470,231	$(13,330,673)		1,139,558	-	$(1,131,496)		$23,262,295

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2023, combines the historical audited consolidated statement of financial position of AOI as of June 30, 2023, with the historical unaudited balance sheet of EDOC as of June 30, 2023.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2023(1)

(in Australian Dollars)

	Australian Oilseeds (IFRS Historical)	EDOC (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$29,049,345	$-	$-	$-		$29,049,345
Cost of sales	(20,498,067)	-	-	-		(20,498,067)
Gross profit	8,551,278	-	-	-		8,551,278

Other income (expense)	48,273	-	(2,514,331)	(762,327)	AA	(25,864,221)
			762,327	(23,398,163)	BB
				-
Administration expenses	(3,010,325)	-	-	-		(3,010,325)
Formation and operating costs	-	(2,514,331)	2,514,331	-		-
Finance costs	(552,076)		-	-		(552,076)
Occupancy costs	(362,431)		-	-		(362,431)
Employee benefits expense	(2,302,641)		-	-		(2,302,641)
Depreciation expense	(461,074)		-	-		(461,074)
Interest expense		(53,484)		-		(53,484)
Fair value of shares transferred to backstop investors		(1,164,710)				(1,164,710)
Change in fair value of convertible promissory note		12,428				12,428
Change in fair value of warrant liabilities	-	19,461	102,502	-		121,963
Change in fair value of derivative liability				-		-
Interest income on marketable securities held in Trust Account	-	762,327	(762,327)	-		-

Profit (loss) before income tax	1,911,004	(2,938,309)	102,502	(24,160,490)		(25,085,293)

Income tax expense	(109,878)	-	-	-		(109,878)

Net income (loss)	$1,801,126	$(2,938,309)	$102,502	$(24,160,490)		$(25,195,171)

Basic and diluted net loss per share, redeemable Class A ordinary shares		$(0.66)

Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares		$(0.66)

Pro forma weighted average number of shares outstanding - basic and diluted						23,224,102

Pro forma loss per share - basic and diluted						$(1.08	)(2)

(1)	Refer to Note 1 — “Basis of Presentation” where the EDOC historical operating results adjustments are described in order to align with AOI’s period end.
(2)	Please refer to Note 6 — “Net Earnings (Loss) per Share” for details.

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NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, EDOC would be expected to be treated as the “acquired” company for financial reporting purposes, and AOI will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Australian Oilseeds’ current shareholders will hold a majority of the voting power of Pubco post Business Combination;
●	Effective upon the Business Combination, the Pubco Board will consist of five (5) directors, a majority of which will be independent under Nasdaq requirements, including three (3) directors designated by Australian Oilseeds, one (1) director designated by EDOC and one (1) independent director who will be mutually agreed upon by AOI and EDOC;
●	Australian Oilseeds’ operations will substantially comprise the ongoing operations of Pubco;
●	Australian Oilseeds is the larger entity in terms of substantive operations and employee base; and
●	Australian Oilseeds’ senior management will comprise the senior management of Pubco.

Another determining factor was that EDOC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of EDOC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to EDOC over the fair value of EDOC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The historical financial statements of Australian Oilseeds have been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of the Australian dollar (“AUD”). The historical financial statements of EDOC have been prepared in accordance with U.S. GAAP and in its functional and presentation currency of the United States dollar (“USD”). The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by Australian Oilseeds. EDOC’s historical financial statements have been converted from U.S. GAAP to IFRS to align with the basis of accounting used by Australian Oilseeds. See Note 3 — IFRS Conversion and Presentation Alignment.

The historical financial statements of EDOC have been translated into and are presented in AUD for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

●	at the period end exchange rate as of June 30, 2023 of US$1.00 to AUD$1.5078408 for the balance sheet;
●	the average exchange rate for the period from July 1, 2022 through June 30, 2023, of US$1.00 to AUD$1.4856633 for the statement of operations for the period ending on that date;

As Australian Oilseeds and EDOC have different fiscal year ends, in order to meet the SEC’s pro forma requirements of combining operating results for an annual period that ends within 93 days of the end of Australian Oilseeds’ latest annual fiscal year ended June 30, 2023, EDOC’s financial results for the twelve months ended June 30, 2023, have been calculated by taking (i) EDOC’s results for the year ended December 31, 2022, minus EDOC’s results for the six months ended June 30, 2022, plus (ii) EDOC’s results for the six months ended June 30, 2023.

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Note 1a — Reconciliation of EDOC Statement of Operations

The following table presents the calculation of the EDOC financial results for the twelve months ended June 30, 2022:

	USD	Less: USD	Plus: USD	USD	USD to AUD Average Exchange	AUD
	For the Year Ended December 31, 2022	For the Period ended June 30, 2022	For the Period Ended June 30, 2023	July 1, 2022 through June 30, 2023	Rate for July 1, 2022 through June 30, 2023	For the Year July 1, 2022 through June 30, 2023
Formation and operating costs	$2,544,984	$1,661,046	$808,458	$1,692,396	1.4856633	$2,514,331
Loss from operations	(2,544,984)	(1,661,046)	(808,458)	(1,692,396)	1.4856633	(2,514,331)
Other income (expense):
Interest earned on marketable securities held in Trust Account	314,155	35,188	234,155	513,122	1.4856633	762,327
Interest expense	(36,102)	(17,954)	(17,852)	(36,000)	1.4856633	(53,484)
Fair value of shares transferred to backstop investors	(5,739,976)	(4,956,010)	—	(783,966)	1.4856633	(1,164,710)
Change in fair value of convertible promissory note	139,936	892	(130,679)	8,365	1.4856633	12,428
Change in fair value of warrants	180,581	184,033	16,551	13,099	1.4856633	19,461
Total other income (expense), net	(5,141,406)	(4,753,851)	102,175	(285,380)	1.4856633	(423,979)
Net Loss	$(7,686,390)	$(6,414,897)	$(706,283)	$(1,977,776)	1.4856633	$(2,938,309)

Note 3 — IFRS Conversion and Presentation Alignment

The historical financial information of EDOC has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. Two adjustments required to convert EDOC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify EDOC Class A ordinary shares subject to redemption to non-current financial liabilities under IFRS 2, as shareholders have the right to require EDOC to redeem the ordinary shares and EDOC has an irrevocable obligation to deliver cash or another financial instrument for such redemption, and (ii) reclassify EDOC Warrants from equity (under U.S. GAAP) to non-current financial liabilities under IAS 32 measured at fair value through profit or loss, due to the “cashless” settlement provisions in the warrant agreement.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align EDOC’s historical financial information in accordance with the presentation of Australian Oilseeds’ historical financial information.

In addition, as part of the preparation of the unaudited pro forma condensed combined financial information, EDOC’s historical financial information was converted from United States dollars to Australian dollars in accordance with the presentation of Australian Oilseeds’ historical financial information, as discussed in Note 1 — “Basis of Presentation.”

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Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EDOC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Australian Oilseeds and EDOC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2023.

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

A.	Reflects the redemption of 21,501 EDOC Class A Ordinary Shares for a cash payment of AUD$0.4 million (or USD $0.2 million, which is approximately USD$11.23 per share) and the redemption of 16,670 EDOC Class A ordinary shares for a cash payment of AUD$0.3 million (or USD$0.2 million, which is approximately USD$11.49 per share) and the redemption of 650,039 EDOC ordinary shares for a cash payment of AUD$12.7 million (or USD $7.7 million, which is approximately USD$11.87 per share).

B.	Reflects the liquidation and reclassification of AUD$1.9 million of funds held in the Trust Account to cash that becomes available following the Business Combination.

C.	Reflects the payment of AUD $2.9 million of Business Combination related fees and expenses and to accrue AUD$3.0 million of Business Combination fees and expenses to be paid post-closing of the Business Combination.

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D.	Represents the exchange of outstanding AOI shares into 18,646,643 ordinary shares at par value of $0.0001 per share upon the Business Combination.

E.	Represents the elimination of EDOC’s historical accumulated losses after recording the transaction costs to be incurred by EDOC as described in (C) above, the recording of EDOC’s public warrants as liabilities in accordance with IFRS 32 and the recognition of share-based compensation by EDOC as described in (G) below.

F.	Reflects the reclassification of 166,168 shares of EDOC ordinary shares subject to possible redemption to permanent equity.

G.	Represents the estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of the shares issued by AOI and the fair value of EDOC’s identifiable net assets at the date of the Business Combination, resulting in an AUD$23.4 million increase to accumulated loss. The fair value of shares issued was estimated based on a market price of AUD$4.32 per share (or USD$2.85 per share) (as of March 21, 2024).

	Shares	Dollars
EDOC shareholders
Public shareholders(1)	1,631,015
Sponsor and other shareholders(2)
Fair value of shares issued to EDOC shareholders		$16,774,854
Net assets of EDOC as of June 30, 2023		5,662,245
Less: EDOC Transaction Costs		(4,422,079)
Less: EDOC Warrant liabilities		(94,994)
Less: Effect of forgiveness and conversion of Sponsor loans		5,179,997
Less: Effect of interest earned in Trust Account		382,195
Less: Effect of redemption of EDOC shares subsequent to June 30, 2023		(13,330,673)
Less: Effect of redemption of EDOC Class A ordinary shares		—
Adjusted net assets of EDOC as of June 30, 2023		(6,623,309)
Difference – being IFRS 2 charge for listing services		$23,398,163

(1)	Includes 9,000,000 Public Rights automatically converted into 900,000 PubCo Ordinary Shares upon the closing of the Business Combination and the Class A ordinary shares that were redeemed subsequent to the balance sheet date in the aggregate amount of 1,818,864 shares.

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(2)	Includes 479,000 Private Rights automatically converted into 47,900 PubCo Ordinary Shares upon the closing of the Business Combination and Class A ordinary shares issued with the conversion of USD$450,000 of the EDOC November 2021 convertible promissory note at $10.00 per share and Class A ordinary shares issued with the conversion of USD$625,000 of the EDOC January 2023, April 2023, June 2023, and November 2023 promissory notes at $10.00 per share.

H.	Reflects the borrowings by EDOC of AUD$0.5 million under the promissory note due to related party in order to extend the date by which EDOC had to consummate a Business Combination from February 12, 2023 to August 12, 2023 and to extend the date by which EDOC had to consummate a Business Combination from August 12, 2023 to November 12, 2023, and to extend the date by which EDOC had to consummate a Business Combination from November 12, 2023 to January 12, 2024, and to extend the date by which EDOC had to consummate a Business Combination from January 12, 2024 to April 12, 2024. Such funds were deposited into the Trust Account.

I.	Reflects the additional borrowings by EDOC of AUD$0.9 million under the promissory notes due to related party for working capital purposes.

J.	Reflects the conversion of AUD $1.4 million (or USD $0.9 million) the EDOC’s November 2021 promissory note due to related parties to 90,000 ordinary shares at AUD $15.08 (or USD$10.00) per share, par value $0.0001, the conversion of AUD $0.9 million (or USD $0.6 million) of EDOC’s February 2022 promissory note due to related parties to 60,000 ordinary shares at AUD $15.08 (or USD $10.00) per share, par value $0.0001, the reversal of the change in fair value of the promissory notes of AUD$0.07, and the write off of the accrued interest on the November 2021 note of AUD$0.09 million. Reflects the forgiveness of the remaining balance on the February 2022 promissory note, August 2022 promissory note, October 2022 promissory note, November 2022 promissory note, February 2023 promissory note, April 2023 promissory note, August 2023 promissory note, and November 2023 extension promissory note in the aggregate amount of AUD $3.1 million (or USD $2.1 million). Payment of the January 2023 promissory note, Jun 2023 promissory note, and November 2023 promissory note was deferred to after the closing of the Business Combination.

K.	Reflects the conversion of 9,479,000 EDOC Rights into PubCo Ordinary Shares upon the closing of the Business Combination. Each holder of an EDOC Right will automatically receive one-tenth (1/10) of a PubCo Ordinary Share upon consummation of the Business Combination. No additional consideration is required to be paid by a holder of EDOC Rights in order to receive their PubCo Ordinary Shares upon consummation of the Business Combination. The issuance of the shares underlying the EDOC Rights are not impacted by the redemptions of public shares because the rights are considered to be separately traded instruments from the Public Shares. If EDOC is unable to consummate the business combination, the EDOC Rights will expire worthless.

Since the issuance of the EDOC Rights require no additional consideration, they will be accounted for within shareholders’ equity at par value. The 947,900 ordinary shares issuable upon conversion of the EDOC Rights are reflected within the weighted average shares outstanding in the proforma earnings per share and are reflected as a component of issued and outstanding shares.

L.	Reflects the interest earned in the Trust account of AUD $0.4 million after June 30, 2023.

M.	Reflects the issuance of shares to Arc Group for advisory services, par value $0.0001.

O.	Reflects the transfer of 185,000 shares of Sponsor PubCo shares to PubCo, pursuant to the Share Transfer Agreement, at the consummation of the business combination.

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Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account.

BB.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of shares issued by AOI over the fair value of EDOC’s identifiable net assets at the date of the Business Combination. This cost is a non-recurring item.

Note 6 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since July 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of EDOC’s public shares:

Year Ended June 30, 2023
Pro forma net loss	$(25,195,171)
Weighted average shares outstanding of ordinary shares – basic and diluted	23,224,102
Net loss per share – basic and diluted	$(1.08)
Excluded securities:(1)
Public Warrants	4,500,000
Private Placement Warrants	239,500
Representative Warrants	450,000

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of AOI’s financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and AOI’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. AOI’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

AOI is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. AOI believes that transitioning from a fossil fuel economy to a renewable and chemical-free economy is the solution to many health problems the world is facing presently. To that end, AOI is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, AOI has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

AOI has a grower contract base for oilseeds made up of local and regional farmers and shareholders in New South Wales committed to sustainable, renewable and organic farming. Farmers employ regenerative farming practices such as conservative tillage and minimal use of chemicals and fertilizer to grow produce with no residue and increase carbon sequestration, thereby pulling more carbon from the atmosphere and sequestering higher carbon amounts in the soil. These contracts provide for oilseeds on a fixed acre or hectare contract basis as well as standard tonnage contracts for oil seeds.

The non-GMO chemical free oilseeds are then cold pressed, filtered and bottled into organic and non-organic food-grade oils, vegetable protein meals and supplements in stock feed rations. Cold pressing involves pressing and grinding the oilseeds without the use of chemicals and solvents at temperatures that do not exceed 50°C, which results in oil and meals that retain nutritional values, anti-oxidants and healthy omega fatty acids. AOI then works with various marketers and distributors to sell its products in the Australian retail and selected export markets. AOI does business in Australia, New Zealand, Japan, and the United States through the trademark “Good Earth Oils”.

Business Combination

We consummated the Business Combination on March 21, 2024. Our Ordinary Shares and Warrants commenced trading on the Nasdaq on March 22, 2024, under the symbols “COOT” and “COOTW,” respectively.

Components of Results of Operations

Results of Operations for the year ended June 30, 2023 and 2022

	Year Ended June 30,
	2023	2022
Sales revenue	$29,049,345	$24,911,848
Cost of sales	(20,498,069)	$(18,797,541)
Gross profit	8,551,276	6,114,307
Other income	48,273	103,107
Expenses:
Administrative expenses	(3,331,864)	(1,139,999)
Finance expenses	(552,076)	(361,904)
Occupancy costs	(40,890)	(38,753)
Employee benefits expense	(2,302,641)	(2,064,027)
Depreciation expense	(461,074)	(391,473)
Profit before income tax	1,911,004	2,221,260
Income tax expense	(109,878)	—
Profit for the year	1,801,126	2,221,260

42	See Introduction to cold pressed oils: Green technology, bioactive compounds, functionality, and applications (January 2020) by Mohamed Fawzy Ramadan Hassnien.

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	Year Ended June 30,
	2023	2022
Profit for the year	1,801,126	2,221,260
Total Comprehensive Income	1,801,126	2,221,260
Earnings per share:
Basic earnings per share	0.70	0.86
Diluted earnings per share	0.70	0.86

	June 30, 2023	June 30, 2022
Balance Sheet Data:
Cash and cash equivalents	$121,273	$474,973
Total assets	$23,254,233	$17,102,487
Total liabilities	$15,272,890	$10,922,270
Total shareholders’ profit	$1,801,126	$2,221,260
Attributable to members of the parent entity	$1,399,080	$1,836,377
Attributable to non-controlling interest	$402,046	$384,883

Sales revenue

Sales revenue increased by AUD$4,137,497 or 14% to AUD$29,049,345 for the twelve-month period ended on June 30, 2023 compared to AUD$24,911,848 for the twelve-month period ended June 30, 2022, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil.

Cost of sales

Cost of sales increased by AUD$1,700,527 or 8% to AUD$20,498,069 for the twelve-month period ended June 30, 2023 compared to AUD$18,797,541 for the twelve-month period ended June 30, 2022, primarily due to the purchase of additional canola oilseeds in order to match increases in the production by 23% and sale of canola oil. The increase gross margin was mainly due to the development of branding products in wholesale market.

Administrative expenses

Administrative expenses increased by AUD$2,191,865 or 192% to AUD$3,331,864 for the twelve-month period ended June 30, 2022, primarily due to the transaction cost of business combination activities with EDOC Acquisition Corp, including AUD$205,385 of audit fees, AUD$307,692 of consulting and AUD$729,872 of legal fees incurred.

Finance expenses

Finance expenses increased by AUD$190,172 or 34% to AUD$552,076 for the twelve-month period ended on June 30, 2023 compared to AUD$361,904 with twelve-month period ended June 30, 2022, primarily due to interest rate increase (Australian cash rate increased from 0.85% to 4.1%) and additional debt financing activity as a result of additional working capital requirement caused by strong sales performance.

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Employee benefits expense

Employee benefits expense increased by AUD$238,614 or 10% to AUD$2,302,641 for the twelve-month period ended on June 30, 2023 compared to AUD$2,064,027 for the twelve-month period ended June 30, 2022, primarily due to increases in the size of our staff and operations and payroll tax started to apply the Company given the total wage over the tax threshold.

Depreciation expense

Depreciation expense decreased by AUD$69,601 or 15% to AUD$461,074 for the twelve-month period ended on June 30, 2023 compared to AUD$391,473 for the twelve-month period ended June 30, 2022, primarily due to additional plant and equipment installed and start to depreciate through diminishing depreciation method.

Liquidity and Capital Resources

We currently finance our internal operations through our sales revenue. Our fundamental principles are to build and maintain a financial base for the purpose of maintaining soundness and efficiency of operations and achieving sustainable growth. Our liquidity requirements are primarily to fund our business operations, including capital expenditures and working capital requirements. Our primary source of liquidity is our sales revenue.

The source, timing and availability of any future sales revenue will depend principally upon market conditions, and, more specifically, on the market acceptance of our products. Lack of necessary funds may require us to, among other things, delay, scale back or eliminate expenses.

Our fiscal year 2024 sales revenue is projected to be reduced from our original projections in connection with AOI’s construction of a multi-oilseed crushing plant near Emerald, Central Queensland, which is projected to cost AUD$25 million. AOI has applied for, and received approval of on December 14, 2023, government support of AUD$5 million of incentives plus a grant of tax incentives through an Industrial Partnership Program. The terms of the AUD$5 million grant to AOI are presently under discussion and are expected to be finalized with funding to commence in March 2024. The balance of the facility’s capital stack is anticipated to include AUD$3 million from AOI’s operating cashflow, AUD$6 million to AUD$10 million in a bank funding facility for construction and equipment financing, and AUD$8 million to AUD$11 million of equity funding to complete the new plant within 15 months. If AOI does not raise all or any of the AUD$8 million to AUD$11 million of equity funding, AOI intends to fund the shortfall in funding sources from AOI’s operating cashflow.

Our short-term liquidity requirements are primarily linked to the business operations, including payments for operating costs, production costs, staffing expenses and marketing expenses. Our long-term liquidity requirements are primarily linked to product development and the expansion of our operations. Upon the successful completion of the Business Combination and the funding of the Arena PIPE investment at the closing coupled with the two subsequent tranches, coupled with revenue from operations, AOI believes it will have sufficient working capital for 9-12 months. In addition, AOI intends to rely on the $50,000,000 ELOC arrangement that PubCo intends to enter into upon the closing of the Business Combination, the final documentation of which is a condition to the closing of the Arena PIPE. If additional funds are required to support our working capital requirements and other purposes beyond the foregoing sources of funding, we may seek to raise additional funds through equity and debt financing or from other sources. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. If we raise additional funds through the issuance of equity, the percentage ownership of our equity holders could be diluted. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

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Cash Flows for the years ended June 30, 2023 and 2022

We had cash and cash equivalents of approximately AUD$121,273 at June 30, 2023 compared to AUD$474,973 at June 30, 2022. The following table summarizes our cash flow activities for the years ended June 30, 2023 and 2022:

	Year Ended June 30,
	2023 AUD	2022 AUD
Cash Flows from Operating Activities:
Receipts from customers	$28,063,458	22,176,677
Payments to suppliers and employees	(26,711,708)	(21,245,908)
Income tax paid	(109,878)	—
Interest paid	(552,076)	(361,543
Net cash provided by/(used in) operating activities	689,796	569,226
Cash Flows from Investing Activities:
Purchase of property, plant and equipment	(2,820,536)	(345,777)
Net cash provided by/(used in) investing activities	(2,820,536)	(345,777)
Cash Flows from Financing Activities:
Proceeds from borrowings	2,602,964	533,643
Repayment of borrowings	(825,924)	(600,000)
Net cash provided by/(used in) financing activities	1,777,040	(66,357)
Net increase/(decrease) in cash and cash equivalents held	(353,700)	157,092
Cash and cash equivalents at beginning of year	474,973	317,881
Cash and cash equivalents at end of financial year	$121,273	474,973

Operating activities

Cash provided by operating activities during the year ended June 30, 2023 was approximately AUD$689,796 representing a 17.5% increase of AUD$120,570 over AUD$569,226 for the year ended June 30, 2022. This consisted of proceeds from customer payments for our products.

Investing activities

Cash used in investing activities during the year ended June 30, 2023 was AUD$2,820,536. This consisted of cash used to purchase property, plant and equipment.

Cash used in investing activities during the year ended June 30, 2022 was AUD$345,777. This consisted of cash used to purchase property, plant and equipment.

Financing activities

Cash used in financing activities during the year ended June 30, 2023 was AUD$1,777,040. This consisted of cash used in the repayment of borrowings less proceeds from borrowings.

Cash provided by financing activities during the year ended June 30, 2022 was AUD$66,357. This consisted of cash provided by proceeds from borrowings.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Critical accounting policies

AOI prepares its financial statements in accordance with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. In doing so, it has to make estimates and assumptions that affect its reported amounts of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. To the extent that there are material differences between these estimates and actual results, AOI’s financial condition or operating results and margins would be affected. AOI bases its estimates on past experience and other assumptions that it believes are reasonable under the circumstances, and it evaluates these estimates on an ongoing basis. AOI refers to accounting estimates of this type as critical accounting policies and estimates, which is discussed further in its consolidated financial statements.

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MANAGEMENT OF PUBCO AFTER THE BUSINESS COMBINATION

At the effective time of the business combination, in accordance with the terms of the Business Combination Agreement, the board of directors and executive officers of PubCo will be as follows. Upon completion of the Business Combination, our executive officers will be full-time employees.

Information about Officers, Directors and Nominees

Name	Age	Position
Executive Officers
Gary Seaton	70	Chief Executive Officer and Chairman
Bob Wu	45	Chief Financial Officer
Non-Executive Directors
Kapil Singh	49	Director
Kevin Chen	48	Director
Menaka Athukorala	53	Director
Gowri Shankar	45	Director

Executive Officers

Gary Seaton, Chief Executive Officer and Chairman of the Board of Directors, has served as a director and the Secretary of AOI since its inception. Mr. Seaton has also served as the Managing Director of Cootamundra Oilseeds Pty Ltd. (“Cootamundra”), Cowcumbla Investments Pty Ltd (“Cowcumbla”) and CQ Oilseeds Pty Ltd. since 2014, and Energreen Nutrition Australia Pty Ltd. — Brisbane Australia since 2013. Cootamundra and Cowcumbla are the operating subsidiaries of AOI. Mr. Seaton has more than 42 years of experience in the field of international business operations, and he is a social entrepreneur. He currently serves as the Chairman of G&G Group of Companies (“G&G Group”), which is the parent company founded in Singapore and oversees all business except for Australian companies. G&G Group has operations in Singapore, Malaysia, Sri Lanka, Africa, India and Australia, predominately in the agricultural, commodities and renewable energy sector. Mr. Seaton is also the majority owner and Director of Energreen Nutrition & Bioenergy plantations and is part of the Investment Committee of Aditya Birla Sunlife Global Clean Energy Fund. We believe Mr. Seaton is qualified to serve as a director of PubCo given his extensive experience in international business operations and the oilseed industry.

Bob Wu, Chief Financial Officer, has served as Group Chief Financial Officer of AOI since January 1, 2022, and Financial Controller of Energreen Nutrition Australia Pty Ltd. since June 2021. Mr. Wu has more than 17 years’ experience in finance, controllership and accounting. Prior to joining the AOI group, Mr. Wu worked as a Senior Financial Controller from November 2018 to June 2020 at Lenards Pty Ltd., and JV Finance Manager for Asia Pacific Region at Sealy Australia from December 2017 to June 2018. Prior to that, Mr. Wu spent 3.5 years with CNOOC Australia Investment as a Finance Manager, reporting analysis and project audit in Oil & Gas joint operation, which valued at $27 billion in Australia east coast. Mr. Wu also has eight years of experience as an external auditor in Ernst & Young, and specialized in capital raising, joint venture accounting and statutory financial reporting. We believe Mr. Wu is qualified to serve as a director of PubCo given his extensive experience in finance and accounting.

Non-Executive Directors

Kapil Singh, Director (Independent), Compensation Committee Chair — Mr. Singh is a founder and Director of Kapital Global LLC FZ and KGV Global FZE, which both provide strategic investments and advisory services. Mr. Singh worked with Citigroup Credit Services India Limited, Standard Chartered and NYSE listed HDFC Bank (HDB: NYSE). Mr. Singh has extensive knowledge and networking in the small and micro-cap space in developed, emerging and frontier markets, and he also has experience in cross-border transactions across sectors including agriculture and commodity businesses. Mr. Singh holds a post-graduate degree (2012) in International Business from Indian Institute of Foreign Trade New Delhi Campus. We believe Mr. Singh is qualified to serve as a director of PubCo given his experience with emerging markets and U.S. publicly listed companies.

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Menaka Athukorala, Director (Independent), Nomination Committee Chair — Mr. Athukorala has serves as Executive Director of Lotus Renewable Energy Pvt. Ltd. (Sri Lanka), and Director of Lotus Hydro Power PLC since 2016. He also carries out duties and responsibilities in the capacity of a Chief Executive Officer of Hatton Plantations, and Chief Operating Officer and Country Manager Cum Director of Lotus Renewable Energy Pvt. Mr. Athukorala worked up to 2013 and left a Deputy General Manager and joined Lalan Rubber as the Group General Manager. His career path started as a Junior Assistant Superintendent in 1992 and became Superintendent at Salawa Estate under Pussellawa Plantations Limited in 2002. Mr. Athukorala studied at Nalanda College Colombo, and holds a Higher National Diploma of Plantation Management and Agriculture.

Kevin Chen, Director (Independent) — The description of the experiences of Kevin Chen, expected independent director of PubCo, is included in the section of this proxy statement/prospectus entitled “Other Information Related to EDOC — Directors and Executive Officers.”

Gowri Shankar, Director (Independent), Audit Committee Chair — Mr. Shankar has served as Director of Lotus Hydro Power PLC since July 2016, and Director of Hatton plantations PLC since May 2019. He is a member of Audit Committee, Third Party Related Transaction Committee, Remuneration Committee of Lotus Hydro Power PLC and Hatton Plantations PLC, which are public companies listed on Colombo Stock Exchange. He is also the Group Director — Investments & Strategy for G&G Group of Companies, Singapore. Mr. Shankar worked in private banks for more than 10 years, and has handled portfolio management services for HNI’s & Corporates. Mr. Shankar graduated from NIT Jalandhar with a Bachelor of technology in BTech (Machine Designing & Automation Engineering) in 2001, and National Institute of Technology Warangal with an MBA (Marketing & System) in 2003.

The business and affairs of PubCo will be managed by or under the supervision of the PubCo Board following completion of the Business Combination. Immediately after Closing, the PubCo Board will consist of five directors: Gary Seaton, Gowri Shankar, Kapil Singh, Kevin Chen and Menaka Athukorala, with Gary Seaton expected to serve as Chairman of the PubCo Board. The primary responsibilities of the PubCo Board will be to provide oversight, strategic guidance, counselling and direction to PubCo’s management. The PubCo Board will meet on a regular basis and additionally as required.

A majority of PubCo’s directors and officers are located outside of the United States and are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Gary Seaton and Bob Wu and reside in Australia. Menaka Athukorala resides in Sri Lanka and Kapil Singh and Gowri Shankar reside in India. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Enforceability of Civil Liabilities” for further information.

Family Relationships

There are no family relationships between any of PubCo’s executive officers and directors or director nominees.

AOI’s Executive Compensation

None of AOI’s directors or executive officers has received any compensation for services rendered to date. Further, no cash compensation has accrued to AOI’s director and executive officers who were employed by AOI to date.

Director and Officer Compensation Following the Business Combination

Following the Closing, PubCo intends to develop an executive compensation program that is consistent with existing compensation policies and philosophies of Nasdaq-listed peer companies, which are designed to align the interest of executive officers with those of its stakeholders, while enabling PubCo to attract, motivate and retain individuals who contribute to the long-term success of PubCo. The initial determinations with respect to director and executive compensation after the Business Combination have been determined by the compensation committee of the PubCo Board.

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Director and Officer Compensation Following the Business Combination

PubCo intends to develop a compensation program that is consistent with existing compensation policies and philosophies of Nasdaq-listed peer companies, which are designed to align the interest of executive officers with those of its stakeholders, while enabling PubCo to attract, motivate and retain individuals who contribute to the long-term success of PubCo. The initial determinations of compensation of directors and officers after the Business Combination are as follows:

Name	Position	Cash Compensation (AUD)		Equity Compensation
Executive Officers
Gary Seaton	Chief Executive Officer and Chairman	$200,000	(1)	TBD
Bob Wu	Chief Financial Officer	$100,000	(1)	TBD
Non-Executive Directors
Kapil Singh	Director	$100,000	(2)	—
Kevin Chen	Director	$100,000	(2)	—
Menaka Athukorala	Director	$30,000	(2)	—
Gowri Shankar	Director	$30,000	(2)	—

(1)	Represents annual salary provided for in the respective executive officer’s executive employment agreement to be executed upon Closing of the Business Combination. See “Employment Arrangements with Executive Officers” below for summary.
(2)	Represents annual director fee commencing at the Closing of the Business Combination.

Executive Employment Agreements with Executive Officers

Certain executive officers of PubCo entered into executive employment agreements with PubCo at the Closing of the Business Combination. :

Gary Seaton, Chief Executive Officer and Chairman of the Board. The executive employment agreement with Mr. Seaton provides that Mr. Seaton will hold the position of Chief Executive Officer of PubCo with a base annual salary of AUD$200,000. Under the agreement, Mr. Seaton’s employment is at will and will continue until either Mr. Seaton or PubCo notifies the other party at least 60 days written notice of intent to terminate employment. If. Mr. Seaton’s employment is terminated by PubCo without “cause”, he is entitled to receive (i) continued base salary payments for 6 months following termination; (ii) accrued but unpaid base salary through the termination date; (iii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iv) accrued but unused annual leave days; and (v) all other payments, benefits, or fringe benefits to which he shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

Bob Wu, Chief Financial Officer. The executive employment agreement with Mr. Wu provides that Mr. Wu will hold the position of Chief Financial Officer of PubCo with a base annual salary of AUD$100,000. Under the agreement, Mr. Wu’s employment is at will and will continue until either Mr. Wu or PubCo notifies the other party at least 60 days written notice of intent to terminate employment. If. Mr. Wu’s employment is terminated by PubCo without “cause”, he is entitled to receive (i) continued base salary payments for 6 months following termination; (ii) accrued but unpaid base salary through the termination date; (iii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iv) accrued but unused annual leave days; and (v) all other payments, benefits, or fringe benefits to which he shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

“Cause” is defined in the executive employment agreement to mean (i) the Executive’s willful failure to perform Executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Executive’s willful failure to comply with any valid and legal directive of the Board or the Company; (iii) the Executive’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) the Executive’s embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company; (v) the Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a major indictable offence or a crime involving moral turpitude, if such felony or other crime is work-related, materially impairs the Executive’s ability to perform services for the Company, or results in material/reputational or financial harm to the Company or its affiliates; (vi) the Executive’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vii) the Executive’s willful unauthorized disclosure of Confidential Information (as defined below); (viii) the Executive’s material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or (ix) the Executive’s engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute. In addition, the executive’s employment shall be deemed to have terminated for Cause if, on the date the executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

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Controlled Company Exemption

Upon consummation of the Business Combination, Gary Seaton, Chief Executive Officer and founder, will beneficially own more than 50% of the combined voting power for the election of directors of PubCo. As a result, PubCo will be a “controlled company” within the meaning of Nasdaq listing rules and would be eligible to elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

●	that a majority of its board of directors consist of directors who qualify as “independent” as defined under the rules of Nasdaq;

●	that it has a nominating and corporate governance committee composed entirely of independent directors; and

●	that it has a compensation committee composed entirely of independent directors.

Although PubCo does not intend to rely on such exemptions initially following the consummation of the Business Combination, PubCo may elect to utilize one or more of these exemptions for so long as it remains a “controlled company.” Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event that PubCo ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, PubCo will be required to comply with these provisions within the applicable transition periods. See “Risk Factors — Risks Related to Our Securities Following the Business Combination and AOI Operating as a Public Company.”

Foreign Private Issuer

PubCo is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, PubCo is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, PubCo is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. PubCo may elect to follow its home country’s corporate governance practices as long as it remains a foreign private issuer. As a result, PubCo’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, PubCo is also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Nonetheless, PubCo intends to align itself with the practices adopted by Nasdaq-listed U.S. domestic companies to the best of its ability to provide its shareholders with enhanced transparency and protection.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, PubCo will adhere to the rules of such exchange, as applicable to foreign private issuers and controlled companies, in determining whether a director is independent. The board of directors of PubCo has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

Upon the Closing, we anticipate that the size of PubCo’s board of directors will be five directors, three of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. We anticipate that Gowri Shankar, Kapil Singh, Kevin Chen and Menaka Athukorala will be “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Risk Oversight

The PubCo Board is responsible for overseeing PubCo’s risk management process. The PubCo Board will focus on PubCo’s general risk management strategy, the most significant risks facing PubCo, and oversight of the implementation of risk mitigation strategies by the management of PubCo. PubCo’s audit committee will also be responsible for discussing PubCo’s policies with respect to risk assessment and risk management.

The PubCo Board appreciates the evolving nature of its business and industry and will be actively involved with monitoring new threats and risks as they emerge. In particular, the PubCo Board will be responsible for closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on PubCo’s business, and risk mitigation strategies.

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Committees of the Board of Directors

Upon consummation of the Business Combination, PubCo will establish a separately standing audit committee, nominating committee and compensation committee. The PubCo Board will adopt a charter for each of these committees. PubCo intends to comply with future Nasdaq requirements to the extent they will be applicable to PubCo.

Audit Committee

Upon the Closing, PubCo’s audit committee will be composed of Gowri Shankar, Menaka Athukorala and Kevin Chen, with Gowri Shankar serving as chairperson. PubCo’s Board has determined that all such directors meet the independence requirements under the Nasdaq Listing Rules and under Rule 10A-3 of the Exchange Act. Each member of the audit committee is financially literate, in accordance with Nasdaq audit committee requirements, and possesses prior experience sitting in auditing committees of publicly-listed companies. In arriving at this determination, the PubCo Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Nomination Committee

Upon the Closing, PubCo’s nomination committee will be composed of Kapil Singh, Menaka Athukorala and Kevin Chen, with Menaka Athukorala with serving as chairperson. The nomination committee is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues.

Compensation Committee

Upon the Closing, PubCo’s compensation committee will be composed of Kapil Singh, Gowri Shankar and Kevin Chen, with Kapil Singh serving as chairperson. The compensation committee is responsible for reviewing and making recommendations to the PubCo Board regarding its compensation policies for its officers and all forms of compensation. The compensation committee will also administer PubCo’s equity-based and incentive compensation plans and make recommendations to the PubCo Board about amendments to such plans and the adoption of any new employee incentive compensation plans.

Code of Ethics

PubCo will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes PubCo’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including non-management directors, by sending a letter to us at Australian Oilseeds Investments Pty Ltd., 126 – 142 Cowcumbla Street, Cootamundra, Australia, attention Mr. Bob Wu, Chief Financial Officer for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial shareholder of PubCo. All communications received as set forth above will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

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BUSINESS OF AOI

Unless the context otherwise requires, references in this “Business of AOI” section to “we,” “us,” “our,” and similar first-person references are intended to mean the business and operations of AOI and its consolidated subsidiaries taken as a whole prior to the Business Combination and PubCo and its consolidated subsidiaries taken as a whole following the Business Combination.

Overview

AOI is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. AOI believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, AOI is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, AOI has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

AOI’s Grower Supply Contracts and Farming Methods

To source the agricultural products for its business, AOI has a grower-supply contract base for oilseeds made up of local and regional farmers and shareholders in New South Wales committed to sustainable, renewable and organic farming. AOI’s farmers employ regenerative farming practices such as conservative tillage and minimal use of chemicals and fertilizer to grow produce with no residue and increase carbon sequestration, thereby pulling more carbon from the atmosphere and sequestering higher carbon amounts in the soil.

These grower-supply contracts (known universally as contract farming) provide for oilseeds on a fixed-acre or hectare-contract basis as well as standard tonnage contracts for oil seeds. Contract farming is an agreement between farmers and processing firms for the production and supply of agricultural products under forward agreements, frequently at predetermined prices. The basis of such production arrangements is a commitment on the part of the farmer to provide a specific commodity in quantities and at quality standards determined by the purchaser and a commitment on the part of the purchaser to support the farmer’s production and to purchase the commodity at harvest.

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After AOI determines with whom to contract for its oilseeds, AOI and the counterparty agree upon one or more contracts. The contracts contain information about the plot of land (referred to as the “block”) on which the product is grown. For each growing period, the grower-supply contract associates a harvest with a block. The harvest identifies the product and growing period. Because a contract can span several growing periods, a block might have several harvests associated with it. AOI contracts to purchase all of the output from a particular block. Typically, the contract manager manages the harvests at the block level because most harvests for a block have similar characteristics, such as price. A grower-supply contract is a contract associated with a block and harvest.

In addition to AOI’s grower-supply contracts with local and regional farmers and shareholders in New South Wales, Energreen Nutrition Australia Pty Ltd. provides supply-chain support for raw materials to AOI as an additional source of oilseeds supply. In addition, AOI has an exclusive supply agreement of canola seed with Good Earth Growers, as a strategy partner who has committed to reduce chemical residual in farming operation. Good Earth Growers was the first grain producer in Australia to be certified “Chemical Free Farmers”.1

AOI’s is committed to working only with farmers and growers who are committed to sustainable, renewable and organic farming methods, which stand in contrast to the manner that the majority of our food supply is grown, which traditional agriculture systems, we believe, are degenerative, damaging the planet’s ecosystem at an alarming rate through loss of topsoil, loss of biodiversity, desertification, habitat destruction, and air and water pollution; thus, degenerative agriculture is also a large contributor to climate change.2 AOI believes that farming must be performed in a more nature-friendly, biodiversity-supporting manner.

The non-GMO chemical free oilseeds are then cold pressed, filtered and bottled by AOI into organic and non-organic food-grade oils, vegetable protein meals and supplements in stock feed rations. Cold pressing involves pressing and grinding the oilseeds without the use of chemicals and solvents at temperatures below 50 degrees Celsius, which results in oil and meals that retain nutritional values, antioxidants and healthy omega fatty acids3. AOI works with various marketers and distributors to sell its products in the Australian retail and selected export markets. AOI does business in Australia, New Zealand, Japan, and the United States through the trademark “Good Earth Oils”. As recently announced, the Company anticipates selling its Good Earth Oils products in the United States commencing in July 2024.

Moreover, AOI’s business strategy is aligned with the United Nations (“UN”) Sustainable Development Goals (“SDGs”), tracking, and improving on metrics within target UN SDGs, as seen in the following diagram:

1	Good Earth Growers | Australia’s first Chemical Free Farmers & Grain Producers
2	See Frontiers | Agriculture’s Contribution to Climate Change and Role in Mitigation Is Distinct From Predominantly Fossil CO2-Emitting Sectors (frontiersin.org)
3	See Introduction to cold pressed oils: Green technology, bioactive compounds, functionality, and applications (January 2020) by Mohamed Fawzy Ramadan Hassnien.

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AOI’s Business Model in alignment to UN’s Sustainable Development Goals

AOI believes that to make a true impact, they must materially advance progress towards meaningful environmental, social, and governance goals, and even further advance the fulfillment of the UN SDGs4 — giving due consideration to the potential impact pathways for a given investment. The UN SDGs can only be realized with strong global partnerships and cooperation, which underpin the vision of AOI since its inception. The SDGs identified by the United Nations provide a common pathway for a better and more sustainable future.

AOI believes that the SDGs in business is good business as they work in the spirit of partnership and pragmatism to make proper choices now to improve life, in a sustainable way, for future generations by providing clear guidelines and targets for all countries to adopt in accordance with their own priorities and the environmental challenges of the world at large.5

The Business Opportunity

Health Benefits. Oilseeds are rich in various phytochemicals such as phenolic compounds, flavonoids, tocopherols, tocotrienols, polyphenols, vitamins, minerals, protein, and fiber and are used in healthy vegetable oils, livestock feeds, medicines, biofuels, and other oleochemical industrial purposes. Oilseeds are also a rich source of oil and fatty acids and are cholesterol free all of which are often employed in the extraction of oil.

Vegetable oil is an invaluable product used throughout the world. Cottonseed oil is cooking oil made from the seeds of Gossypium hirsutum and gossypium herbarium cultivated for cotton plants, especially cotton fibre and animal feed, and like other oilseeds, such as sunflower seeds, cotton seeds have an oily core surrounded by a hard outer shell. Oil is removed from the grain during processing. Oil is also extracted from soybean to use as a vegetable oil, which is the second most consumed oil. Soybean is used for extracting oil and for consumption as a seed legume in human diet. Soybean meal is an important component of formulated poultry and fish meals. Soybean protein is referred to as a “complete protein” due to its amino acid content. Soybean protein is well-known for its nutritional significance in the treatment of heart disease and diabetes.6

4	See https://sdgs.un.org/goals.
5	How 17 Companies Are Tackling Sustainable Development Goals (and Your Company Can, Too) — SDGfunders
6	See Oilseed Market Size, Growth, Trends, Growth, Report 2022-2030 (precedenceresearch.com)

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Oilseed composition has been studied extensively, but recently has been thoroughly investigated especially focusing on the phytochemicals representing the minor components; this interest is connected with the activity of such compounds against cardiovascular diseases, lipid oxidation, protein cross-linking and DNA mutations and homeostasis function, which prevent the attack of biomolecules by free radicals.7

From phytosterols to polyphenols, fat to polyphenols, many of the characteristic components of oilseeds are known to have positive effects on health, capacity and well-being, and can be used to design functional foods. Vegetables, fruits and nuts, all rich in phenols, flavonoids, isoflavonoids, phytosterols and phytic acid — essential bioactive compounds, provide considerable health benefits8 such as alleviating major diseases and health conditions representing the highest causes of death worldwide, including cardiovascular disease, cancer, diabetes, neurodegenerative diseases, and aging. We believe that these ameliorative characteristics will continue to drive the demand for AOI’s products.

Global Market Demand. The global oilseeds market in 2022 is estimated at $264.87 billion worldwide and is expected to grow to $340.44 billion by 2026 at a compound annual growth rate (“CAGR”) of 5.7%, is projected to be worth $385.45 billion by 20309 and projected to be worth $385.45 billion by 2030. The growing usage of oilseeds in animal feed, as well as the need for healthy and organic oilseed-processed goods, public-private collaborations in varietal development, and molecular breeding in oilseeds, are expected to propel the growth of the oilseed market.

AOI believes that Australian-derived non-GMO oils are in high demand in Europe and other countries, in contrast to Canadian canola oil which is mostly genetically modified in order to be tolerant to herbicides.10 We believe that the global demand for healthier, natural and chemical-free food products opens avenues for domestic and international economic activity and AOI is an example of this trend. AOI intends to address this increased global demand for sustainable premium cold-pressed and non-GMO products by expanding its existing cold-pressing capacity from 40,000 metric tons to 80,000 metric tons per annum. AOI is also looking to establish a multi-seed crushing plant at Emerald, Queensland with a projected cold-pressing capacity of 80,000 metric tons per annum by the end of 2023 in order to market itself as the largest cold-pressed player in the APAC region.

7	See Oilseeds as Functional Foods: Content and Composition of Many Phytochemicals and Therapeutic Alternatives | IntechOpen
8	See Oilseeds as Functional Foods: Content and Composition of Many Phytochemicals and Therapeutic Alternatives | IntechOpen
9	See Oilseeds Global Market Report 2022 by The Business Research Company.
10	See Canola | CBAN

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According to a 2022 study by Precedence Research, the market is accelerating, as the production of soybean oil has increased as a result of its demand by the population due to its nutritional value.

Sunflower Oil

Sunflower seeds are used for the purpose of producing sunflower oil. Sunflower oil is extensively used as frying oil in food and as a lubricant in cosmetic applications. It contains linoleic acid, a polyunsaturated fat and oleic acid, a monounsaturated fat. It also consists of large amounts of Vitamin E. Unrefined sunflower oil is used as a salad dressing in Eastern European cuisines, as it contains omega-6 fatty acids and is very nutritious. Sunflower butter contains sunflower oil as well. When sunflower oil is extracted, the crushed seeds are left behind, which are high in protein and dietary fiber and can be utilized as animal feed, fertilizer, or fuel. PEG-10 sunflower glycerides are the polyethylene glycol derivatives of mono- and diglycerides generated from sunflower seed oil with an average of 10 moles of ethylene oxide and are a pale-yellow liquid with a “slightly fatty” odor.

Sunflower glycerides PEG-10 are widely utilized in cosmetic compositions. When mixed with diesel in the tank, sunflower oil can be utilized to run diesel engines. In frigid temperatures, viscosity is enhanced due to the high quantities of unsaturated fats. Because it is a rich source of oil, ash calcium, carbohydrate and protein, the sunflower segment in this market is expected to grow at the quickest rate. Sunflower seeds are widely employed in the feed business as sunflower meal, which is increasingly being used as an alternative for soybean meal due to price considerations.

Rapeseed Oil

Canola, or rapeseed oil, is produced by Rapeseed, which is also known as rape or colza, which is a mustard plant cultivated for its seeds. Canola oil is multifarious in nature, as it is used for cooking, as a soap and margarine ingredient, and as a lamp fuel (colza oil). Jet engines use the liquefied form of the oil to lubricate and can also be converted to biodiesel.

Fodder is produced, as a result of the seeds which are left over after oil extraction. The plant can be used as a green manure and cover crop. After soybean and palm oil, rapeseed was the world’s third-largest source of vegetable oil in 2000. After soybean, it is the world’s second-largest source of protein meal. Rapeseed meal is produced as a by-product of the oil extraction process. A high-protein animal feed is produced as a by-product, which is competitive with soybean. The feed is mostly used for cattle, although it is also used for pigs and fowl. Natural rapeseed oil, on the other hand, includes 50% erucic acid and large quantities of glucosinolates, lowering the nutritional value of rapeseed press cakes for animal feed.

The Precedence Research study also concluded that oilseeds used as a vegetable oil are not only high in protein, but also high in concentrated energy. The expanding demand for vegetable oils in an ever-increasing number of homes is driving demand for oilseeds. Furthermore, the growing need for biofuels in both developing and developed countries is propelling the oilseeds market forward. To meet the increasing demand for oil around the world, farmers are increasingly turning to oilseeds to boost productivity.

In the commercial sector, oilseeds are high in demand because of its various applications such as oilseeds like sunflower as a type of moisturizer in cosmetic products. Oilseeds are India’s second-largest agricultural export after food grains. According to Precedence Research, as people increasingly prioritize their health, they are choosing vegetable oil over animal fat. Linseed Oil, in addition to different vegetable oils, are extensively used for manufacturing of paints, varnishes, and lubricants. Oil-cake is used to feed cows and also as a fertilizer for vegetation which includes cotton, tobacco, tea, and sugarcane. Oilseeds are also extensively utilized in the automobile sector as a source of fuel. For example, sunflower oil is used in diesel engines to run it when mixed with diesel in the tank. In the automobile paint industry, castor seed oil has been evaluated as a plasticizer and film forming. The seed meal had a low moisture content, making it ideal for glossy auto paint.

Industry Overview

The global oilseeds market size was valued at approximately $268.24 million in 2022 and is estimated to reach approximately $385.45 million by 2030 according to Prudence Research.

Oilseeds are grown primarily for obtaining oil. The major sources of edible oils are copra, cottonseed, palm kernel, peanut, rapeseed, soybean and sunflower seed. Oil is extracted either by mechanical extraction processes in oil mills or by chemical extraction using solvents. For example, the oil content in seeds ranges from 20% for soybean and 40% for sunflowers and rapeseed. After the extraction process, the crushed seeds are further processed into animal feeds.

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In 2020, the soybean segment accounted for approximately three-fifths of the global oilseed market in terms of volume. The market is expected to grow significantly due to an increase in the consumption of soybeans which are used in the production of edible oils, fatty acids, soaps, biodiesels, and animal feed; increases in the production of soybeans in Brazil, Argentina, and other countries; a surge in the global population which has led to increases in demand for edible oils for preparing food products; and supportive government policies to increase agricultural production of oil fuel and advancements in seed technologies and biotech traits, such as herbicide and insecticide resistance. The outbreak of COVID-19 has also positively impacted the overall growth of the oilseeds market as more people consume and produce meals at home relying on edible oils to cook healthier food. See https://theconversation.com/covid-19-reshaped-the-way-we-buy-prepare-and-consume-food-193069.

The oilseeds market is segmented by oilseed type, product, breeding type, biotech trait and region. On the basis of oilseed type, the market is categorized into copra, cottonseed, palm kernel, peanut, rapeseed, soybean and sunflower seed. By product, it is bifurcated into animal feed and edible oil. Depending on breeding type, the market is segregated into genetically modified and conventional. On the basis of biotech trait, the market is bifurcated into herbicide tolerant, insecticide resistant and other stacked traits. Region wise, the market is analyzed across North America (the U.S., Canada, and Mexico), Europe (Germany, the Netherlands, Spain, France, Italy, the UK, Russia, Ukraine and the rest of Europe), Asia-Pacific (China, India, Japan, Indonesia, South Korea and the rest of Asia-Pacific), and LAMEA (Brazil, Argentina, Paraguay, South Africa and the rest of LAMEA).

The Non-GMO Market Size and Opportunity

“Non-GMO” food products means that the genetic makeup of the plants and animals is not altered for food production. According to Technavio, a leading market research and advisory company, the non-GMO foods market size is expected to grow by USD$1.03 billion from 2020 to 2025. In addition, Technavio’s July 14, 2022 report projects that the non-GMO foods market will accelerate at a CAGR of 13.74% between 2020 to 2025. The global non-GMO food market size reached USD$1.9 billion in 2021 and is expected to reach US$4.0 billion by 2027. See Market Research Reports - Industry Analysis Size & Trends - Technavio.

AOI’s Products and Strategy

AOI produces organic food-grade oils and vegetable protein meals by means of cold pressing extraction from chemical and GMO-free oilseeds. AOI’s vegetable oils include unrefined canola oil, premium canola oil, extra filtered canola oil, RBD canola oil, safflower oil, sunflower oil, RBD sunflower oil, soyabean oil, linseed oil, extra virgin olive oil. AOI’s protein meals include organic and non-organic cold pressed canola, sunflower, safflower, soybean and linseed meals. The protein meals are the co-product of cold pressing extraction and are predominately used as a supplement in stockfeed rations. The meals are also used in rations for the protein, amino acids, fiber and fat depending on dietary requirements.

Premium AOI products include:

●	Cold pressed Canola oil

●	Cold Pressed Soya bean oil

●	Sunflower Oil

●	Cold Pressed Canola Meal

●	Plant Based Proteins

●	Sunflower Meal

We sell cold pressed vegetable oils and vegetable protein meals extracted from oil seeds. For fiscal years 2023 and 2022, we derived approximately 89% and 87%, respectively, of our total revenue from the sale of cold pressed vegetable oils with the balance from the sale of vegetable protein meals extracted from oil seeds. AOI processes and sells high quality protein meal for the agricultural market (including the feedstock industry) and is leveraging this by-product to expand into the plant-based meats and proteins markets. The Cootamundra facility is capable of crushing canola, safflower and sunflower seeds with a current processing capacity of more than 40,000 metric tons per annum. Edible oils and protein meal serve as the largest outlet for oilseed derivative products. The food industry demands healthy oils for cooking and dining. A key example being Canola Oilseed — in which Australia produces over 15-20% of the global Canola seed trade. Australian oilseed production, due to relative proximity and high-quality output, are well-placed to supply the rapidly expanding consumer export markets of the Asia-Pacific as well as satisfy increased domestic demands.

AOI enters into standard sales contracts with customers for the purchase of these products, which detail the duration and amount of the product to be delivered during the course of the contract, compliance with applicable government regulations and tax payment obligations.

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AOI intends to address the increased global demand for sustainable premium cold-pressed and non-GMO products by expanding its existing cold-pressing capacity from 40,000 metric tons to 80,0000 metric tons per annum. AOI is also working with the Queensland state government to establish a multi-seed crushing plant at Emerald, Queensland with a projected cold-pressing capacity of 80,000 metric tons per annum by the end of 2023 in order to market itself as the largest cold-pressed player in the APAC region.

AOI’s Manufacturing Process

AOI’s cold pressing oil plant is currently the largest in Australia and has seed processing capacity of up to 40,000 metric tons per annum. “Cold pressing” refers to oils obtained through pressing and grinding oilseeds without the use of chemicals or solvents at temperatures that do not exceed 122°F (50°C) and produces high energy canola meal used in stock feed by most species of animals worldwide. As a result of cold pressing, oil and meal retain most of their nutritional values, antioxidants and healthy omega fatty acids (including omega 3 and omega 6) and, including Polyunsaturated fatty acids (linoleic acid) that lower serum cholesterol and .contain zinc and vitamins like vitamin A, C, E, D lecithin, potassium, bioflavonoids and phenols, which help in lowering cholesterol levels in the blood, protecting the liver from oxidative damage, and suppressing oxidative stress. See Cold-pressed oils VS Hot-pressed oils: Which one is better for your health? | TheHealthSite.com. Moreover, cold pressing methods is safer as they avoid the use of Solvents like hexane and petroleum ether that can have deleterious effects on the human body if the solvent plus oil mixture is not properly processed. Hexane can cause depression of the central nervous system and dermatitis. Cold-pressed oils do not utilize such harmful chemicals for production. See Cold Pressed Oils health benefits (yashkri.com).

Oilseed Extraction via Cold Pressing

Research and Development

AOI was established in 1991 by community-based growers, leaders and investors and commissioned its first oilseed processing plant in 1992, crushing more than 2,000 metric tons. Continuous research and development of methodology has resulted in seed processing capacity of more than 36,000 metric tons per annum notwithstanding using cold pressing methods that produces guaranteed non-GMO products.

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AOI continually engages in research and development on the improvement of cold pressed oil extraction from safflower, sunflower and other oilseeds, plant-based meats and the usage of canola as an ingredient.

Additionally, AOI is the first oil processing plant in Australia to partially adopt renewable solar energy along with electricity to run the plant concurrently. The plant currently abates 55.3 metric tons of CO2 (per month) with 568-kilowatt peak solar power. AOI is aiming to run the oil processing plant entirely on renewable energy furthering its UN SDG goals.

Actual Photo of AOI’s Cootamundra, Australia Facility Including its Solar Panels

Sales and Marketing and Customer Contracts

During the year ended June 30, 2023, AOI had sales revenue of AUD$29,049,345 and gross profits of AUD$8,551,276.

AOI markets its products to wholesale distributors, such as Costco in Australia and New Zealand, which Costco Australian supply contract has been extended for nine months to February 2024, and also directly to customers. AOI’s marketing reflects its pride in using clean, renewable energy through cold-pressing techniques resulting in no chemicals or preservatives in its products.

AOI’s subsidiary, Good Earth Oils, has a supply agreement with Costco Australia for 165,000 drums of Good Earth Cold Pressed Canola Oil through June 2023, which supply agreement was renewed for an additional 9 months to February 2024, given the current strong demand for Good Earth Oils products in Costco stores. Good Earth Cold Pressed Canola Oil is packed with Omega-3 and Omega-6 and its ratio provides ideal nutrition. Good Earth Cold Pressed Canola Oil meets very specific quality standards.

For example, Good Earth Oils methods of oil extraction involve only “cold pressing,” which refers to oils obtained through pressing and grinding of the oilseeds. Good Earth Oils does not use chemicals, preservatives or solvents at temperatures that exceed 50oC, which means that its oils are also not altered by temperature. Accordingly, Good Earth Oils’ products retain an earthy taste and contain more of the natural antioxidants, vitamins and anti-inflammatory properties.

In comparison, lower-cost conventional oils sold in supermarkets are heavily processed and extracted with hexane, which contaminates the cooking oil. Further, high heat is used during processing, which turns polyunsaturated fats rancid or converts into dangerous trans fats. Conventional cooking oils are produced using many toxic chemicals such as petroleum solvents and strong acids. Further, they go through a refining process that uses high heat up to 200oC, which removes the natural aroma of the oil. Carcinogenic Glycidyl Esters and 3-MCPDs are formed as a result of exposure to high temperatures.

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AOI’s subsidiary, Cootamundra Oilseeds Pty. Ltd. supplies all of Good Earth Oils’ branded edible oils. In addition, Cootamundra Oilseeds Pty. Ltd. enters into three-months rolling contracts for the sales of its bulk oils to its main customers, such as 100% Bottling Company Pty. Ltd., an Australian food, beverage and packaging business and leading supplier of package edible oils, and Riverina Oils & Bio Energy Pty Ltd. a premier supplier of animal feed, grains and protein meals to domestic and export markets who can distribute the products as private label in major supermarket chain. 100% Bottling Company Pty. Ltd. and Riverina Oils & Bio Energy Pty Ltd. represent two of AOI’s top-five customers in terms of sales; sales totaled AUD$3,830,467.60 and AUD$3,361,289.01, respectively, for fiscal year 2022.

AOI believes it will be able to gain market acceptance in light of cold pressed vegetable oils free of GMOs and particularly that it will be a strong alternative choice to meet the growing international demand from countries such as the United States, Japan, Europe and other regions for non-GMO and chemical free food graded oil and protein materials, especially as world oilseed consumption is increasing. Rising incomes continue to lift Chinese demand for meat, and subsequently for high-protein animal feed such as soybean meal. In the short term, more Chinese soybean consumption is expected to be sourced from domestic stocks. However, with continued growth in consumption, demand for imports is expected to increase though there is no certainty of this result.

Tariffs imposed by China on imports of US soybeans resulted in a significant drop in Chinese imports of US soybeans. Only partially offset by increased South American imports, total Chinese soybean imports fell by 8% in 2018. With shortfalls in imported protein meals, Chinese food and meal processors substituted soybeans with other protein sources, including canola meal. These tariffs imposed on China have resulted in increased imports of canola from Australia. A fall in the world price of soybeans resulted from the trade dispute, any further escalation of which will continue to negatively affect the price of and demand for soybeans.

Intellectual Property

AOI does not currently hold any patents.

AOI owns the following registered trademarks: Cootamundra Gold, Perfect Balance, and Good Earth Oils. In addition, AOI owns the domain, www.oilseeds.com.au.

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Competition

AOI competes with several processors and manufacturers of food-grade oils and protein meals, such as Riverina Oils and Bio Energy Pty Ltd., GrainCorp Limited and Cargill Incorporated. Principally, these producers are based in Australia and worldwide. All of these competitors are significantly larger than AOI and have additional capital and government support. These market participants have developed long-term relationships with many of their customers. AOI will need to extend extra efforts to create awareness in the market through promotional activities to achieve market acceptance for its high-quality non-GMO food-grade oils and protein meals. Certain key attributes of each are summarized in the following discussion.

1.	Riverina Oils and Bio Energy Pty Ltd. is a vertically integrated, bulk canola oil supplier established in 2013, with more than 100 employees, whose stock is traded on the Australian Stock Exchange under the ticker “GNC” and is located in the agricultural hub of the Riverina, New South Wales. Riverina Oils crushes and refines 200,000 tons of canola seed annually and supplies 100% Australian canola oil to domestic and global markets. Riverina Oils products are non-GMO certified and the company appears committed to sustainable practices according to its website as well as offers a longer operating history than AOI.

2.	GrainCorp Limited is an Australia-based food ingredients company founded in 1917 with $4.9 billion of revenue in 2019 that operates through two segments: Agribusiness and Processing. The Agribusiness provides grains and oils supply chain business with diversified international grains and oils while its Agribusiness provides commodities and products, including wheat, coarse grains (including barley, sorghum and corn), oilseeds, pulses and organics. The Processing segment is engaged in a vertically integrated edible oils crushing, processing, manufacturing and distribution business with a footprint across both Australia and New Zealand. Grain Group operates two oilseed crushing facilities, which are used to produce canola oil and canola meal in Victoria and Western Australia, and it operates two processing plants in Victoria for refining, bleaching, deodorizing and blending edible fats and oils to produce ingredients for the food industry, and also operates in the United Kingdom, Europe, Asia and North America.

3.	Cargill Incorporated, a privately held American global food corporation founded in 1865, which is the largest privately held corporation in the United States in terms of revenue, and considered a global leader in oilseed processing having acquired its palm oil and specialty fats operation in 1991 and since expanded to vegetable oil refining and production of grains and oilseeds. Cargill produces various palm oils, palm kernel oil and coconut oil including palm-oil based bakery fats. In 2021, Cargill generated revenue of about 134.4 billion U.S. dollars.

Additional companies in the oilseeds space that competes with AOI include Archer Daniels Midland Company, BASF SE, Bayer AG, Burrus Seed Farms, Inc., Corteva Agriscience, Gansu Dunhuang Seed Industry Group Co., Ltd., KWS SAAT SE & Co., Mahyco Seeds Ltd., Syngenta Crop Protection AG; certain key attributes of each are summarized in the following discussion:

4.	Archer-Daniels-Midland Company (ADM), a United States-based multi-national company with 41,000 employees worldwide, that operates more than 270 manufacturing facilities around the world, whose shares are traded on the NYSE as “ADM”. ADM processes oilseeds, corn, wheat, cocoa and other agricultural commodities. ADM’s oilseeds operations include the origination, merchandising, crushing, and further processing of oilseeds such as soybeans and soft seeds, such as cottonseed, sunflower seed, canola, rapeseed, and flaxseed into vegetable oils and protein meals. ADM’s processing of oilseeds historically includes significant genetically modified production distinguishing it from AOI’s products. However, in April 2022, ADM revealed plans for a multi-million-dollar project that will add non-GMO soybean processing in its Mainz, Germany facility, which will compete with AOI once completed.

5.	BASF SE, a German multi-national chemical company founded in 1865, generated sales of €78.6 billion in 2021. BASF shares are traded on the stock exchange in Frankfurt (BAS) and as American Depositary Receipts (BASFY) in the United States. BASF produces winter and spring oilseed rape and sunflower seeds that are commercialised by BASF across Europe, the Middle East and Africa. At the end of 2021, BASF had 111,047 employees worldwide. While BASF discontinued its genetically modified product sales in Europe about 10 years ago, it has continued such GMO sales in North America and Africa. For example, on June 29, 2022, BASF and Corteva Agriscience announced a joint licensing agreement to develop next generation Enlist E3 soybeans with the nematode resistant soybean trait for farmers in the United States and Canada,

6.	Bayer AG, a German multinational pharmaceutical and biotechnology company and one of the largest pharmaceutical companies in the world, operates in seeds as well as pharmaceuticals, consumer healthcare products, agricultural chemicals and biotechnology products. Bayer is a component of the Euro Stoxx 50 stock market index. In September 2016, Monsanto agreed to a $66 billion offer by Bayer to buy Monsanto’s U.S. seeds company, which deal was approved by the United States on May 20, 2018 after Bayer divested agricultural assets to BASF SE. In addition to its conventional agrochemical business, it is involved in genetic engineering of food and is the producer of the Roundup Ready® Xtend Crop System is expanding to provide you with more choices than ever. Built on Roundup Ready 2 Xtend® soybean trait of herbicide combinators and is not focused on non-GMO seeds and the derivative oilseeds as is AOI.

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7.	Burrus Seed Farms, Inc., a United States privately-held company formed in 1935, that offers three seed product brands to growers. Burros is their flagship brand that carries both corn and soybeans products with technologies accessed through licenses with Bayer and Syngenta offering 12 Burrous brand corn products and 11 Burrus soybean varieties. DONMARIO is their soybean-only brand where they access conventional genetics and genetics carrying Enlist E3 and ExtendFlex traits. Burros’ third product is Power Plus containing corn offering 26 hybrid varieties as a result of their research and testing program to promote “high yields” Burros is involved in genetic engineering of its seeds to produce food and is not focused on non-GMO seed production and food supply, which distinguishes Burros from AOI.

8.	Corteva Agriscience™ was founded in 2019 on the heritages of Dow, DuPont and Pioneer (i.e., Pioneer is the first company to start a genomics efforts in corn) as a seed and crop protection company. Corteva Agriscience has 21,000 employees, its shares are traded on the NYSE (CTVA) and 2020 revenue of $14.22 billion. Corteva Agriscience offers a range of Dow crop protection products (i.e., herbicides, fungicides, etc.) that purportedly aid in producing healthy, high-yielding and profitable oilseed rape. Corteva Agriscience’s focus on crop protection is distinguishable from AOI’s business line in agriculture and non-GMO and sustainable food production.

9.	Gansu Dunhuang Seed Group Co., Ltd., a China-based company is engaged in the crop seeds and cotton business primarily in China founded in July 2005. The company has approximately registered capital of 528 million yuan, total assets of 3 billion yuan, 28 branches and subsidiaries, and more than 1,000 employees. The company has built five seed processing plants (centers) and 17 seed processing lines, including 10 fully automatic and high-standard seed production lines integrating seed drying, threshing, selection, grading, coating and packaging, with a processing capacity of 70 million kilograms including invested more than 100 million yuan in the construction of R&D system and the selection and breeding of new genetically modified varieties.

10.	KWS SaAT SE & Co., KGaA is a European independent family-owned company in Germany focused on plant breeding, with activities in about 70 countries. KWS is the fourth largest seed producer worldwide based on sales in agricultural crops in 2013 that produces seed varieties for sugar beet, corn, cereals, oil and protein plants, sorghum, catch crops and vegetables. Its main markets are in Europe, North and South America and Asia. In 1954, the company went public on the Hamburg-Hannover Stock Exchange and has been on the SDAX list of the Frankfurt Stock Exchange since June 2006. In addition, the shares are listed in the Nisax20 index of shares in Lower Saxony. Mahyco Seeds Ltd. is an India-based seed company founded in 1964 primarily doing business in India.

11.	Mahyco is focused on seed innovation of vegetable seeds such as chilis, tomatoes, gourds, cabbages, cucumbers, radish, beetroot and more to produce disease resistant produce. Mahyco has six research centers in India focusing on genetic modification including molecular breeding, applied genomics, crop transformation, plant virus interaction, molecular microbiology, abiotic stress tolerance and molecular entomology; major research areas include crop genomics, crop transformation, plant-virus interactions, microbiology, abiotic stress tolerance, molecular and conventional entomology, diagnostics, double haploids, mutagenesis and protein science. In view of Mahyco’s focus on vegetable seed production coupled with its GMO methods, it will likely compete with AOI for customers.

12.	Syngenta Crop Protection AG, is a provider of agricultural science and technology, in particular seeds and pesticides that is owned by ChemChina, a Chinese state-owned enterprise. Syngenta Crop Protection AG develops and produces herbicides, insecticides, fungicides and other biological seed treatment and is seen as a market leader in crop protection products, offering farmers chemical-based or GMO solutions to strengthen their agricultural output. Syngenta Crop Protection AG has more than 30,000 in more than 90 countries employees and generates $16,733,000,000 in sales in 2021 (USD).

Employees

AOI has 4 full-time employees: a general manager, two plant operators and an accountant. AOI has 39 full-time equivalent contractors working at the factory and 8 full time equivalent contractors working for the management team. AOI believes its relationship with its employees and contractors is cooperative and its employees and contractors share the same goals as management to industrialize oilseeds, making the products available worldwide.

As AOI expands, it believes it will be able to source personnel that can contribute to the technical, marketing and business development aspects of the company.

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Facilities and Expansion

AOI leases a 6.02-hectare property in Cootamundra, Australia, where the oilseed processing plant and ancillary buildings accommodating the equipment and facilities are located. The lease for the property lasts through December 2025. AOI obtained an AUD$14 million bank facility to fund the expansion of the Cootamundra facility. AOI has deployed the AUD$14 million bank facility as follows: (i) AUD$4 million was allocated for equipment finance, (ii) AUD$8 million for construction costs to expand the facility, and (iii) AUD$2 million for business growth and working capital related to the crushing plant’s expansion.

AOI plans to expand its existing oil processing plant to build a multi-oilseed crushing plant near Emerald in the Central Queensland region that will deliver a crucial expansion of AOI’s operational footprint. This facility will produce edible oil feedstocks to meet the growing Asia-Pacific market, and bio-diesel feedstock to fuel the renewable energy revolution, to eventually reach a total oilseed crushing capacity of 200 tons per day along with capabilities to bleach and deodorize the oilseeds at a capacity of 50 tons per day.

The construction of the new crushing and production plant in Queensland is projected to cost AUD$25 million. In connection with the funding of the new Queensland plant, AOI has applied for government support through an Industrial Partnership Program through CQ Oilseeds Pty Ltd. and its parent entity, Energreen Nutrition Australia Pty Ltd., in the amount of AUD$5 million of incentives plus a grant of tax incentives. AOI received approval from the Queensland government regarding its intent to provide the AUD$5 million grant to AOI. The terms of the AUD$5 million grant to AOI are presently under discussion and are expected to be finalized with funding to commence three months later in March 2024. The balance of AOI’s capital stack to fund the plant includes AUD$3 million of funding generated from AOI’s operating cashflow, AUD$6 million to AUD$10 million in a bank funding facility for construction and equipment financing, and AUD$8 million to AUD$11 million of equity funding to complete the new plant within 15 months. If AOI does not raise all or any of the AUD$8 million to AUD$11 million of equity funding, AOI intends to fund the shortfall from AOI’s operating cashflow, which would reduce its results of operation. Upon completion of construction of the new facility, Energreen Nutrition Australia Pty Ltd. will transfer CQ Oilseeds Pty Ltd. and its assets, including the new facility to AOI via a transfer agreement.

Central Queensland is strategically placed to grow and develop a domestic oilseed processing sector in addition to a range of value-add industries. AOI seeks to support the growth of its oilseed agricultural products through the development of its domestic capabilities to deliver an internationally capable export industry and unlock Central Queensland’s bio futures sector through the success of this project. This will be achieved by bringing the productive capacity and supply-chain efficiency that will enable the expansion of domestic oilseed production and the commercial potential of oilseed products.

Crushing infrastructure will play a major role in expanding and developing the production of oilseed crops in Central Queensland thus presenting an opportunity for local farmers to diversify into higher value crops. The Central Queensland cropping region has a strong history of oilseed production, but this capacity has largely disappeared due to a lack of essential processing infrastructure. Central Queensland produces between 40,000 and 50,000 tons of seed per year but lacks the processing infrastructure to support downstream processing capabilities.

The Australian processing capability for these products are now predominantly located in New South Wales and Victoria, which has directed value-add activities interstate. Given the capacity and strength of the Queensland oilseed growing industry, and the commercial benefits stemming from the efficient integration of processing and growing operations, this project will take the first step in reviving the oilseed industry in Central Queensland and help to catalyze Australia’s bio futures sector. We believe that Queensland has the potential to develop a $1 billion oilseed processing and value addition base industry similar to development cases in New South Wales and Victoria where the oilseed crushing industry is contributing between $5 billion and $7 billion per annum to the respective economies.

Current capacity of AOI’s primary processing site in Cootamundra, NSW is reaching capacity. AOI is currently expanding the site to accommodate 80,000 tons of annual production. Preconstruction activities were completed in May 2023 and the construction activities began in June 2023. The expansion completed in February 2024. The expansion of the existing Cootamundra facility production capacity from approximately 100 tons per day to 200 tons per day is the equivalent of approximately 70,000 metric tons to 80,000 metric tons per year. AOI must expand its processing capacity to meet market demand and sees strategic commercial value in establishing a processing plant near Emerald in close proximity to Central Queensland growers under an affiliated entity, CQ Oilseeds Pty Ltd. The facility will be the first major crushing plant in Queensland.

The investment rationale to develop a greenfield facility in Emerald comes at a crucial time with consideration to inflation, surging fuel costs, avoidance of global supply chain constraints arising from the ongoing COVID-19 pandemic and Russia’s invasion of Ukraine and related geopolitical tension and an increasing focus and commitment to sustainability. A processing facility in Queensland will generate savings from inter-state freight cost, reduce carbon emissions and minimize the distribution costs associated with supplying the northern and southern markets of Queensland with direct access to rail and the Gladstone Port.

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AOI expects to adhere to the following implementation methodology and associated project schedule:

General	Key Milestone		Description
Pre-construction Activities	1	Approvals & Permissions Start: 01 Sep 2022 End: 31 May 2023	● Receiving Development Approval and EPA License ● Offtake agreements with customers ● Contract execution ● Financial approvals
Construction Activities	2	Factory Building & Machinery Start: 15 July 2023 End: 31 March 2025

● Signing contracts with construction company

● Procurement of construction materials

● Placing equipment orders

● Civil works

● Site establishment

● Construction site works (incl. foundations, factory shed, slab, frame and cladding)

● Delivery and installation of equipment

● Testing and commissioning

Commercial Operations	3	Hiring & Training Start: 01 Sep 2023 End: 31 March 2025	● Commence hiring with senior management ● Hire operational plant staff from local region ● Training and development of the selected hires ● Human Resources/Onboarding administration
	4	Contracts & Supply Chain Management Start: 01 July 2023 End: 31 March 2025

● Signing contracts with suppliers and engagements with growers.

● Distribution contract drafting

● Logistics negotiations

● Performance analysis to maximize operational supply output and financial performance

● Risk mitigation

AOI expects to complete the expansion by the end of January 2024 and expects the construction costs to require capital expenditures of AUD$5.5 million. AOI is also constructing a new and larger oil processing plant in Emerald, Queensland, with a capacity to crush 200 tons of oilseeds per day. The new Emerald plant is currently in development (see “Pre-construction Activities” in the table above). The Queensland Government awarded a governmental grant of approximately AUD$5 million in funding and tax credits to support the Emerald, Queensland facility. Approval of this funding occurred on December 14, 2023, with funding to commence in March 2024. AOI’s land lease for the property underlying the Emerald, Queensland facility commenced in January 2023, and the local development was submitted and is now under review by local council. The groundbreaking occurred in mid-June 2023 with the construction period expected from July 2023 to March 2025 and the receipt of the certificate of completion is expected in March 2025. AOI expects the construction of the plant to require capital expenditures of AUD$24 million.

Regulatory Environment

AOI has obtained foreign government approvals to import food grade oils to the United States. Specifically, Cootamundra Oilseeds Pty Ltd. is registered with the U.S. Food and Drug Administration pursuant to the Federal Food Drug and Cosmetic Act, as amended by the Bioterrorism Act of 2002 and the FDA Food Safety Modernization Act as of December 9, 2022, which is effective through December 31, 2023. AOI has not sought “Organic” certification from the United States Department of Agriculture. Cootamundra Oilseeds Pty Ltd. is registered through SAI Global as compliant with Good Manufacturing Practices and Hazard Analysis until January 14, 2026. Cootamundra Oilseeds Pty Ltd. is certified Halal compliant by Halal Australia until July 1, 2023. Cootamundra Oilseeds Pty Ltd. is certified Kashrut by the Kashrut Authority of Australia and New Zealand until October 14, 2023 (i.e., Kosher). Cootamundra Oilseeds Pty Ltd. is verified Non-GMO for its “First Press Canola Oil” product and “Premium First Pressed Canola Oil” product by the Non-GMO Project until June 22, 2024.

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Supply Chain from Central Queensland

The Central Queensland region is a highly significant area within Queensland’s wider agricultural industry. Most regions in Australia hold the ability to produce one broadacre crop per year. Crop planting windows in the Central Highlands region are wider, crops mature faster (due to warm climate) and reduced risk of damage from frost. Given the right conditions, this enables an increased cropping intensity of two crops to be planted and harvested in a year without penalties to yields.

As of 2019, Central Queensland region has more than 400 operations growing grains, pulses and oilseeds primarily under rain grown production conditions and more than 45,300 hectares of broadacre crops are grown under flood, lateral and pivot irrigation. The Australian Bureau of Statistics values broadacre cropping at $103 million, making it the second largest agricultural activity in the Central Highlands.

The Central Queensland cropping area can grow up to 65,000 to 70,000 tons of oilseed (primarily cottonseed and sunflower seed) per year. During the early 2000’s, the region produced more than 80,000 hectares of sunflower seed. Now the region currently imports between 30,000 and 40,000 tons of sunflower oil per year.

Cooperative Research Centre for Developing Northern Australia (CRCNA) and Grains Research and Development Corporation (GRDC) in partnership with Farmacist and Savannah Ag Consulting (agronomists) conducted a three-year research experiment under the “Developing an oilseed industry for North Queensland” project comparing the crop yield rates of several oilseed crops grown in Central and Northern QLD to industry averages. The project trials were conducted from Emerald in Central Queensland to North Queensland featuring oilseed crops including canola, Indian mustard, carinata, soybeans, linseed, nigella, sunflower, camelina, safflower and black sesame. Results have shown that several oilseed crops produce the same or better yields in tropical Queensland compared to trials in temperate climates, alleviating decades of industry assumptions around growing conditions in the regions. The clear standouts were canola which produced a 2.85 tons per hectare yield, higher than the 2.54 tons per hectare outcome from the NVT Roundup Ready trials, and safflower that had a 2.6 tons per hectare yield and was over double the 1-1.2 tons per hectare. Sunflowers also demonstrated a yield improvement, with 1.57 tons per hectare in the northern Queensland trials compared to the Sunflower Association of Australia’s 1.5 tons per hectare.

Legal Proceedings

From time to time, we may become a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

There were two cases involving AOI subsidiaries, Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd., filed in the Supreme Court of New South Wales in connection with a related party loan with a former director totaling AUD$1.2 million. Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. recently settled these claims following their repayment of the amount due under this related party loan in monthly instalments from January 2023 to April 2023. The cases pending against Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. have concluded following the local mediation process held on 30 May 2023 and the payment of an additional sum under this loan in the amount of AUD95,000 as final settlement on 1 June 2023. AOI does not expect to incur any further costs in relation to the matter, however, the inherent uncertainties of any future litigation, and the ultimate cost and outcome of future litigation cannot be established definitively.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Ordinary Shares as of the date hereof by:

●	each person known by us to be the beneficial owner of more than 5% of outstanding Ordinary Shares
●	each of the Company’s executive officers and directors; and
●	all of the Company’s directors and executive officers as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

As of the date hereof, there are 23,224,102 Ordinary Shares issued and outstanding. This amount does not include (i) the 4,500,000 Ordinary Shares subsequent to the closing of the Business Combination conditioned upon exercise of the Public Warrants, (ii) the 315,000 Ordinary Shares subsequent to the closing of the Business Combination conditioned upon exercise of the Private Warrants, (iii) 225,000 Ordinary Shares underlying the placement warrants, and (iv) the Ordinary Shares pursuant to the Arena Warrants granting the PIPE Investors the right to purchase the number of Ordinary Shares underlying the Warrants equal to 25% of the total principal amount of the related Debenture purchased by the PIPE Investor on the applicable closing date divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive trading day period ended on the last trading day immediately preceding such closing date, subject to adjustment upon the occurrence of certain events as set forth in such Arena Warrant be exercisable at the exercise price set forth in the Arena Warrants, as may be adjusted pursuant to the terms of the Arena Warrants, each as defined in the Proxy Statement/Prospectus.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner	Number of Ordinary Shares Owned	Percentage of Outstanding Ordinary Shares
Directors and Executive Officers (1)
Gary Seaton(2)	13,551,755	58.4%
Bob Wu	—	—
Kapil Singh(3)	3,371,569	14.5%
Kevin Chen (4)	209,988	*
Gowri Shankar	—	—
Menaka Athukorala	—	—
All directors and executive officers as a group (6 individuals)	—	—

* Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals after the Business Combination is c/o Australian Oilseeds Holdings Limited, Kensington House, 69 Dr. Roy’s Drive, P.O. Box 2510, George Town, Grand Cayman KY1-1104, Cayman Islands.
(2)	JSKS Enterprises Pty. Ltd. is the record holder of the shares reported herein. Mr. Gary Seaton, Chief Executive Officer of the Company, is the 100% owner of JSKS Enterprises Pty. Ltd. and may be deemed the beneficial owner of the Ordinary Shares owned by JSKS Enterprises Pty. Ltd. Gary Seaton has voting power with respect to any securities held by JSKS Enterprises Pty. Ltd. with respect to the Ordinary Shares.
(3)	KGV Global FZE is the record holder of the shares reported herein. Mr. Kapil Singh, Director of the Company, holds 100% voting power of KGV Global FZE and may be deemed the beneficial owner of the Ordinary Shares owned by KGV Global FZE. Kapil Singh has voting power with respect to any securities held by KGV Global FZE with respect to the Ordinary Shares.
(4)	Mr. Kevin Chen is former Chief Executive Officer and former Chairman of the board of directors of EDOC.
(5)	Represents the number of Ordinary Shares subject to issue to Arena Investors, LP (the “PIPE Investor”) pursuant to the Purchase Agreement, whereby the PIPE Investor a 10% original issue discount secured convertible Debenture (the “Debentures”) and warrants (the “Arena Warrants”) of the Company for the sum of $2,000,000 minus $1,000,000 presenting the first closing reserve amount. The business address of Arena Investors, LP is 405 Lexington Ave, New York, NY 10174.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Promissory Notes

In 2012, JSKS Enterprises Pty Ltd. (“JSKS”) and Betar Investments Pty Ltd. (“BI”) formed AOI with two Class A shares (AUD$1 per share). Each party held one share and had 50% of ownership interest of AOI. Gary Donald Seaton and Michael Frederick Habeb Betar were the initial directors of AOI.

In 2017, AOI increased its Class A share to 10 shares. JSKS and BI each held 5 shares with the paid capital of AUD$10.

From 2012 to 2022, JSKS lent accumulated AUD$2,762,074 to Cowcumbla Investment Pty Ltd. (“Cowcumbla”), a direct subsidiary of AOI, to support its capital expenditure and working capital requirement. The accrued interest was AUD$778,683 (4%-6% per annum) and AUD$456,324 of the interest was paid to date and the balance remains outstanding.

From 2012 to 2019, JSKS lent accumulated AUD$1,057,750 through AOI to invest in Pyrenees Hay Processors Company Pty Ltd. (“PHPC”).

As of December 31, 2023, the balance of the foregoing related party loans that AOI owes to JSKS is AUD$3,030,691 in principal and AUD776,080 of interest payable.

From 2012 to 2019, BI lent accumulated AUD$2,224,697 to Cowcumbla through AOI. AUD$42,506 of the accrued interest of AUD$117,391 was paid to date. As of the date hereof, the loan balance is AUD$0.

From 2013 to 2014, AOI lent AUD$1,665,386 to Cowcumbla to support its operation. In 2014, AUD$1,665,386 of this AOI loan to Cowcumbla was converted to 555,130 of Cowcumbla shares with conversation rate of AUD$3 per share.

From 2014 to 2015, AOI lent AUD$2,009,886 to Cowcumbla to capital expenditure and working capital requirement. In 2015, AUD$2,009,886 of the AOI loan to Cowcumbla was converted to 666,666 of Cowcumbla shares with conversation rate of AUD$3 per share.

Issuance of Shares Pre-Business Combination

In 2015, 88,262 of Cootamundra Oilseeds Pty Ltd. (“Cootamundra”) shares owned by AOI were converted to the equivalent number of Cowcumbla’s shares with the conversation rate of AUD$2.9 per share. As a result, AOI held 1,310,058 Class A shares in Cowcumbla.

In July 2019, JSKS, BI and AOI signed share transfer agreements as below:

●	AOI issued 2,582,477 of Class A shares (AUD$1 per share) to BI as partial settlement with the loan owned to BI and redemption of 2,582,482 Class A shares from BI along with consideration of AUD$1,057,750.

●	JSKS sold 8,677 shares of Premier Feed & Fibre Pty Ltd. to BI with the consideration of AUD$65,000.

●	AOI sold 1,000,000 shares of PHPC to BI with consideration of AUD$1,057,750.

●	Michael Frederick Habeb Betar resigned as the director of AOI as effective as 22 July 2019.

In 2021, AOI purchased additional 239,823 Class A shares of Cowcumbla from the minority shareholders with consideration of AUD$335,752 (AUD$1.4 per share). As a result, AOI held 1,549,881 number of Class A shares of Cowcumbla.

In March 2022, AOI purchased additional 135,000 Class A shares of Cowcumbla from Soon Soon SDN BHD, in which Gary Seaton owns 20% of the shares, for a purchase price AUD$405,000 at AUD$3 per share. As a result, AOI owned a total of 1,684,881 Class A shares of Cowcumbla. AOI took further related party loan from JSKS with amount of AUD$405,000 in March 2022 for working capital which remains outstanding.

In March 2022, AOI signed a share sales and purchase agreement with KGV Global FZE and sold 645,622 of Class A shares with total consideration of AUD$3,187,450 (AUD$4.94 per share). In April 2022 KGV Global FZE, sold 83,673 of Class A shares to Plus Wealth AG for a consideration of AUD 436.773 (AUD 5.22 per share).

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AOI’s share ownership structure thereafter was as set forth here:

●	JSKS	1,936,865 Class A shares of the Company (75.0%)

●	KGV Global FZE	561,949 Class A shares of the Company (21.76%)

●	Plus Wealth AG	83,673 Class A shares of the Company (3.24%)

In spring 2022, AOI borrowed funds from Energreen Nutrition Australia Pty Ltd. (“Energreen”), which is controlled by Gary Seaton (owner of 92% of Energreen), with the payable balance of AUD$2,806,069 in relation to the down payment of equipment purchase for Cootamundra plant expansion and plant expansion costs and costs associated with the Business Combination, which bears interest at 4% per annum.

In September 2022, AOI also owed Energreen with the payable balance of AUD$123,077 of the transaction cost in relation to the de-SPAC consulting service cost including PCAOB audit, legal counsel, and listing consultancy fee.

On November 8, 2023, JSKS Enterprises sold 60,000 Class A shares of the Company to Karishma Investments Pte Ltd for the price of USD46.35 per share.

On November 8, 2023, KGV Global sold 60,000 Class A shares of the Company to Shum Chame Enterprises Pte Ltd. for the price of USD46.35 per share.

On November 10, 2023, AOI redeemed Plus Wealth’s 64,923 Class A shares of the Company. On the same date, AOI sold the 64,923 Class A shares of the Company to Amit Nayyar for the price of USD51,49 per share.

On November 10, 2023, AOI redeemed Plus Wealth’s remaining 18,750 Class A shares of the Company. On the same date, AOI sold the 18,750 Class A shares of the Company to Sonia Vij for the price of USD51.49 per share.

On November 10, 2023, KGV Global sold 35,000 Class A shares of the Company to Sonia Vij on the price of USD51.49 per share.

AOI’s share ownership structure was updated as below prior to the closing of the Business Combination:

●	JSKS	1,816,865 Class A shares of the Company (70.35%)

●	KGV Global FZE	526,949 Class A shares of the Company (20.42%)

●	Amit Nayyar	64,923 Class A shares of the Company (2.51%)

●	Sonia Vij	53,750 Class A shares of the Company (2.08%)

●	Karishma Investments Pte Ltd.	60,000 Class A shares of the Company (2.32%)

●	Shum Chame Enterprises Pte Ltd.	60,000 Class A shares of the Company (2.32%)

Lock-up Agreements

Pursuant to lock-up agreements entered into with the applicable party, certain holders of Company Ordinary Shares as of the Closing, including certain affiliates of the Company and EDOC, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period after the Closing. Following the closing of the Business Combination, of the 23,224,102 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 17,088,324 Ordinary Shares (or approximately 73.6% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for six months after Closing.

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In addition, at the Closing, the Company, the Primary Sellers, the Purchaser Representative, the Seller Representative and the Escrow Agent entered into an escrow agreement (the “Subscription Escrow Agreement”), pursuant to which a number of Exchange Shares equal to 15% of the estimated Exchange Consideration issuable to the Sellers at the Closing (such Exchange Shares, together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted the “Escrow Shares”) are subject to the restrictions of the Escrow Agreement and shall be held by the Escrow Agent, along with any dividends, distributions or income thereon (together with the Escrow Shares, the “Escrow Property”) in a segregated account (the “Escrow Account”) and disbursed in accordance with the Business Combination Agreement and the Subscription Escrow Agreement. The Escrow Shares will be held in the Escrow Account for a period of 12 months after the Closing and shall be the sole and exclusive source of payment for any post-Closing purchase price adjustment and for any post-closing indemnification claims (other than certain fraud claims and breaches of AOI and the Sellers’ fundamental representations, as in the Business Combination Agreement). At the 12-month anniversary of the Closing, on March 21, 2025, all remaining Escrow Property will be released to the Sellers in accordance with the Business Combination Agreement. However, an amount of Escrow Property equal to the value of any pending and unresolved claims will remain in the Escrow Account until finally resolved.

Registration Rights Agreement

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. These holders will are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. In addition, in connection with the closing of the Business Combination, the Company closed the private placement of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023,dated October 31, 2023, December 5, 2023, and March 1, 2024 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents (each, as defined in the Proxy Statement/Prospectus (as defined below)).

PubCo and certain holders of PubCo Ordinary Shares entered into a Registration Rights Agreement, effective upon the closing pursuant to which, among other things, PubCo agreed to undertake certain resale registration obligations in accordance with the Securities Act and the holders have been granted certain demand and piggyback registration rights.

DESCRIPTION OF SECURITIES

Our Ordinary Shares and Warrants are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Ordinary Shares and Warrants.\

Ordinary Shares

General

Holders of our Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. None of the holders of our Ordinary Shares have different voting rights from the other holders after the completion of this offering.

Holders of our Ordinary Shares will not have any conversion, pre-emptive or other subscription rights under the Amended PubCo Charter and there will be no sinking fund or redemption provisions applicable to our Ordinary Shares.

Dividends

The holders of Ordinary Shares will be entitled to such dividends as may be declared by the board of directors of Pubco may in its discretion lawfully declare from time to time. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters upon which holders of Ordinary Shares are entitled to vote, voting at any meeting of shareholders will be by poll.

An Ordinary Resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Transfer of Ordinary Shares

Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any Pubco shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors of Pubco.

Notwithstanding the foregoing, the board of directors of Pubco will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

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Liquidation

On a return of capital on winding up, if the assets available for distribution amongst Pubco shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by Pubco shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Pubco shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Pubco for unpaid calls or otherwise.

Redemption of Ordinary Shares

Pubco may issue shares on terms that such Pubco Ordinary Shares are subject to redemption, at Pubco’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such Pubco Ordinary Shares, by a board resolution of Pubco’s directors. Pubco may also repurchase any of its Pubco Ordinary Shares in such manner and on such other terms as agreed between the board of directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of Pubco’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if Pubco can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act, no such Pubco Ordinary Shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares. In addition, Pubco’s board of directors may accept the surrender of any fully paid Pubco Ordinary Shares for no consideration.

Variations of Rights of Shares

If at any time Pubco Ordinary Shares capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the shareholders of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Pubco will hold an annual general meeting at such time and place as the board of directors of Pubco will determine. At least five (5) clear days’ notice shall be given for any general meeting. The directors of Pubco may call general meetings, and they shall on a shareholders’ requisition forthwith, proceed to convene an Extraordinary General Meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding Pubco Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Inspection of Books and Records

The board of directors of Pubco or the shareholders by Ordinary Resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of Pubco will be open to the inspection by Pubco shareholders, and no Pubco shareholder will otherwise have any right of inspecting any account or book or document of Pubco except as required by the Companies Act.

Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The warrants will expire at 5:00 p.m., New York City time, on March 21, 2029, or earlier upon redemption or liquidation.

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Australian Oilseeds will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to Australian Oilseeds satisfying its obligations described below with respect to registration. No warrant will be exercisable, and Australian Oilseeds will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will EDOC be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares and warrants underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, to use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination or within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Business Combination. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

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A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a stock dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our capital shares into which the warrants are convertible), other than as described above, or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary shares in respect of such event.

If the number of outstanding EDOC’s Class A ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

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The warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EDOC. You should review a copy of the Warrant Agreement, which has been filed by EDOC with the SEC, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Australian Oilseeds, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Our Class A ordinary shares and warrants are listed on Nasdaq under the symbols “COOT” and “COOTW.”

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SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #9 - SPC #9 (“Arena”) of up to 25,000,000 Ordinary Shares of Australian Oilseeds Holdings Limited that have been and may be issued by us to Arena under the Purchase Agreement. For additional information regarding the Ordinary Shares included in this prospectus, see “The Purchase Agreement” above.

We are registering the Ordinary Shares included in this prospectus pursuant to the provisions of the Purchase Agreement we entered into the Purchase Agreement with Arena on March 5, 2024 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth in “Plan of Distribution” in this prospectus, Arena has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means Arena

The table below presents information regarding the Selling Securityholder and the Ordinary Shares that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of April 29, 2024. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary Shares being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 23,224,102 Ordinary Shares outstanding on April 29, 2024. Because the purchase price to be paid by the Selling Securityholder for Ordinary Shares, if any, that we may elect to sell to the Selling Securityholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of Ordinary Shares that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the Ordinary Shares being offered for resale pursuant to this prospectus.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering(1)
	Number	Percent		Number	Percent
Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #9 - SPC #9(2)	—	—	25,000,000	25,000,000	51.8%

(1)	Assuming the sale of all Ordinary Shares being offered for resale pursuant to this prospectus.
(2)	Includes the possible issuance of up to 25,000,000 Ordinary Shares pursuant to the Purchase Agreement excluding shares which may be issued as Commitment Fee Shares (and disregarding the Beneficial Ownership Limitation and Exchange Cap). The Selling Stockholder is controlled by Arena Business Results, LLC, which is controlled by Arena Business Solutions, LLC. Dan Zwirn has voting and dispositive power over the shares. The business address of the Selling Stockholder is 405 Lexington Ave, 59th Floor, New York, NY 10174.

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PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Securityholder. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents; “at the market” into an existing market for our Ordinary Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Arena is an “underwriter” within the meaning of Section 2(a)(ll) of the Securities Act. Arena may engage one or more registered broker-dealers to effectuate resales, if any, of such Ordinary Shares that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Arena has informed us that each such broker-dealer it engages to effectuate resales of our Ordinary Shares on its behalf, may receive commissions from Arena for executing such resales for Arena and, if so, such commissions will not exceed customary brokerage commissions.

Arena has represented to us that no existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Ordinary Shares sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Ordinary Shares sold by the Selling Securityholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the Registration Statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Ordinary Shares covered by this prospectus by the Selling Securityholder.

As consideration for Arena’s irrevocable commitment to purchase our Ordinary Shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we will, in our sole discretion, pay to Arena a commitment fee (the “Commitment Fee”) of US$3 million, which shall be payable in either cash or that number of our Ordinary Shares having an aggregate dollar value equal to the Commitment Fee within 30 calendar days of the closing of the Business Combination in the case of a cash settlement, or promptly (but in no event later than one trading day) after the effectiveness of the Registration Statement in the case of settlement in Ordinary Shares; provided however, that we must elect in writing, within ten business days of the closing of the Business Combination, to pay such commitment fee in Ordinary Share.

We also have agreed to indemnify Arena and certain other persons against certain liabilities in connection with the offering of Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Arena has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Arena specifically for use in this prospectus or any misrepresentation, breach of any representation, warranty, covenant, agreement or obligation by or of Arena. If such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately US$0. l million (excluding the Commitment Fee, the underwriting discounts and commission).

Arena has represented to us that at no time prior to the date of the Purchase Agreement has Arena, its sole member, any of their respective officers, or any entity managed or controlled by Arena or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary Shares or any hedging transaction, which establishes a net short position with respect to our Ordinary Shares. Arena has agreed that during the term of the Purchase Agreement, none of Arena, its sole member, any of their respective officers, or any entity managed or controlled by Arena or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. This offering will terminate on the date that all Ordinary Shares offered by this prospectus have been sold by the Selling Securityholder.

Our Ordinary Shares and Warrants are currently listed on Nasdaq under the symbols “COOT” and “COOTW,” respectively. Arena is not selling any Warrants hereunder.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A ordinary shares. This summary deals only with Class A ordinary shares that are held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A ordinary shares (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A ordinary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A ordinary shares, you should consult your tax advisors.

If you are considering the purchase of our Class A ordinary shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A ordinary shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A ordinary shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A ordinary shares, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A ordinary shares, the excess will be treated as gain from the disposition of our Class A ordinary shares (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Ordinary Shares”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

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A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A ordinary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Ordinary Shares

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A ordinary shares generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A ordinary shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

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Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A ordinary shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A ordinary shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A ordinary shares.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are generally treated as passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

Based on the current and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not expect to become a PFIC in the current taxable year for U.S. federal income tax purposes. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend a number of factors, some of which are beyond our Company’s control, such as the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Ordinary Shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. The above described look-through rule applicable to a corporation which we own directly or indirectly at least 25% by value of the stock may be complex to apply and certain data might not be readily available for us to make such determination. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and business activities and the application of laws that are subject to varying interpretation (including with respect to the treatment of government grants). Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Similarly, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from active business activities decreases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year. If our Company was currently or were to become a PFIC, U.S. Holders of Ordinary Shares would be subject to special rules and a variety of potentially adverse tax consequences under the Code.

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Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-US. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.

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The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.

Related PFJC Rules

If we are treated as a PFIC and, at any time, has a non-US. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information with Respect to Foreign Financial Assets

In addition, certain U.S. Holders may be subject to certain reporting obligations with respect to Ordinary Shares if the aggregate value of “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation for online filing of a FinCEN Report 114-Foreign Bank and Financial Accounts Report as a result of holding Ordinary Shares. U.S. Holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to distributions made on our Ordinary Shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (or otherwise establishes, in the manner provided by law, an exemption from backup withholding) or to report dividends required to be shown on the U.S. Holder’s U.S. federal income tax return. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

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U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law. Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares. The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to the Company:

(a) that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to its operations; and

(b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of our Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Tax Concessions Law.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

86

LEGAL MATTERS

Australian Oilseeds is represented by Rimon P.C. with respect to certain legal matters as to United States federal securities law. The validity of Ordinary Shares and Warrants have been passed on by Stuarts Humphries (Caymans)

EXPERTS

The financial statements of Australian Oilseeds Investments Pty Ltd. as of and for the years ended June 30, 2023 and 2022, as set forth in this prospectus have been so included in reliance on the report of BF Borgers CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability; an effective judicial system; a favorable tax system;`

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

87

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments based on the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Stuarts Humphries, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on the civil liability provisions of the U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Stuarts Humphries (Caymans) has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INDEX TO FINANCIAL STATEMENTS

Financial Statements of Australian Oilseeds Investments Pty Ltd.

For the Years Ended 30 June 2023 and 30 June 2022

Consolidated Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Australian Oilseeds Investments Pty Ltd.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Australian Oilseeds Investments Pty Ltd (the “Company”), as of June 30, 2023 and 2022, the related statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years ended June 30, 2023 and 2022, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as Auditor since 2022

Lakewood, CO

December 6, 2023

F-2

Australian Oilseeds Investments Pty Ltd

Consolidated Statement of Profit or Loss and Other Comprehensive Income

For the Years Ended 30 June 2023 and 30 June 2022

	Note	2023	2022
		$	$
Sales revenue		$29,049,345	24,911,848
Cost of sales		(20,498,069)	(18,797,541)
Gross profit		8,551,276	6,114,307
Other income		48,273	103,107
Administrative expenses		(3,331,864)	(1,139,999)
Finance expenses	23	(552,076)	(361,904)
Occupancy costs		(40,890)	(38,753)
Employee benefits expense		(2,302,641)	(2,064,027)
Depreciation		(461,074)	(391,473)
Profit before income tax		1,911,004	2,221,260
Income tax expense	4	(109,878)	—
Profit from continuing operations		1,801,126	2,221,260
Profit for the year		1,801,126	2,221,260
Other comprehensive income for the year, net of tax		—	—
Total comprehensive income		1,801,126	2,221,260
Profit attributable to:
Members of the parent entity		1,399,080	1,836,377
Non-controlling interest		402,046	384,883
		1,801,126	2,221,260
Total comprehensive income attributable to:
Members of the parent entity		1,399,080	1,836,377
Non-controlling interest		402,046	384,883
		1,801,126	2,221,260
Earnings per share attributable to the ordinary equity holders of the parent
Profit or loss
Basic earnings per share (cents)		54.18	71.11
Diluted earnings per share (cents)		54.18	71.11
Profit or loss from continuing operations
Basic earnings per share (cents)		54.18	71.11
Diluted earnings per share (cents)		54.18	71.11

The accompanying notes form part of these financial statements.

F-3

Australian Oilseeds Investments Pty Ltd

Consolidated Statement of Financial Position

As At 30 June 2023 and 30 June 2022

	Note	2023	2022
		$	$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5	121,273	474,973
Trade and other receivables	6	4,579,879	3,585,696
Inventories	7	1,143,033	1,133,386
Prepayment of seed purchase	10	3,951,896	1,373,489
Tax assets		224,215	—
Other assets		299,555	1,373,489
TOTAL CURRENT ASSETS		10,319,851	6,567,544
NON-CURRENT ASSETS
Investments in associates	16	89,977	50,000
Property, plant and equipment	8	10,261,910	7,902,448
Intangible assets	9	2,582,495	2,582,495
TOTAL NON-CURRENT ASSETS		12,934,382	10,534,943
TOTAL ASSETS		23,254,233	17,102,487

LIABILITIES
CURRENT LIABILITIES
Trade and other payables	11	6,473,495	2,582,289
Borrowings	12	396,881	6,790,052
Contract liabilities		—	1,352,084
Related party loans		4,585,751	3,237,711
Employee benefits	13	103,734	69,275
TOTAL CURRENT LIABILITIES		10,211,821	10,793,700
NON-CURRENT LIABILITIES
Borrowings	12	2,078,570	78,570
Related party loans	13	2,982,499	50,000
TOTAL NON-CURRENT LIABILITIES		5,061,069	128,750
TOTAL LIABILITIES		15,272,890	10,922,270
NET ASSETS		7,981,343	6,180,217

EQUITY
Issued capital	14	2,582,487	2,582,487
Retained earnings		4,051,390	2,652,310
Total equity attributable to equity holders of the Company		6,633,877	5,234,797
Non-controlling interest		1,347,466	945,420
TOTAL EQUITY		7,981,343	6,180,217

The accompanying notes form part of these financial statements.

F-4

Australian Oilseeds Investments Pty Ltd

Consolidated Statement of Changes in Equity

For the Years Ended 30 June 2023 and 30 June 2022

2023	Ordinary Shares	Retained Earnings	Non-controlling Interests	Total
	$	$	$	$
Balance at 1 July 2022	2,582,487	2,652,310	945,420	6,180,217
Profit attributable to members of the parent entity	—	1,399,08	402,046	1,801,126
Balance at 30 June 2023	2,582,487	4,051,390	1,347,466	7,981,343

2022	Ordinary Shares	Retained Earnings	Non-controlling Interests	Total
	$	$	$	$
Balance at 1 July 2021	2,582,487	815,933	560,537	3,958,957
Profit attributable to members of the parent entity	—	1,836,377	384,883	2,221,260
Transactions with owners in their capacity as owners	—	—	—	—
De-recognition of non-controlling interests	—	—	—	(344,247)
Balance at 30 June 2022	2,582,487	2,652,310	945,420	6,180,217

The accompanying notes form part of these financial statements.

F-5

Australian Oilseeds Investments Pty Ltd

Consolidated Statement of Cash Flows

For the Years Ended 30 June 2023 and 30 June 2022

	Note	2023	2022
		$	$
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers		28,063,458	22,176,677
Payments to suppliers and employees		(26,711,708)	(21,245,908)
Income tax paid		(109,878)	—
Interest paid		(552,076)	(361,543)
Net cash provided by/(used in) operating activities	19	689,796	569,226

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment		(2,820,536)	(345,777)
Net cash provided by/(used in) investing activities		(2,820,536)	(345,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		2,602,964	533,643
Repayment of borrowings		(825,924)	(600,000)
Net cash provided by/(used in) financing activities		1,777,040	(66,357)
Net increase/(decrease) in cash and cash equivalents held		(353,700)	157,092
Cash and cash equivalents at beginning of year		474,973	317,881
Cash and cash equivalents at end of financial year	5	121,273	474,973

The accompanying notes form part of these financial statements.

F-6

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

1 Basis of Preparation

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out in note 2. The policies have been consistently applied to all the years presented, unless otherwise stated.

The consolidated financial statements are presented in AUD, which is also the Group’s functional currency.

Amounts are rounded to the nearest dollar, unless otherwise stated.

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Group management to exercise judgment in applying the Group’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in note 3.

The financial statements are restated to include the parent entity Australian Oilseeds Investment Pty Ltd per the company group chart. The restatement notes include note 4, note 5, note 9, note 11, note12, note 14, note 18, note 19, note 22, note 23 and note 24.

2 Summary of Significant Accounting Policies

(a) Revenue and other income

Revenue from contracts with customers

The core principle of IFRS 15 is that revenue is recognised on a basis that reflects the transfer of promised goods or services to customers at an amount that reflects the consideration the Group expects to receive in exchange for those goods or services. Revenue is recognised by applying a five-step model as follows:

1. Identify the contract with the customer

2. Identify the performance obligations

3. Determine the transaction price

4. Allocate the transaction price to the performance obligations

5. Recognise revenue as and when control of the performance obligations is transferred

Generally, the timing of the payment for sale of goods and rendering of services corresponds closely to the timing of satisfaction of the performance obligations, however where there is a difference, it will result in the recognition of a receivable, contract asset or contract liability.

None of the revenue streams of the Group have any significant financing terms as there is less than 12 months between receipt of funds and satisfaction of performance obligations.

F-7

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

2 Summary of Significant Accounting Policies (cont.)

Specific revenue streams

The revenue recognition policies for the principal revenue streams of the Group are:

Wholesale revenue

Revenue from sales made to wholesale customers is recognised when control of the goods has transferred, being the point in time when 1) the goods have been shipped to the wholesaler and 2) the wholesaler has full discretion over the subsequent distribution of the goods and the price at which the goods are sold. Based on the terms of the contract, at the time the goods are shipped, the wholesaler is deemed to have accepted the products and therefore assumes any related inventory risk (e.g., obsolescence or other loss).

On delivery of the goods to the wholesaler (i.e., when they are shipped), the Company recognises a receivable as this represents the point in time at which the Company’s right to consideration becomes unconditional, as only the passage of time is required before payment is due.

With regard to related party sales, revenue is not recognized by AOI when purchased by Energreen. AOI’s accounting policy with regards to these resales is to only recognize the sales when Energreen Nutrition resells the product to a third party.

(b) Income Tax

The tax expense recognised in the consolidated statement of profit or loss and other comprehensive income comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the year and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

(c) Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset.

All other borrowing costs are recognised as an expense in the period in which they are incurred.

(d) Inventories

Inventories are measured at the lower of cost and net realisable value. Cost of inventory is determined using the weighted average costs basis and is net of any rebates and discounts received. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

(e) Property, plant and equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment.

Land and buildings

Land and buildings are measured using the cost model.

Plant and equipment

Plant and equipment are measured using the cost model.

F-8

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

2 Summary of Significant Accounting Policies (cont.)

Depreciation

Property, plant and equipment, excluding freehold land, is depreciated on a straight-line basis over the assets useful life to the Group, commencing when the asset is ready for use.

The depreciation rates used for each class of depreciable asset are shown below:

Fixed asset class	Depreciation rate
Buildings	3%
Plant and Equipment	3% to 33%
Motor Vehicles	17% to 25%
Office Equipment	3% to 50%

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

(f) Financial instruments

Financial instruments are recognised initially on the date that the Group becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Financial assets

All recognised financial assets are subsequently measured in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification

On initial recognition, the Group classifies its financial assets into the following categories, those measured at:

●	amortised cost

●	fair value through profit or loss — FVTPL

●	fair value through other comprehensive income — equity instrument (FVOCI — equity)

●	fair value through other comprehensive income — debt investments (FVOCI — debt)

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets.

Amortised cost

Assets measured at amortised cost are financial assets where:

●	the business model is to hold assets to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows are solely payments of principal and interest on the principal amount outstanding.

F-9

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

2 Summary of Significant Accounting Policies (cont.)

The Group’s financial assets measured at amortised cost comprise trade and other receivables and cash and cash equivalents in the consolidated statement of financial position.

Subsequent to initial recognition, these assets are carried at amortised cost using the effective interest rate method less provision for impairment.

Interest income, foreign exchange gains or losses and impairment are recognised in profit or loss. Gain or loss on derecognition is recognised in profit or loss.

Financial assets through profit or loss

All financial assets not classified as measured at amortised cost or fair value through other comprehensive income as described above are measured at FVTPL.

Net gains or losses, including any interest or dividend income are recognised in profit or loss.

Concentration of Key Customers

A substantial portion of the Group’s products are sold to its top five customers. In fiscal 2023, 59.4% of total sales by the Group were to its top five customers. The Group’s top three customers accounted for 46.0% of total sales in fiscal 2023. The Group’s top five customers (and top three) in fiscal year 2023, along with the total sales from each customer, are summarized in the following table:

Customer	Total Sales in Fiscal 2023	Outstanding Balance as of 30 June 2023
100% Bottling Company Pty Ltd.	5,484,307	1,446,763
Hygain NSW (Proprietary) Ltd.	4,504,121	453,344
Good Earth Oils Pty Ltd.	3,380,714	1,226,945
Pryde’s EasiFeed Pty Ltd.	2,179,696	155,412
Energreen Nutrition Australia Pty Ltd.	1,693,451	—

If the sales performance of any of the Group’s key customers declines or if they terminate their cooperation with us or start to cooperate with any of the Group’s competitors, or if there is any modification as to the sales and purchase terms entered into with any of our key customers, our business, financial condition and revenue would be seriously impacted.

Impairment of financial assets

Impairment of financial assets is recognised on an expected credit loss (ECL) basis for the following assets:

●	financial assets measured at amortised cost

●	debt investments measured at FVOCI

When determining whether the credit risk of a financial assets has increased significant since initial recognition and when estimating ECL, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis based on the Group’s historical experience and informed credit assessment and including forward looking information.

The Group uses the presumption that an asset which is more than 30 days past due has seen a significant increase in credit risk.

The Group uses the presumption that a financial asset is in default when:

●	the other party is unlikely to pay its credit obligations to the Group in full, without recourse to the Group to actions such as realising security (if any is held); or

●	the financial assets is more than 90 days past due.

F-10

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

2 Summary of Significant Accounting Policies (cont.)

Credit losses are measured as the present value of the difference between the cash flows due to the Group in accordance with the contract and the cash flows expected to be received. This is applied using a probability weighted approach.

Trade receivables and contract assets

Impairment of trade receivables and contract assets have been determined using the simplified approach in IFRS 9 which uses an estimation of lifetime expected credit losses. The Group has determined the probability of non-payment of the receivable and contract asset and multiplied this by the amount of the expected loss arising from default.

The amount of the impairment is recorded in a separate allowance account with the loss being recognised in finance expense. Once the receivable is determined to be uncollectable then the gross carrying amount is written off against the associated allowance.

Where the Group renegotiates the terms of trade receivables due from certain customers, the new expected cash flows are discounted at the original effective interest rate and any resulting difference to the carrying value is recognised in profit or loss.

Other financial assets measured at amortised cost

Impairment of other financial assets measured at amortised cost are determined using the expected credit loss model in IFRS 9. On initial recognition of the asset, an estimate of the expected credit losses for the next 12 months is recognised. Where the asset has experienced significant increase in credit risk then the lifetime losses are estimated and recognised.

Financial liabilities

The Group measures all financial liabilities initially at fair value less transaction costs, subsequently financial liabilities are measured at amortised cost using the effective interest rate method.

The financial liabilities of the Group comprise trade payables, bank and other loans and lease liabilities.

(g) Impairment of non-financial assets

At the end of each reporting period the Group determines whether there is evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless for goodwill, indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss, except for goodwill.

(h) Intangible assets

Goodwill

Goodwill is carried at cost less accumulated impairment losses.

F-11

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

2 Summary of Significant Accounting Policies (cont.)

The value of goodwill recognised on acquisition of each subsidiary in which the Group holds less than a 100% interest will depend on the method adopted in measuring the aforementioned non-controlling interest. The Group can elect to measure the non-controlling interest in the acquiree either at fair value (‘full goodwill method’) or at the non-controlling interest’s proportionate share of the subsidiary’s identifiable net assets (‘proportionate interest method’). The Group determines which method to adopt for each acquisition.

Under the ‘full goodwill method’, the fair values of the non-controlling interests are determined using valuation techniques which make the maximum use of market information where available.

Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill on acquisition of associates is included in investments in associates.

Goodwill is not amortised but is tested for impairment annually and is allocated to the Group’s cash generating units or groups of cash generating units, which represent the lowest level at which goodwill is monitored but where such level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

(i) Cash and cash equivalents

Cash and cash equivalents comprises cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

(j) Employee benefits

Provision is made for the Group’s liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled.

Employee benefits expected to be settled more than one year after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cashflows are discounted using market yields on high quality corporate bond rates incorporating bonds rated AAA or AA by credit agencies, with terms to maturity that match the expected timing of cashflows. Changes in the measurement of the liability are recognised in profit or loss.

(k) Provisions

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

Provisions are measured at the present value of management’s best estimate of the outflow required to settle the obligation at the end of the reporting period. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the unwinding of the discount is taken to finance costs in the consolidated statement of profit or loss and other comprehensive income.

3 Critical Accounting Estimates and Judgments

The directors make estimates and judgements during the preparation of these consolidated financial statements regarding assumptions about current and future events affecting transactions and balances.

These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates.

F-12

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

3 Critical Accounting Estimates and Judgments (cont.)

The significant estimates and judgements made have been described below.

Key estimates — provisions

As described in the accounting policies, provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period. These estimates are made taking into account a range of possible outcomes and will vary as further information is obtained.

Key estimates — receivables

The receivables at reporting date have been reviewed to determine whether there is any objective evidence that any of the receivables are impaired. An impairment provision is included for any receivable where the entire balance is not considered collectible. The impairment provision is based on the best information at the reporting date.

Key estimates — inventory

Each item on inventory is reviewed on an annual basis to determine whether it is being carried at higher than its net realisable value. During the year, management have valued inventory based on best estimate of the net realisable value, although until the time that inventory is sold this is an estimate.

4 Income Tax Expense

(a) Reconciliation of income tax to accounting profit:

	2023	2022
	$	$
Profit	1,801,126	2,221,260
Tax	25.00%	25.00%
	477,751	555,315
Less:
Tax offset of Research & Development incentive	104,999	—
Recoupment of prior year tax losses not previously brought to account	262,874	555,315
Income tax expense	109,878	—

5 Cash and Cash Equivalents

	2023	2022
	$	$
Cash at bank and in hand	121,273	473,499
Other cash and cash equivalents	—	1,474
	121,273	474,973

6 Trade and Other Receivables

	2023	2022
	$	$
CURRENT
Trade receivables	4,579,879	3,357,076
Tax receivable	—	164,220
Other receivables	—	64,400
Total current trade and other receivables	4,579,879	3,585,696

F-13

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

6 Trade and Other Receivables (cont.)

The carrying value of trade receivables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable in the financial statements.

7 Inventories

	2023	2022
	$	$
CURRENT
Raw materials and consumables	515,266	961,223
Finished Goods	599,558	131,004
Consumables	28,209	41,159
Total current trade and other receivables	1,143,033	1,133,386

Write downs of inventories to net realisable value during the year were $ NIL (2022: $ NIL).

8 Property, plant and equipment

	2023	2022
	$	$
LAND AND BUILDINGS
Freehold land
At cost	312,377	312,377
Total Land	312,377	312,377
Buildings
At cost	5,490,655	5,805,005
Accumulated depreciation	(1,017,872)	(961,880)
Total buildings	4,472,783	4,843,125
Total land and buildings	4,785,160	5,155,502
PLANT AND EQUIPMENT
Plant and equipment
At cost	8,436,521	5,705,047
Accumulated depreciation	(2,974,190)	(2,985,903)
Total plant and equipment	5,462,331	2,719,144
Motor vehicles
At cost	45,845	106,668
Accumulated depreciation	(45,845)	(98,237)
Total motor vehicles	—	8,431
Office equipment
At cost	52,211	180,772
Accumulated depreciation	(37,793)	(161,401)
Total office equipment	14,419	19,371
Total plant and equipment	5,476,750	2,746,946
Total property, plant and equipment	10,261,910	7,902,448

F-14

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

8 Property, plant and equipment (cont.)

(a) Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial year:

	Land	Buildings	Plant and Equipment	Motor Vehicles	Office Equipment	Total
	$	$	$	$	$	$
Year ended 30 June 2023
Balance at the beginning of the year	312,377	4,992,434	2,719,144	8,431	19,371	7,902,448
Additions	—	—	2,813,967	—	6,569	2,820,536
Reclassification	—	(233,076)	228,086	5,359	(369)	—
Depreciation expense	—	(137,266)	(298,866)	(13,790)	(11,152)	(461,074)
Balance at the end of the year	312,377	4,472,783	5,462,331	—	14,419	10,261,910

	Land	Buildings	Plant and Equipment	Motor Vehicles	Office Equipment	Total
	$	$	$	$	$	$
Year ended 30 June 2022
Balance at the beginning of the year	312,377	4,992,434	2,608,322	13,282	21,729	7,948,144
Additions	—	—	340,905	—	4,871	345,776
Depreciation expense	—	(149,309)	(230,083)	(4,851)	(7,229)	(391,472)
Assets classified as held for sale and other disposals	—	4,843,125	2,719,144	8,431	19,371	7,902,448
Balance at the end of the year	312,377	4,992,434	2,608,322	13,282	21,729	7,948,144

9 Intangible Assets

	2023	2022
	$	$
Goodwill (Cost model)	2,582,495	2,582,495
Total Intangible assets	2,582,495	2,582,495

10 Other non-financial assets

	2023	2022
	$	$
CURRENT
Prepayments	4,251,451	1,373,489

Prepayment of seed purchase is the upfront payment for purchasing canola seed for the next six months, it accounts for 6,000 tonnage of canola seed hold by the third-party suppliers and will be transferred to the Company less than six months period.

F-15

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

11 Trade and Other Payables

	Note	2023	2022
		$	$
CURRENT
Trade payables		6,372,400	2,374,828
Sundry payables and accrued expenses		100,925	132,292
Other payables		170	75,169
		6,473,495	2,582,289

Trade and other payables are unsecured, non-interest bearing and are normally settled within 30 days. The carrying value of trade and other payables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

12 Borrowings

	2023	2022
	$	$
CURRENT
Unsecured loans	—	29,301
Secured bank loans	4,585,751	2,175,000

Commonwealth Bank of Australia, as sole lender, has a total of $2 million secured by first mortgages over the group’s freehold land and buildings. Lease liabilities are secured by the related leased assets.

The financial assets pledged as collateral represent a floating charge and cannot be disposed of without consent of the financier.

13 Related Party Loans

Related party loan of $3.6 million is owed to JSKS Enterprises Pty Ltd., which is the trustee of Gary Seaton Family Trust, and interest rate charge is 6% per annum. It includes the interest payable of $776,080 to be repaid within 12 months after the year end, and the remaining principle shall be repaid more than 12 months after the year end.

Related party loan of $1.95 million is owed to Energreen Nutrition Australia Pty Ltd., which is controlled by Gary Seaton, and interest rate charge is 6% per annum and expected to be repaid in full within 12 months after the year end.

The remaining of $260,000 related party loan relates to interest free loan owed to CQ Oilseeds Pty Ltd. and $200,000 related party loan relates to interest free loan owed to Good Earth Oils Pty Ltd. and $53,000 interest free loan owed to Gary Seaton and expected to be repaid within 6 months after the year end.

14 Issued Capital

	2023	2022
	$	$
2,038,012 (2022: 2,038,012) Ordinary shares	2,582,487	2,582,487

(a) Ordinary shares

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

F-16

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

14 Issued Capital (cont.)

On July 22, 2019, the Company engaged in a share buyback transaction in which it repurchased $2,582,482 worth of its ordinary shares from Betar Investments Pty Ltd. The consideration for this transaction was $1,122,180, which was fully offset by a deed of share transfer involving PYRENEES Hay Processors Company Pty Ltd (which transferred 1,000,000 ordinary shares worth $1,057,750) and Premier Feed & Fibre Pty Ltd (which transferred 8,677 ordinary shares worth $65,000) to Betar Investments Pty Ltd.

As part of the supplementary agreement to the deed of share transfer, Betar Investments Pty Ltd also provided a loan of $1,293,616 to Cowcumbla Investment with an interest rate of 6% per annum. This loan was secured by registering a second mortgage over Lot 12 in Deposited Plan 1075678, which is land owned by Cowcumbla Investments.

On July 22, the Company acquired a controlling interest of 70.9% in Cowcumbla Investment, resulting in the recognition of $2,582,495 in goodwill against the net asset value of Cowcumbla Investment, which was valued at $1,890,162 for the entire share interest (100%).

On 18 February 2021, the Company purchased 239,823 shares from the minority interest shareholders by $1.40 per share to obtain 1,684,881 ordinary shares of the Company, which account for 82.7% interest.

The Company does not have authorised capital or par value in respect of its shares.

15 Key management personnel compensation

Key management personnel remuneration included within employee expenses for the year is shown below:

	2023	2022
	$	$
Short-term employee benefits	134,407	134,407
Post-employment benefits	13,441	13,441
	147,848	147,848

16 Interests in Associates

Set out below are the associates and joint ventures of the group as at 30 June 2022 which, in the opinion of the directors, are material to the group. The entities listed below have share capital consisting solely of ordinary shares, which are held directly by the group. The country of incorporation or registration is also their principal place of business, and the proportion of ownership interest is the same as the proportion of voting rights held.

	Principal place of business/Country of Incorporation	Percentage Owned (%)* 2023	Percentage Owned (%)* 2022
Name of entity:
Good Earth Oils Pty Ltd	Australia	50	50

Good Earth Oils Pty Ltd.,

Good Earth Oils Pty Ltd is a Sales & Marketing company who promote editable oils to Australian local market through local supermarket retail chains. Its product range branding canola oils and vegetable oils under its unique branding “Cold Pressed No GMO” mostly sourced from the company group.

17 Contingencies

In the opinion of the Directors, the Company did not have any contingencies at 30 June 2023 (30 June 2022: nil).

F-17

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

18 Related Parties

(a) The Group’s main related parties are as follows:

Key management personnel — refer to Note 15.

Associates — refer to Note 16.

Other related parties include close family members of key management personnel and entities that are controlled or significantly influenced by those key management personnel or their close family members.

(b) Transactions with related parties

Transactions between related parties are on normal commercial terms and conditions no more favourable than those available to other parties unless otherwise stated.

The following transactions occurred with related parties:

	Purchases	Sales
	$	$
Related parties
Energreen Nutrition Australia Pty Ltd.	13,942,332	1,693,451
Good Earths Oils	—	3,390,714

(c) Loans to/from related parties

	Balance	Interest paid/payable
	$	$
Loans from KMP
2023	53,000	—
2022	1,253,504	—
Loans from related parties
2023	5,162,891	1,004,319
2022	2,885,690	731,557

(d) Superannuation contributions

	2023	2022
	$	$
Contributions to superannuation funds on behalf of employees	184,877	158,281

19 Cash Flow Information

(a) Reconciliation of cash

Cash at the end of the financial year as shown in the consolidated statement of cash flows is reconciled to items in the consolidated statement of financial position as follows:

	2023	2022
	$	$
Cash and cash equivalents	121,273	474,973

F-18

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

19 Cash Flow Information (cont.)

(b) Reconciliation of result for the year to cashflows from operating activities

Reconciliation of net income to net cash provided by operating activities:

Profit for the year	1,801,126	2,221,260
Cash flows excluded from profit attributable to operating activities	(39,977)	(10,797)
Non-cash flows in profit:
– depreciation	461,074	391,473
Changes in assets and liabilities:
– (increase)/decrease in trade and other receivables	(994,183)	(2,837,918)
– (increase)/decrease in other assets	(2,877,962)	(572,907)
– (increase)/decrease in inventories	(1,585,946)	906,376
– increase/(decrease) in trade and other payables	3,891,206	441,856
– increase/(decrease) in provisions	34,459	29,883
Cash flows from operations	689,796	569,226

20 Net Tangible Assets

Net tangible assets per ordinary share have been determined using the net assets on the consolidated statement of financial position adjusted for non-controlling interests, intangible assets and goodwill.

21 Events Occurring After the Reporting Date

The consolidated financial report was authorised for issue on by the board of directors.

No matters or circumstances have arisen since the end of the financial year which significantly affected or could significantly affect the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

22 Parent entity

The group is controlled by the following entities:

	Principal place of business/Country of Incorporation	Percentage Owned (%)* 2023	Percentage Owned (%)* 2022
Parent entities:
JSKS (Trustee as Gary Seaton Family Trust) (ultimate parent entity and controlling party)	Australia	75	75

* The percentage of ownership interest held is equivalent to the percentage voting rights for all subsidiaries.

The following information has been extracted from the books and records of the parent, Australian Oilseeds Investments Pty Ltd. and has been prepared in accordance with Accounting Standards.

The financial information for the parent entity, Australian Oilseeds Investments Pty Ltd. has been prepared on the same basis as the consolidated financial statements except as disclosed below.

Investments in subsidiaries, associates and joint ventures

Investments in subsidiaries, associates and joint venture entities are accounted for at cost in the consolidated financial statements of the parent entity. Dividends received from associates are recognised in the parent entity profit or loss, rather than being deducted from the carrying amount of these investments.

F-19

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

22 Parent entity (cont.)

Tax consolidation legislation

Australian Oilseeds Investments Pty Ltd. and its wholly-owned Australian subsidiaries have formed an income tax consolidated group.

Each entity in the tax consolidated group accounts for their own current and deferred tax amounts. These tax amounts are measured using the ‘stand-alone taxpayer’ approach to allocation.

Current tax liabilities (assets) and deferred tax assets arising from unused tax losses and tax credits in the subsidiaries are utilised in subsidiaries individual level.

	2023	2022
	$	$
Statement of Financial Position
Assets
Current assets	39,717	376,933
Non-current assets	7,519,761	5,977,099
Total Assets	7,559,478	6,354,032
Liabilities
Current liabilities	2,864,785	3,671,337
Total Liabilities	2,853,929	3,671,337
Equity
Issued capital	2,582,487	2,582,487
Retained earnings	(741,723)	(182,558)
Total Equity	1,840,764	2,399,929
Statement of Profit or Loss and Other Comprehensive Income
Total profit or loss for the year	(559,165)	(65,022)
Total comprehensive income	(559,165)	(65,022)

23 Finance Costs

	2023	2022
	$	$
Interest expense
Interest paid	552,076	361,904
Total finance expenses	552,076	361,904

Capitalised borrowing costs
Interest and finance charges paid/payable for lease liabilities and financial liabilities not at fair value through profit or loss	—	4,916
	—	4,916

F-20

Australian Oilseeds Investments Pty Ltd

Notes to the Financial Statements

For the Years Ended 30 June 2023 and 30 June 2022

24 Earnings per share

(a) Basic earnings per share

	2023	2022
	$	$
From continuing operations attributable to the ordinary equity holders of the company	0.70	0.86
From discontinued operation	—	—
Total basic earnings per share attributable to the ordinary equity holders of the company	0.70	0.86

(b) Diluted earnings per share

	2023	2022
	$	$
From continuing operations attributable to the ordinary equity holders of the company	0.70	0.86
From discontinued operations	—	—
Total diluted earnings per share attributable to the ordinary equity holders of the company	0.70	0.86

(c) Weighted average number of shares used as the denominator

	2023	2022
Weighted average number of ordinary shares used as the denominator in calculating basic earnings per share	2,582,487	2,582,487
Adjustments for calculation of diluted earnings per share:	—	—
Amounts uncalled on partly paid shares and calls in arrears	—	—
Options	—	—
Deferred shares	—	—
Convertible notes	—	—
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	2,582,487	2,582,487

25 Statutory Information

The registered office and principal place of business of the company is:

Australian Oilseeds Investments Pty Ltd

Unit 2

100 Park Road

SLACKS CREEK QLD 4127

F-21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

The Amended PubCo Charter provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our Company or our affairs in any court whether in the Cayman Islands or elsewhere.

No such existing or former directors (including alternate directors), secretaries or officers, however, shall be indemnified in respect of any matter arising out of his or her own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, we have issued the following securities.

In March 2022, AOI signed a share sales and purchase agreement with KGV Global FZE and sold 645,622 of Class A shares with total consideration of AUD$3,187,450 (AUD$4.94 per share). In April 2022 KGV Global FZE, sold 83,673 of Class A shares to Plus Wealth AG for a consideration of AUD 436.773 (AUD 5.22 per share).

AOI’s share ownership structure thereafter was as set forth here:

●	JSKS	1,936,865 Class A shares of the Company (75.0%)
●	KGV Global FZE	561,949 Class A shares of the Company (21.76%)
●	Plus Wealth AG	83,673 Class A shares of the Company (3.24%)

In spring 2022, AOI borrowed funds from Energreen Nutrition Australia Pty Ltd. (“Energreen”), which is controlled by Gary Seaton (owner of 92% of Energreen), with the payable balance of AUD$2,806,069 in relation to the down payment of equipment purchase for Cootamundra plant expansion and plant expansion costs and costs associated with the Business Combination, which bears interest at 4% per annum.

In September 2022, AOI also owed Energreen with the payable balance of AUD$123,077 of the transaction cost in relation to the de-SPAC consulting service cost including PCAOB audit, legal counsel, and listing consultancy fee.

On November 8, 2023, JSKS Enterprises sold 60,000 Class A shares of the Company to Karishma Investments Pte Ltd for the price of USD46.35 per share.

On November 8, 2023, KGV Global sold 60,000 Class A shares of the Company to Shum Chame Enterprises Pte Ltd. for the price of USD46.35 per share.

On November 10, 2023, AOI redeemed Plus Wealth’s 64,923 Class A shares of the Company. On the same date, AOI sold the 64,923 Class A shares of the Company to Amit Nayyar for the price of USD51,49 per share.

On November 10, 2023, AOI redeemed Plus Wealth’s remaining 18,750 Class A shares of the Company. On the same date, AOI sold the 18,750 Class A shares of the Company to Sonia Vig for the price of USD51.49 per share.

On November 10, 2023, KGV Global sold 35,000 Class A shares of the Company to Sonia Vig on the price of USD51.49 per share.

AOI’s share ownership structure before the closing of the Business Combination was:

●	JSKS	1,816,865 Class A shares of the Company (70.35%)
●	KGV Global FZE	526,949 Class A shares of the Company (20.42%)
●	Amit Nayyar	64,923 Class A shares of the Company (2.51%)
●	Sonia Vig	53,750 Class A shares of the Company (2.08%)
●	Karishma Investments Pte Ltd.	60,000 Class A shares of the Company (2.32%)
●	Shum Chame Enterprises Pte Ltd.	60,000 Class A shares of the Company (2.32%)

We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering.

II-1

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of December 5, 2022, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party thereto, AOI Merger Sub, upon execution of a joinder to become party thereto, Australian Oilseeds Investments Pty Ltd., Gary Seaton, in the capacity thereunder as the Seller Representative, and the shareholders of AOI named as Sellers therein (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on December 9, 2022).
2.2	Amendment No. 1 to Business Combination Agreement, dated as of March 31, 2023, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited and AOI Merger Sub (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on April 6, 2023).
2.3	Amendment No. 2 to Business Combination Agreement, dated as of March 31, 2023, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited and AOI Merger Sub (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
3.1	Amended and Restated Memorandum and Articles of Association of Australian Oilseeds Holdings Limited dated March 21, 2024 (incorporated by reference to Annex B to the proxy statement/prospectus to Amendment No. 3 the Registration Statement on Form F-4 (File. No. 333-274552) of Australian Oilseeds Holdings Limited, filed with the SEC on January 30, 2024).
3.2	Specimen Ordinary Share Certificate of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 2.3 to Form 20-F filed with the SEC on March 27, 2024).
3.3	Specimen Warrant Certificate of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 2.4 to Form 20-F filed with the SEC on March 27, 2024).
4.1	Form of Lock-Up Agreement, dated as of December 5, 2022 (incorporated by reference to Exhibit 4.2 to Form 20-F filed with the SEC on March 27, 2024).
4.2	Registration Rights Agreement, dated as of November 9, 2020, by and between EDOC and certain securityholders (incorporated by reference to Exhibit 10.6 of EDOC’s Form 8-K filed with the SEC on November 13, 2020).
4.3	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.2 of EDOC’s Form 8-K filed with the SEC on December 9, 2022).
4.4	Escrow Agreement between Australian Oilseeds Holdings Limited, American Physicians LLC, Gary Seaton and Continental Stock Transfer & Trust Company dated March 8, 2024 (incorporated by reference to Exhibit 4.12 of EDOC’s Form 8-K filed with the SEC on December 9, 2022).
4.5	Securities Purchase Agreement dated August 23, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (incorporated by reference to Exhibit 10.1 of EDOC’s Form 8-K filed with the SEC on August 24, 2023).
4.6	Amendment No. 1 to Securities Purchase Agreement dated October 31, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP. (incorporated by reference to Exhibit 10.1 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
4.7	Amendment No. 2 to Securities Purchase Agreement dated December 4, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP. (incorporated by reference to Exhibit 10.2 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
4.8	Purchase Agreement dated as of March 5, 2024 by and between Arena Business Solutions Global SPC II, LTD on behalf of and for the account of Segregated Portfolio #6 – SPC #6 and Australian Oilseeds Holdings Limited
4.9	Deed of Guarantee and Indemnity for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd, Cootamundra Oilseeds Pty Ltd, Cowcumbla Investments Pty Ltd, CQ Oilseeds Pty Ltd, and Good Earth Oils Pty Ltd dated March 22, 2024 (incorporated by reference to Exhibit 4.17 to Form 20-F filed with the SEC on March 27, 2024).
4.10	Intercompany Loan Agreement between Australian Oilseeds Investments Pty Ltd and Cowcumbla Investments Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.18 to Form 20-F filed with the SEC on March 27, 2024).
4.11	General Security Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd, Cootamundra Oilseeds Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.19 to Form 20-F filed with the SEC on March 27, 2024).
4.12	Mortgage Term Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd. (incorporated by reference to Exhibit 4.20 to Form 20-F filed with the SEC on March 27, 2024
4.13	Payment Directions Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd, and Cootamundra Oilseeds Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.21 to Form 20-F filed with the SEC on March 27, 2024).
4.14	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and Energreen Nutrition Australia Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.22 to Form 20-F filed with the SEC on March 27, 2024).
4.15	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and JSKS Enterprises Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.23 to Form 20-F filed with the SEC on March 27, 2024).
4.16	Guarantee and Indemnity for the benefit of Arena Investors LP by Gary Seaton dated March 22, 2024 (incorporated by reference to Exhibit 4.24 to Form 20-F filed with the SEC on March 27, 2024).
4.24	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and JSKS Enterprises Pty Ltd. dated March 22, 2024(incorporated by reference to Exhibit 4.25 to Form 20-F filed with the SEC on March 27, 2024).
14.1*	Code of Ethics and Business Conduct Policy
19.1*	Insider Trading Policy
21.1	Subsidiaries of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 8.1 to Form 20-F filed with the SEC on March 27, 2024).
23.1*	Consent of BF Borgers CPA, LLP
24.1	Power of Attorney (included on signature page)
107*	Calculation of Filing Fee Table

* Filed herewith.

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The agreements included as exhibits to this Registration Statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this Registration Statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Item 10. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of Ordinary Shares being registered by this Registration Statement, excluding the Commitment Fee, the underwriting discounts and commission. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholder, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount
SEC registration fee
Accounting Fees and expenses
Legal fees and expenses
Financial printing & miscellaneous expenses
Total	$

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 11. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, or the consequences of committing a crime. Pubco’s amended and restated memorandum and articles of association will provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Cayman Islands law, and EDOC’s amended and restated memorandum and articles of association provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Cayman Islands law.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Pubco has entered or will enter into indemnification agreements with directors, officers, and some employees. The indemnification agreements will require Pubco, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Australia, on April 29, 2024.

Australian Oilseeds Holdings Limited

By:	/s/ Gary Seaton
Name:	Gary Seaton
Title:	Director and CEO

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Masataka Matsumura as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Seaton	Chief Executive Officer and Director	April 29, 2024
Gary Seaton

/s/ Bob Wu	Chief Financial Officer	April 29, 2024
Bob Wu

/s/ Kapil Singh	Director	April 29, 2024
Kapil Singh

/s/ Menaka Athukorala	Director	April 29, 2024
Menaka Athukorala

/s/ Gowri Shankar	Director	April 29, 2024
Gowri Shankar

/s/ Kevin Chen	Director	April 29, 2024
Kevin Chen

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Australian Oilseeds Holdings Limited, has signed this Registration Statement on Form F-1 in San Francisco, California on April 29, 2024.

Authorized U.S. Representative

By:	/s/ Debbie A. Klis
Name:	Debbie A. Klis, Esq.
Title:	Partner
Company:	Rimon, P.C.

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